CREDIT AGREEMENT

			  Dated as of July 31, 1987

			 AMENDED AND RESTATED AS OF
			      November 5, 1987

		      FURTHER AMENDED AND RESTATED AS OF
			      February 17, 1993

		      FURTHER AMENDED AND RESTATED AS OF
			      December 16, 1994

				     among

			  THE SOUTHLAND CORPORATION,

		   THE FINANCIAL INSTITUTIONS PARTY HERETO


			      AS SENIOR LENDERS,

		   THE FINANCIAL INSTITUTIONS PARTY HERETO


			       AS ISSUING BANKS,

			 CITICORP NORTH AMERICA, INC.,
			    as Administrative Agent

				      AND

		 THE SAKURA BANK, LIMITED, NEW YORK BRANCH,
				  as Co-Agent




Section                                                           Page
-------                                                           ----

				  ARTICLE I

				 DEFINITIONS

1.01.  Certain Defined Terms                                         3
1.02.  References to this Agreement                                 28
1.03.  Computation Of Time Periods                                  28
1.04.  Accounting Terms                                             28
1.05.  Miscellaneous Terms                                          28
1.06.  Other Defined Terms                                          28
1.07.  Schedules and Exhibits                                       29


				   ARTICLE II

			   AMOUNTS AND TERMS OF LOANS

2.01.  The Senior Term Loans                                        29
2.02.  Revolving Credit Facility                                    31
2.03.  Use of Proceeds of Loans.                                    35
2.04.  Interest on the Loans                                        36
2.05.  Fees.                                                        40
2.06.  Prepayments                                                  41
2.07.  Payments                                                     42
2.08.  Special Provisions Governing Eurodollar Rate Loans           46
2.09.  Increased Capital                                            51
2.10.  Replacement of Senior Lender in Event of Adverse
	 Condition                                                  51

				   ARTICLE III

			THE LETTER OF CREDIT SUBFACILITY

3.01.  Obligation to Issue                                          52
3.02.  Types and Amounts                                            52
3.03.  Conditions                                                   53
3.04.  Issuance of Facility Letters of Credit                       53
3.05.  Reimbursement Obligations; Duties of Issuing Banks           54
3.06.  Participations                                               55
3.07.  Payment of Reimbursement Obligations                         58
3.08.  Compensation for Facility Letters of Credit                  58
3.09.  Issuing Bank Reporting Requirements                          59
3.10.  Indemnification; Exoneration                                 59
3.11.  Transitional Provisions                                      61
3.12.  Amount of Letter of Credit Subfacility                       61
3.13.  Obligations Several                                          63
				       -i-




<Captions>

Section                                                           Page
-------                                                           ----

				   ARTICLE IV

	       CONDITIONS TO LOANS AND FACILITY LETTERS OF CREDIT

4.01.  Conditions Precedent to Initial Loans and Facility
	 Letters of Credit                                          63
4.02.  Conditions Precedent to All Subsequent Revolving
	 Loans and Facility Letters of Credit                       66


				    ARTICLE V

			REPRESENTATIONS AND WARRANTIES
5.01.  Representations and Warranties                               67


				    ARTICLE VI

			       REPORTING COVENANTS

6.01.  Financial Statements                                         78
6.02.  Environmental Notices                                        82
6.03.  Other Reports                                                83


				   ARTICLE VII

			       AFFIRMATIVE COVENANTS

7.01.  Corporate Existence, etc.                                    83
7.02.  Compliance with Laws, etc.                                   84
7.03.  Payment of Taxes and Claims                                  84
7.04.  Maintenance of Properties; Insurance                         84
7.05.  Inspection of Property; Books and Records;
	 Discussions                                                85
7.06.  Future Liens on Personal Property                            85


				  ARTICLE VIII

			      NEGATIVE COVENANTS

8.01.  Indebtedness                                                 86
8.02.  Sales of Assets; Liens                                       89
8.03.  Investments                                                  91
8.04.  Accommodation Obligations.                                   92
8.05.  Restricted Junior Payments.                                  93
8.06.  Conduct of Business.                                         95
8.07.  Transactions with Shareholders and Affiliates.               95
8.08.  Restriction on Fundamental Changes.                          95

				      -ii-




<Captions>

Section                                                           Page
-------                                                           ----
8.09.  ERISA.                                                       96
8.10.  Commercial Paper Facility.                                   97
8.11.  Sales and Leasebacks.                                        97
8.12.  Subordinated Indebtedness.                                   97
8.13.  Amendment of Charter or By-laws.                             98
8.14.  Disposal of Subsidiary Stock.                                98
8.15.  Margin Regulations.                                          98
8.16.  Restrictions on Southland International, Inc.                98
8.17.  Interest Rate Contracts                                      98




				  ARTICLE IX

			      FINANCIAL COVENANTS

9.01.  Senior Indebtedness to EBITDA.                               99
9.02.  Minimum Interest Coverage Ratio                              99
9.03.  Minimum Fixed Charge Coverage Ratio                         100



				   ARTICLE X

			     REAL ESTATE COVENANTS

10.01.  Taxes.                                                     101
10.02.  Further Assurances.                                        101
10.03.  Condemnation.                                              102
10.04.  Future Liens on Real Property in Favor of the
	  Senior Lenders.                                          102
10.05.  Real Estate Procedures                                     102


				   ARTICLE XI

		     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.01.  Events of Default.                                         102
11.02.  Rights and Remedies.                                       107

				  ARTICLE XII

		     THE ADMINISTRATIVE AGENT; THE CO-AGENT
12.01.  Appointment.                                               109
12.02.  Nature of Duties.                                          109
12.03.  Rights, Exculpation, etc.                                  110
12.04.  Reliance.                                                  111
12.05.  Indemnification.                                           111
12.06.  The Administrative Agent Individually.                     112

				     -iii-



<Captions>

Section                                                           Page
-------                                                           ----
12.07.  Successor Administrative Agent; Resignation of
	  Agent.                                                   112
12.08.  Collateral Matters.                                        112
12.09.  The Co-Agent.                                              115


				 ARTICLE XIII

				 MISCELLANEOUS

13.01.  Concerning the Collateral and the Collateral
	  Documents.                                               116
13.02.  Assignments and Participations.                            116
13.03.  Expenses.                                                  118
13.04.  Indemnity.                                                 119
13.05.  Change in Accounting Principles.                           120
13.06.  Set-Off.                                                   120
13.07.  Ratable Sharing.                                           121
13.08.  Amendments and Waivers.                                    122
13.09.  Independence of Covenants.                                 123
13.10.  Notices.                                                   123
13.11.  Survival of Warranties and Agreements.                     124
13.12.  Failure or Indulgence Not Waiver; Remedies
	  Cumulative.                                              124
13.13.  Advice of Counsel.                                         124
13.14.  Marshalling; Payments Set Aside.                           124
13.15.  Severability.                                              124
13.16.  Headings.                                                  125
13.17.  Governing Law.                                             125
13.18.  Limitation of Liability.                                   125
13.19.  Successors and Assigns; Subsequent Holders of
	  Notes.                                                   125
13.20.  Consent to Jurisdiction and Service of Process;
	  Waiver of Jury Trial.                                    126
13.21.  Counterparts; Effectiveness; Inconsistencies.              126
13.22.  Foreign Bank Certifications.                               126
13.23.  Performance of Obligations.                                128
13.24.  Limitation on Agreements.                                  128
13.25.  Construction.                                              129
13.26.  Confidentiality.                                           129
13.27.  No Novation.                                               130




			      EXHIBITS

Exhibit 1        -     [Intentionally Omitted]
Exhibit 2        -     Form of Assignment and Acceptance
Exhibit 3        -     Terms of Commercial Paper
Exhibit 4        -     Form of Compliance Certificate
Exhibit 5        -     Provisions to be included in Eligible
			 Interest Rate Contracts
Exhibit 6-A      -     Notice of Borrowing (Senior Term Loans)
Exhibit 6-B      -     Notice of Borrowing (Revolving Loans)
Exhibit 7        -     Notice of Conversion/Continuation
Exhibit 8-A      -     Collateral Patent Agreement
Exhibit 8-B      -     Form of Amendment and Supplement to
			 Collateral Patent Agreement
Exhibit 9        -     Real Estate Procedures Memorandum
Exhibit 10-A     -     Security and Pledge Agreement
Exhibit 10-B     -     Form of Amendment and Supplement to Security
			 and Pledge Agreement
Exhibit 11-A     -     Third Party Pledge Agreement (Southland
			 International, Inc.)
Exhibit 11-B     -     Form of Amendment and Supplement to Third Party
			 Pledge Agreement (Southland International, Inc.)
Exhibit 12-A     -     Third Party Pledge Agreement (Southland Sales
			 Corporation)
Exhibit 12-B     -     Form of Amendment and Supplement to Third Party
			 Pledge Agreement (Southland Sales Corporation)
Exhibit 13-A     -     Collateral Trademark Agreement
Exhibit 13-B     -     Form of Amendment and Supplement to
			 Collateral Trademark Agreement
Exhibit 14       -     Form of Senior Term Note
Exhibit 15       -     Form of Revolving Credit Note
Exhibit 16-A     -     Notice of Reduction in Letter of Credit
			 Subfacility
Exhibit 16-B     -     [Intentionally Omitted]
Exhibit 17-A     -     Form of Opinion of Bryan F. Smith
Exhibit 17-B     -     Forms of Opinions of Shearman & Sterling
Exhibit 17-C     -     Form of Opinion of Johnson & Wortley
Exhibit 18       -     Form of Letter from Coopers & Lybrand
Exhibit 19       -     Form of Officers' No Default Certificate
Exhibit 20       -     Form of Southland Canada Subordination
			 Agreement
Exhibit 21       -     Form of Consent to Assignments and
			 Participations
Exhibit 22-A     -     Form of Certificate Relating to Section 1001
			 Exemption From United States Withholding Tax
Exhibit 22-B     -     Form of Certificate Relating to Section 1442
			 Exemption From United States Withholding Tax


			     SCHEDULES

Schedule 1.01-A         -       [Intentionally Omitted]
Schedule 1.01-B         -       Existing Indebtedness
Schedule 1.01-C         -       Existing Liens
Schedule 3.11           -       Existing Letters of Credit
Schedule 5.01(iii)      -       Subsidiaries; Ownership of Capital
Stock
Schedule 5.01(xi)       -       Pending Litigation
Schedule 5.01(xxii)     -       Environmental Matters
Schedule 5.01(xxv)      -       Conflicts

			     CREDIT AGREEMENT


	  CREDIT AGREEMENT dated as of July 31, 1987, amended and restated as of November 5, 1987, further amended and restated as of February 17, 1993 and further amended and restated as of December 16, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") among THE SOUTHLAND CORPORATION, a Texas corporation ("Southland" or the "Borrower") as successor in interest to JT ACQUISITION CORPORATION, a Texas corporation ("Acquisition"), the FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS "SENIOR LENDERS" OR "ISSUING BANKS" (each as defined below) and CITICORP NORTH AMERICA, INC. (formerly known as CITICORP INDUSTRIAL CREDIT, INC.) ("Citicorp"), in its separate capacity as Administrative Agent for the Senior Lenders and the Issuing Banks hereunder (in such capacity, together with any successor administrative agent appointed pursuant to SECTION 12.07, the "Administrative Agent") and THE SAKURA BANK, LIMITED, NEW YORK BRANCH, as Co-Agent (in such capacity, the "Co-Agent" and, together with the Administrative Agent, the "Agents").

			       WITNESSETH:

	  WHEREAS, Acquisition, the Administrative Agent, the Agents and the Senior Lenders and Issuing Banks party thereto entered into the Credit Agreement dated as of July 31, 1987 and amended and restated as of November 5, 1987 (the "Original Credit Agreement");

	  WHEREAS, Acquisition merged with and into Southland pursuant to an Agreement and Plan of Merger dated as of July 3, 1987, and Southland assumed all of the Obligations of Acquisition under the Original Credit Agreement pursuant to the Assumption Agreement dated as of December 15, 1987;

	  WHEREAS, the Original Credit Agreement has been amended by the First Amendment dated as of February 17, 1988, the Second Amendment dated as of March 8, 1988, the Third Amendment dated as of June 9, 1988, the Fourth Amendment dated as of August 1, 1988, the Fifth Amendment dated as of October 12, 1988, the Sixth Amendment dated as of October 12, 1988, the Seventh Amendment dated as of December 12, 1988, the Eighth Amendment dated as of December 12, 1988, the Ninth Amendment dated as of May 8, 1989, the Tenth Amendment dated as of December 13, 1989, the Eleventh Amendment dated as of January 26, 1990, the Twelfth Amendment dated as of May 21, 1990, the Thirteenth Amendment dated as of June 15, 1990, the Fourteenth Amendment dated as of July 16, 1990, the Sixteenth Amendment dated as of August 15, 1990, the



Seventeenth Amendment dated as of October 22, 1990, the Eighteenth Amendment dated as of February 15, 1991, the Nineteenth Amendment dated as of December 19, 1991, the Twentieth Amendment dated as of March 20, 1992, the Twenty-first Amendment dated as of September 3, 1992 and the Twenty-second Amendment dated as of October 28, 1992 (collectively, the "Original Amendments"; and the Original Credit Agreement, as amended by the Original Amendments, the "First Amended and Restated Credit Agreement");

	  WHEREAS, as of February 17, 1993, the First Amended and Restated Credit Agreement was amended and restated in its entirety to give effect to all of the Original Amendments thereto through and including the Twenty-second Amendment and to delete all provisions which were no longer operative (the First Amended and Restated Credit Agreement, as so amended and restated and, together with the First Amendment (as defined below), the "Second Amended and Restated Credit Agreement");

	  WHEREAS, pursuant to the First Amendment to Second Amended and Restated Credit Agreement dated as of July 30, 1993 (the "First Amendment"), Southland reborrowed a portion of the Senior Term Loans which had been repaid prior to the date thereof as "Readvanced Term Loans" from the "Readvancing Senior Lenders" (each as defined in the First Amendment);

	  WHEREAS, in connection with the First Amendment, the Readvancing Senior Lenders became parties to the Second Amended and Restated Credit Agreement and, together with the "Prior Loan Parties" (as defined in the First Amendment), beneficiaries of the Collateral Documents;

	  WHEREAS, Southland, the Senior Lenders and Issuing Banks which were party to the Second Amended and Restated Credit Agreement (respectively, the "Old Senior Lenders" and "Old Issuing Banks") and the Senior Lenders and Issuing Banks which are party to this Agreement (respectively, the "New Senior Lenders" and "New Issuing Banks") have entered into a Master Assignment and Assumption Agreement dated as of December 16, 1994 (the "Master Assignment Agreement"), pursuant to which, among other things, the Old Senior Lenders and Old Issuing Banks have assigned certain of their respective interests thereunder (or, in the case of certain Old Issuing Banks, made other arrangements acceptable to such Old Issuing Bank) to the New Senior Lenders and New Issuing Banks, and the New Senior Lenders and New Issuing Banks have assumed the obligations assigned by the Old Senior Lenders and Old Issuing Banks; upon consummation of the transactions contemplated by the Master Assignment Agreement, the New Senior Lenders and New Issuing Banks shall be the Senior Lenders and Issuing Banks, respectively, under the Second Amended and Restated Credit Agreement; and

	  WHEREAS, Southland, the Agents, the New Senior Lenders and the New Issuing Banks desire to amend and restate the Second Amended and Restated Credit Agreement in its entirety to give effect to the terms and provisions set forth in this Agreement, it being understood and agreed that (i) except as otherwise provided in the Master Assignment Agreement with respect to certain Letters of Credit and Past Default Interest, with respect to any date or time period occurring and ending prior to the Effective Date (as defined below), the rights and obligations of the parties thereto shall be governed by the provisions of the Second Amended and Restated Credit Agreement (including, without limitation, the Exhibits and Schedules thereto) which for such purposes, shall remain in full force and effect, (ii) except as otherwise provided in the Master Assignment Agreement with respect to certain Letters of Credit and Past Default Interest, with respect to any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the Exhibits and Schedules hereto) and (iii) it is the intent of Southland, the Agents, the New Senior Lenders and the New Issuing Banks that the New Senior Lenders, the New Issuing Banks and all other Holders of Secured Obligations are beneficiaries of the Collateral Documents and the Obligations owing to such Persons are secured thereby;


			      AGREEMENT

		NOW THEREFORE, in consideration of the foregoing premises (each of which is incorporated herein), the parties hereto agree as follows:


	ARTICLE I

			     DEFINITIONS

	  1.01. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable both to the singular and the plural forms of the terms defined):

	  "ACCOMMODATION OBLIGATION", as applied to any Person, shall mean any contractual obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

	 "ACQUISITION" shall have the meaning ascribed to it in the preamble hereto.

	 "ADMINISTRATIVE AGENT" shall have the meaning ascribed to it in the preamble hereto. In respect of the Collateral, the Administrative Agent shall also have the right to act on behalf of certain other Holders of Secured Obligations as set forth in this Agreement and the Collateral Documents.

	 "ADMINISTRATIVE AGENT'S FEES" shall have the meaning ascribed to it in Section 2.05(a).

		"AFFILIATE", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to vote five percent (5%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

	  "AGENT" shall have the meaning ascribed to it in the preamble hereto.

	  "AGREEMENT" shall have the meaning ascribed to it in the preamble hereto.

	  "ASSIGNMENT AND ACCEPTANCE" shall mean, with respect to any Senior Lender, an Assignment and Acceptance in substantially the form of Exhibit 2, executed by each party thereto with blanks appropriately completed.

	  "BANKRUPTCY CODE" shall mean Title 11 of the United
States Code (11 U.S.C. 101 et seq.), as amended from time to time, or any successor statute.

	  "BASE RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

	    (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

	    (ii) the sum (adjusted to the nearest one-quarter of one percent (1/4 of 1%) or, if there is no nearest one-quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of (a) one-half of one percent (1/2 of 1%) per annum plus (b) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 days) being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank; and

		(iii) the sum of (A) one-half of one percent (0.50%) per annum PLUS (B) the Federal Funds Rate in effect from time to time during such period.

		"BASE RATE LOANS" shall mean all Loans outstanding which bear interest at a rate determined by reference to the Base
Rate as provided in SECTION 2.04(a)(i).

	"BENEFIT PLAN" shall mean any employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

	"BORROWER" shall have the meaning ascribed to it in the preamble hereto.

	"BORROWING" shall mean, except as otherwise provided in SECTION 2.08(e)(ii), a borrowing consisting of Loans of the same type made on the same day by the Senior Lenders.

	"BUSINESS ACTIVITY REPORT" shall mean (A) a Notice of
Business Activities Report from the State of New Jersey Division of Taxation or (B) a Minnesota Business Activity Report from the
Minnesota Department of Revenue.

	"BUSINESS DAY" shall mean (i) for all purposes other than as covered by CLAUSE (ii) below, any day excluding Saturday, Sunday, and any day which is a legal holiday under the law of the State of New York or the State of Texas, or is a day on which banking institutions located in either such state are required or authorized by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in CLAUSE (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

	 "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Southland and its Subsidiaries) by Southland and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of Southland and its Subsidiaries.

	"CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.


	 "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one hundred eighty (180) days after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one hundred eighty (180) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent) and not listed in Credit Watch published by S&P;
(iii) commercial paper, other than commercial paper issued by Southland or any of its Affiliates, maturing no more than one hundred eighty (180) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or Prime-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within one hundred eighty (180) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or by any foreign bank which is a Senior Lender, and in any case having combined capital and surplus of not less than $250,000,000; (v) overnight investments in an aggregate amount not to exceed $50,000,000 at any one time in money-market funds in which such investments are made by any commercial bank which is an Affiliate of one of the fifty (50) largest bank holding companies in the United States in connection with deposit accounts maintained at such commercial bank; and (vi) investments by Southland Canada, Inc., not exceeding $30,000,000 in the aggregate at any one time, in Canadian Securities of the same type as the Securities described in CLAUSES (i) through (iv).

	 "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, 42 U.S.C.,
9601 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

	 "CHANGE OF CONTROL" shall mean the occurrence of either of the following:

	 (i) the Purchaser (or any of them) shall cease to be the direct or indirect owner, or shall cease to direct the voting and disposition, of (A) at least 50%, in the aggregate, of the outstanding shares of Common Stock and (B) Securities of Southland (or other Securities convertible into such Securities) representing at least 50%, in the aggregate, of the combined voting power of all Securities of Southland entitled to vote in the election of directors (other than Securities having such power only by reason of the happening of a contingency); or

	  (ii) the Purchaser (or any of them) shall cease to have the power, in the aggregate, to elect at least a majority of the directors on the Board of Directors of Southland, or at any time, the Purchaser shall not have voted in favor of the election of directors constituting at least a majority of the Board of Directors of Southland.

	 "CITIBANK" shall mean Citibank, N.A., a national banking association.

	 "CITICORP" shall have the meaning ascribed to it in the preamble hereto.

	 "CLOSING FEE" shall have the meaning ascribed to it in
SECTION 2.05(d).

	 "CO-AGENT" shall have the meaning ascribed to it in the preamble hereto.

	 "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired by Southland in or upon which a security interest, lien or mortgage is granted or a collateral assignment is made under the Collateral Documents.

	 "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Real Estate Collateral Documents, the Third Party Pledge Agreements and all security agreements, mortgages, deeds of trust, collateral assignments and other agreements or conveyances (and any amendments, supplements or modifications thereto) at any time delivered to the Administrative Agent to create or evidence Liens to secure the Obligations.

	 "COMMERCIAL LETTER OF CREDIT" shall mean any documentary Letter of Credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

	 "COMMERCIAL PAPER" shall mean (a) commercial paper issued by Southland (i) which is unsecured, (ii) which qualifies for the exemption from registration under Section 3(a)(3) of the Securities Act, (iii) direct payment of which is fully and unconditionally guaranteed by the Purchaser and (iv) which is otherwise issued and outstanding on substantially the terms set forth in EXHIBIT 3, together with such other or different terms, and governed by such documents, as are acceptable to the Administrative Agent and (b) unsecured Indebtedness for money borrowed (to be used as a backup line for the commercial paper described in CLAUSE (a) above) (i) which is subject to terms, conditions and documentation satisfactory in form and substance to the Requisite Senior Lenders, (ii) resulting from advances (if any) which are applied to repay the commercial paper described in CLAUSE (a) at the maturity thereof and (iii) direct payment of which is fully and unconditionally guaranteed by the Purchaser.

	 "COMMERCIAL PAPER FACILITY" shall mean, at any time, the aggregate maximum amount of Commercial Paper which is either then outstanding or may then be issued.

	 "COMMISSION" shall mean the Securities and Exchange
Commission or any Person succeeding to the functions thereof.

	 "COMMITMENT" shall mean, with respect to any Senior
Lender, such Senior Lender's Term Loan Commitment and Revolving

Credit Commitment as adjusted in accordance with the terms of this Agreement, and "Commitments" shall mean, collectively, the Term Loan Commitments and Revolving Credit Commitments of all of the Senior Lenders.

	 "COMMON STOCK" shall mean the common stock of Southland, $.0001 par value per share.

	 "COMPLIANCE CERTIFICATE" shall mean a certificate substantially in the form attached hereto as Exhibit 4 delivered to the Senior Lenders by the Borrower pursuant to
SECTION 6.01(iv)(B).

	 "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases and cash payments made as interest under the Senior Subordinated Debenture Indentures and accounted for as a reduction of principal pursuant to Statement of Financial Accounting Standards No. 15 of the Financial Accounting Standards Board), of Southland and its Subsidiaries on a consolidated basis, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however, (a) interest expenses not payable in cash (including amortization of discount), all as determined in conformity with GAAP and (b) Past Default Interest.

	 "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the amounts for such period of (i) Consolidated Cash Interest Expense, PLUS (ii) scheduled principal payments on the Senior Term Loans (net of the application of all prepayments with respect to such scheduled principal payments) and scheduled principal payments on all Other Indebtedness (including the principal component of Capital Lease obligations), MINUS (iii) cash payments made as interest under the Senior Subordinated Debenture Indentures and accounted for as a reduction of principal pursuant to Statement of Financial Accounting Standards No. 15 of the Financial Accounting Standards Board.

	 "CONSOLIDATED NET INCOME" shall mean, for any period, the net earnings (or loss) after taxes of Southland and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

	 "CONTRACTUAL OBLIGATION", as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject

(including, without limitation, any restrictive covenant affecting such Person or any of its properties).

	 "CURE LOANS" shall have the meaning ascribed to it in
SECTION 2.07(b)(iii)(C).

	 "CUSA" shall mean Citicorp USA, Inc., a Delaware corporation.

	 "CUSTOMARY PERMITTED LIENS" shall mean

	 (i) Liens (other than Environmental Liens and any Lien imposed under ERIASA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

	 (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens, other than any Lien imposed under ERISA, imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP;

	  (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

	  (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or its Subsidiaries and which do not materially detract from the value of the property to which they attach or impair the use thereof to Southland or its Subsidiaries;

	  (v) rights of tenants, subtenants, franchisees or parties in possession (other than a debtor in possession, trustee in bankruptcy or receiver in respect of the Borrower), or options or rights of first refusal, whether pursuant to leases, subleases, franchise agreements, other occupancy agreements or otherwise, if such rights were vested on the Effective Date or created thereafter in the ordinary course of business in transactions permitted under this Agreement;

	  (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and

	  (vii) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental or quasi-Governmental
      Authority having jurisdiction.

	"DEFAULTING L/C PARTICIPANT" shall have the meaning ascribed to it in SECTION 3.06(b)(ii).

		"DEFINED BENEFIT PLAN" shall mean any employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA and which is, or was at any time during the then five (5) preceding years, maintained for employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate.

		"DOLLARS" and "$" shall mean the lawful money of the United States of America.

		"EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) depreciation and amortization expense, plus (iii) interest expense, PLUS (iv) federal, state and foreign income taxes, plus
	(v) extraordinary losses (and any unusual losses in excess of $5,000,000 arising in or outside of the ordinary course of business not included in the extraordinary losses determined in accordance with GAAP which have been included in the determination of Consolidated Net Income), MINUS (vi) extraordinary gains (and any unusual gains in excess of $5,000,000 arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Consolidated Net Income).

		"EFFECTIVE DATE" shall mean the date on which this Agreement shall become effective in accordance with SECTION 13.21.

		"ELIGIBLE INTEREST RATE CONTRACT" shall mean an
	Interest Rate Contract made by Southland in a transaction permitted under this Agreement in respect of which (i) any Senior Lender is the counterparty, (ii) Southland has elected to make available to the counterparty the benefits of the Collateral Documents, to the extent permitted under SECTION 8.17, (iii) the provisions set forth in EXHIBIT 5, or their substantial equivalent, constitute part of the contract and (iv) the Borrower and Administrative Agent have executed an Acknowledgement as to Eligible Interest Rate Contract in substantially the form included in EXHIBIT 5.

		"EMPLOYEE CONVERTIBLE SUBORDINATED DEBENTURES" shall mean Southland's Employee Convertible Subordinated Debentures issued in an aggregate principal amount not exceeding $27,600,000 under Southland's Equity Participation Plan and pursuant to an Indenture in the form attached to Southland's Equity Participation Plan.

		"ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

		"EQUITY PARTICIPATION PLAN" shall mean the Equity
	Participation Plan adopted by Southland's board of directors on July 22, 1988, relating to the issuance of options for Southland's common stock and Employee Convertible Subordinated Debentures to certain Southland employees.

		"ERISA" shall mean the Employee Retirement Income
	Security Act of 1974, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

		"ERISA AFFILIATE" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue
	Code) as the Borrower, any corporation described in CLAUSE (i) above or any trade or business described in CLAUSE (ii) above.

		"EURODOLLAR AFFILIATE" shall mean, with respect to each Senior Lender, the Affiliate of such Senior Lender set forth below such Senior Lender's name under the heading "Eurodollar Affiliate" on the signature pages of this Agreement or of the Assignment and Acceptance pursuant to which such Person became a Senior Lender under this Agreement or as otherwise set forth in a written notice to the Borrower and the Administrative Agent in accordance with SECTION 13.10.

		"EURODOLLAR INTEREST PAYMENT DATE" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and, in the case of a Eurodollar Interest Period in excess of three months applicable to a Borrowing of Eurodollar Rate Loans, the corresponding date at the end of each three month period after the commencement date of such Eurodollar Interest Period and the last day of such Eurodollar Interest Period.

		"EURODOLLAR INTEREST PERIOD" shall have the meaning ascribed to it in SECTION 2.08(b).

		"EURODOLLAR INTEREST RATE DETERMINATION DATE" shall mean the date on which the Administrative Agent determines the Eurodollar Rate applicable to a Borrowing, continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.

		"EURODOLLAR RATE" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%) per annum if such average is not such a multiple) of the rate per annum determined by each of the Reference Banks to be the rate per annum at which deposits in Dollars are offered by such Reference Bank to major banks in the London interbank Eurodollar market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be made by such Reference Bank (or, in the case of Citibank, to be made by CUSA) to be outstanding during such Eurodollar Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

		"EURODOLLAR RATE LOANS" shall mean those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided in SECTION 2.04(a)(ii).

		"EURODOLLAR RESERVE PERCENTAGE" shall mean for any date that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" having a term equal to the applicable Eurodollar Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

		"EVENT OF DEFAULT" shall mean any of the occurrences set forth in SECTION 11.01 after the expiration of any applicable grace period expressly provided therein.

		"FACILITY LETTER OF CREDIT" shall mean any Commercial Letter of Credit or any Standby Letter of Credit issued by an Issuing Bank for the account of the Borrower pursuant to
	Article III.

		"FACILITY LETTER OF CREDIT FEE" shall have the meaning ascribed to it in SECTION 2.05(e).

		"FACILITY LETTER OF CREDIT OBLIGATIONS" shall mean, at any particular time, the sum of (i) Reimbursement Obligations plus (ii) the aggregate maximum amount available for drawing under the Facility Letters of Credit.

		"FDIC" shall mean the Federal Deposit Insurance
	Corporation or any Person succeeding to the functions thereof.

		"FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administration Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

		"FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.

		"FIRST AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning ascribed to it in the preamble hereto.

		"FISCAL YEAR" shall mean the fiscal year of Southland, which shall be the twelve (12) month period ending on December 31 in each year or such other period as Southland may designate and the Requisite Senior Lenders may approve in writing.

		"FOREIGN AFFILIATE" shall mean any Affiliate of Southland (i) which is not organized under the laws of the United States of America, any state thereof or the District of Columbia or (ii) with respect to which a majority of such Affiliate's property is not located within any State of the United States of America or the District of Columbia.

		"FUNDING DATE" shall mean, with respect to any Revolving Loan, the date of the funding of that Revolving Loan.

		"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

		"GOVERNMENT ACTS" shall have the meaning ascribed to it in SECTION 3.10(a).

		"GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

		"HOLDERS OF SECURED OBLIGATIONS" shall mean the holders of the Obligations and shall refer to (i) each Senior Lender in respect of its Loans and as holder of its Notes, (ii) each Issuing Bank in respect of Reimbursement Obligations owed to it,
	(iii) the Administrative Agent, Senior Lenders and Issuing Banks in respect of all other present and future obligations and liabilities of the Borrower of every type and description arising under in connection with this Agreement or any other Loan Document, (iv) each other Person entitled to indemnification pursuant to SECTION 13.04, in respect of the obligations and liabilities of the Borrower to such Person thereunder, (v) each

	Senior Lender, in respect of all obligations and liabilities of the Borrower to such Senior Lender as exchange party or counterparty under any Eligible Interest Rate Contract and (vi) their respective successors, transferees and assigns.

		"INDEBTEDNESS", as applied to any Person, shall mean, at any time, without duplication, (i) the principal of (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit issued for such Person's account, (d) all obligations of such Person to pay the deferred purchase price of property or services (including employee compensation), except trade accounts payable and accrued expenses arising in the ordinary course of business but only if and so long as the same are payable on available trade terms, (e) all obligations in respect of Capitalized Leases of such Person, (f) all Accommodation Obliga-tions of such Person, and (g) all indebtedness, obligations or other liabilities of such Persons or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time, and (ii) all indebtedness, obligations or other liabilities in respect of Interest Rate Contracts and foreign currency exchange agreements, net of indebtedness, obligations or other liabilities owed to such Person by its counterparties in respect of Interest Rate Contracts and foreign currency exchange agreements.

		"INTEREST RATE CONTRACTS" shall mean interest rate exchange, collar or cap agreements or non-leveraged options providing interest rate protection.

		"INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

		"INVESTMENT" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees, deposits made to secure the performance of contracts and similar items made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

		"ISSUING BANKS" shall mean the Senior Lenders (or their Affiliates) identified as Issuing Banks on the signature pages hereof and any other Senior Lender (or its Affiliate) which becomes an Issuing Bank for the purpose of issuing Facility Letters of Credit pursuant to ARTICLE III. An Affiliate of a Senior Lender which is not otherwise a Senior Lender shall become an Issuing Bank only with the consent of the Borrower, which consent shall not be unreasonably withheld. When a Senior Lender is referred to in its capacity as an Issuing Bank hereunder, such reference to an Issuing Bank shall be interpreted to refer to such Senior Lender solely in its capacity as an Issuing Bank.

		"JOINT VENTURE" shall mean a Person which is an Affiliate of Southland solely by reason of ownership of an interest in such Person by Southland or a Subsidiary of Southland.

		"KNOWLEDGE", when used in respect of a natural person, shall mean actual knowledge of that person and shall mean, when used in respect of a corporate Person, the actual knowledge of any executive officer of such Person.

		"LETTER OF CREDIT" shall mean each letter of credit issued by any Person for the account of Southland or any of its Subsidiaries.

		"LETTER OF CREDIT COMMITMENT" shall mean, with respect to any Issuing Bank, such Issuing Bank's commitment to issue Facility Letters of Credit, in an amount agreed upon between the Borrower and such Issuing Bank (with respect to which the Administrative Agent has been notified in writing), as such amount may be modified from time to time pursuant to SECTION 2.02(e), 3.12 or 11.02(a).

		"LETTER OF CREDIT REIMBURSEMENT AGREEMENT" shall mean, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Facility Letter of Credit is requested may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse to the interest of the Senior Lenders; PROVIDED, HOWEVER, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control and no event (other than failure to pay Reimbursement Obligations) which constitutes a default under a

	Letter of Credit Reimbursement Agreement shall constitute an Event of Default solely by reason of any default provisions contained in such Letter of Credit Reimbursement Agreement.

		"LETTER OF CREDIT SUBFACILITY" shall mean, at any time, that portion of the Revolving Credit Commitments dedicated solely to Facility Letters of Credit which shall initially be equal to $150,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.02(e), 3.12 or 11.02(a).

		"LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

		"LOAN" shall mean a Senior Term Loan or a Revolving Loan, each of which may be either a Base Rate Loan or a Eurodollar Rate Loan.

		"LOAN DOCUMENTS" shall mean this Agreement (and, for the applicable periods, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement), the Notes, the Letter or Credit Reimbursement Agreements, the Collateral Documents and all other security agreements, mortgages, deeds of trust, financing statements, patent and trademark security agreements, lease assignments, guaranties and other agreements, instruments and written indicia of Contractual Obligations between Acquisition or Southland and any Agent, any Senior Lender, any Issuing Bank or any predecessor in interest to any of them, delivered to such Agent, Senior Lender, Issuing Bank or predecessor in interest by or on behalf of Acquisition or Southland pursuant to or in connection with the transactions contemplated hereby, by the First Amended and Restated Credit
Agreement or by the Second Amended and Restated Credit Agreement.

		"MARGIN STOCK" shall have the meaning ascribed to it in Regulation U and Regulation G.

		"MASTER ASSIGNMENT AGREEMENT" shall have the meaning ascribed to it in the recitals hereto.

		"MATERIAL ADVERSE EFFECT" shall mean, with respect to Southland, individually, or Southland and its Subsidiaries, taken as a whole, a material adverse effect upon the business, assets or other properties, liabilities or condition (financial or otherwise) or results of operations of Southland, individually, or Southland and its Subsidiaries, taken as a whole, or the ability of Southland to perform under the Loan Documents.

		"MOODY'S" shall mean Moody's Investors Service, Inc.

		"MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or was at any time during the then five preceding years, contributed to on behalf of employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate.

		"NON PRO RATA LOAN" shall have the meaning ascribed to it in SECTION 2.07(b)(iii).

		"NOTES" shall mean the Senior Term Notes and the Revolving Credit Notes.

		"NOTICE OF BORROWING" shall mean, with respect to a proposed Borrowing pursuant to SECTION 2.01(b) or 2.02(b), as applicable, a notice in substantially the form of EXHIBIT 6-A or 6-B, respectively.

		"NOTICE OF CONVERSION/CONTINUATION" shall mean, with respect to a proposed conversion or continuation of a Loan pursuant to SECTION 2.04(c), notice substantially in the form of
EXHIBIT 7.

		"OBLIGATIONS" shall mean all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with this Agreement or any other Loan Document, due or to become due to the Administrative Agent, the Co-Agent, any Senior Lender, any Issuing Bank or any Person entitled to indemnification pursuant to SECTION 13.04, or any of their respective successors, transferees or assigns, and shall include, without limitation,
(i) all liability of the Borrower for principal of and interest on the Loans or under the Notes, (ii) all Reimbursement Obligations of the Borrower to any Issuing Bank, (iii) all obligations and liabilities of the Borrower to any Senior Lender in respect to the Eligible Interest Rate Contracts and (iv) all liability of the Borrower under the Loan Documents for any fees, expense reimbursements and indemnifications.

		"OFFICERS' CERTIFICATE" shall mean, as to a corporation, a certificate executed on behalf of such corporation by (i) its chairman or vice-chairman of the board (if an officer) or its president or any vice-president and (ii) by its principal financial officer, its controller or its treasurer.

		"OLD SENIOR LENDERS" shall have the meaning ascribed to it in the recitals hereto.

		"ORIGINAL CREDIT AGREEMENT" shall have the meaning ascribed to it in the recitals hereto.

		"OTHER INDEBTEDNESS" shall mean all of the Indebtedness other than the Obligations.

		"PAST DEFAULT INTEREST" shall have the meaning ascribed to it in the Master Assignment Agreement.

		"PATENT SECURITY AGREEMENT" shall mean the Collateral Patent Agreement dated as of December 15, 1987 between the Borrower and the Administrative Agent relating to certain of the Borrower's patents and patent applications, attached hereto as
EXHIBIT 8-A, as the same has been or may be amended, supplemented or otherwise modified from time to time, including as amended and supplemented by the Amendment and Supplement to Collateral Patent Agreement of even date herewith, in substantially the form of
EXHIBIT 8-B.

		"PBGC" shall mean the Pension Benefit Guaranty
Corporation or any Person succeeding to the functions thereof.

		"PERMITTED EXISTING INDEBTEDNESS" shall mean the Indebtedness of Southland and its Subsidiaries reflected on
SCHEDULE 1.01-B.

		"PERMITTED EXISTING INVESTMENTS" shall mean the Investments of Southland and its Subsidiaries reflected on Part B of SCHEDULE 5.01(iii).

		"PERMITTED EXISTING LIENS" shall mean the Liens on assets of Southland and its Subsidiaries reflected on SCHEDULE
1.01-C.

		"PERSON" shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

		"POTENTIAL EVENT OF DEFAULT" shall mean an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

		"PRO RATA SHARE" shall mean, with respect to any Senior Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Senior Lender's Commitments and the denominator of which shall be the aggregate amount of all of the Senior Lenders' Commitments, as adjusted from time to time in accordance with the provisions of SECTION 13.02(a)
(notwithstanding the termination of any such Commitments pursuant to SECTION 11.02(a)).

		"PURCHASE PRICE" shall have the meaning ascribed to it in the Master Assignment Agreement.

		"PURCHASER" shall mean, collectively, Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. or any Subsidiary of either of them all of whose capital stock is owned by either Ito-Yokado
Co., Ltd. or Seven-Eleven Japan Co., Ltd.

		"QUARTERLY DETERMINATION DATE" shall mean each March 31, June 30, September 30 and December 31 during the term of this
Agreement.

		"REAL ESTATE COLLATERAL DOCUMENTS" shall mean all mortgages, deeds of trust, leasehold mortgages, collateral assignments of leases and other documents relating to the Borrower's real property delivered (or to be delivered) on, prior to or after December 15, 1987 under or in connection with this Agreement, the Second Amended and Restated Credit Agreement or the First Amended and Restated Credit Agreement, as any of the same have been or may be amended, supplemented or otherwise modified from time to time.

		"REAL ESTATE PROCEDURES MEMORANDUM" shall mean the description of procedures in regard to conveyance by Southland of liens in its real property and leasehold interests in real property attached as EXHIBIT 9.

		"REFERENCE BANKS" shall mean Citibank and, at the discretion of the Administrative Agent, one or more Senior
Lenders (or Affiliates thereof) approved by the Administrative
Agent.
		"REGULATION A" shall mean Regulation A of the Federal Reserve board as in effect from time to time.

		"REGULATION D" shall mean Regulation D of the Federal Reserve Board as in effect from time to time.

		"REGULATION G" shall mean Regulation G of the Federal Reserve Board as in effect from time to time.

		"REGULATION U" shall mean Regulation U of the Federal Reserve Board as in effect from time to time.

		"REGULATION X" shall mean Regulation X of the Federal Reserve Board as in effect from time to time.

		"REIMBURSEMENT OBLIGATIONS" shall mean the reimbursement or repayment obligations of the Borrower to the Issuing Banks pursuant to Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit, for amounts paid out thereunder.

		"REPORTABLE EVENT" shall mean with respect to any Benefit Plan any event described in Section 4043(b) of ERISA other than any such event as to which the requirement of thirty
(30) days' notice to PBGC contained in SECTION 4043(a) of ERISA is waived under applicable regulations.

		"REQUIREMENTS OF LAW" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental
Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and
X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

		"REQUISITE SENIOR LENDERS" shall mean Senior Lenders whose Pro Rata Shares, in the aggregate, are more than sixty-six and two-thirds percent (66-2/3%).

		"RESTRICTED JUNIOR PAYMENT" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Indebtedness permitted by SECTION 8.01(xiv)(B), and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower or any of its Subsidiaries now or hereafter outstanding (other than the issuance of Common Stock upon the exercise of any warrants, options or rights to acquire such stock).

		"REVOLVING CREDIT COMMITMENT" shall mean, with respect to any Senior Lender, the obligation of such Senior Lender to make Revolving Loans and to participate in Facility Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Senior
Lender's name under the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Senior Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" shall mean the aggregate principal amount of the Revolving Credit Commitments of all the Senior Lenders, the maximum amount of which shall be $300,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.02(e), 3.12 or 11.02(a), PROVIDED, HOWEVER, that the Revolving Credit Commitments shall not at any time exceed the sum of (i) the Revolving Loan Subfacility in effect at such time, PLUS (ii) the Letter of Credit Subfacility in effect at such time.

		"REVOLVING CREDIT NOTE" shall have the meaning ascribed to it in SECTION 2.02(d).

		"REVOLVING CREDIT OBLIGATIONS" shall mean, at any par-ticular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, PLUS (ii) the Facility Letter of Credit Obligations at such time.

		"REVOLVING CREDIT TERMINATION DATE" shall have the meaning ascribed to it in SECTION 2.02(e)(iii).

		"REVOLVING LOAN" shall have the meaning ascribed to it in SECTION 2.02(a).

		"REVOLVING LOAN SUBFACILITY" shall mean, at any time, that portion of the Revolving Credit Commitments dedicated solely to Revolving Loans which shall initially be equal to $150,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.02(e) or 11.02(a); PROVIDED that if at any time the Commercial Paper shall then have a rating lower than A-1 from S&P or Prime-1 from Moody's (or, if at any time neither S&P nor Moody's shall be rating the Commercial Paper, the Commercial Paper shall then have a rating lower than the highest rating from such other nationally recognized rating service as is acceptable to the Administrative Agent), the Revolving Loan Subfacility at such time shall be zero.

		"S&P" shall mean Standard & Poor's Rating Group, a division of McGraw Hill, Inc.

		"SECOND AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning ascribed to it in the recitals hereto.

		"SECURITIES" shall mean any stock, shares, voting trust certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in
Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

		"SECURITIES ACT" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

		"SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

		"SECURITY AGREEMENT" shall mean the Security and Pledge Agreement dated as of December 15, 1987 between the Borrower and the Administrative Agent, relating to the Borrower's personal property, attached hereto as EXHIBIT 10-A, as the same has been or may be amended, supplemented or otherwise modified from time to time, including as amended and supplemented by the Amendment and Supplement to Security and Pledge Agreement of even date herewith, in substantially the form of EXHIBIT 10-B.

		"SENIOR INDEBTEDNESS" shall mean, at any time, (i) consolidated total Indebtedness of Southland and its Subsidiaries, to the extent required, in conformity with GAAP, to be reflected on a balance sheet of Southland and its Subsidiaries at that time, PLUS (ii) the maximum amount available to be drawn under outstanding Letters of Credit at that time, MINUS (iii) the aggregate principal amount of Subordinated Indebtedness outstanding at that time (to the extent included in CLAUSE (i) above).

		"SENIOR LENDER" shall mean, at any particular time, any Person who holds a Term Loan Commitment and Revolving Credit
Commitment at such time, whether as a signatory to this Agreement or pursuant to an Assignment and Acceptance.

		"SENIOR SUBORDINATED DEBENTURE INDENTURES" shall mean the indentures pursuant to which the Senior Subordinated
Debentures have been issued.

		"SENIOR SUBORDINATED DEBENTURES" shall mean Southland's 5% First Priority Senior Subordinated Debentures due December 15,
2003, Southland's 4.5% Second Priority Senior Subordinated
Debentures (Series A) due June 15, 2004, and Southland's 4%
Second Priority Senior Subordinated Debentures (Series B) due
June 15, 2004, and Southland's 12% Second Priority Senior
Subordinated Debentures (Series C) due June 15, 2009.

		"SENIOR TERM LOAN" shall have the meaning ascribed to it in SECTION 2.01(a).

		"SENIOR TERM NOTE" shall have the meaning ascribed to it in SECTION 2.01(d).

		"SOUTHLAND" shall have the meaning ascribed to it in the preamble hereto.

		"STANDBY LETTER OF CREDIT" shall mean any Facility Letter of Credit which is not a Commercial Letter of Credit.

		"STRUCTURING FEES" shall have the meaning ascribed to it in SECTION 2.05(b).

		"SUBORDINATED INDEBTEDNESS" shall mean the Indebtedness evidenced by, or in respect of, (i) the Senior Subordinated
Debentures, (ii) the Employee Convertible Subordinated Debentures and (iii) any additional Indebtedness (A) subordinated in right of payment on terms not less favorable to the Senior Lenders, and subject to covenants and events of default not more burdensome to Southland, than the subordination provisions, covenants and events of default applicable to the Senior Subordinated
Debentures or (B) incurred on other terms approved in writing by the Requisite Senior Lenders.

		"SUBSIDIARY" of a Person shall mean any corporation, limited liability company, general or limited partnership, or other entity of which Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such entity are at the time directly or indirectly owned or controlled by, or the management of which is otherwise controlled directly or indirectly through one or more intermediaries, or both, by such Person, one or more subsidiaries of such Person or any combination thereof.

		"TERM LOAN COMMITMENT" shall mean, with respect to any Senior Lender, the obligation of such Senior Lender to make its Senior Term Loan pursuant to the terms and conditions of this

Agreement, in an amount equal to the amount set forth under such Senior Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Senior Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "TERM LOAN COMMITMENTS" shall mean the aggregate principal amount of the Term Loan Commitments of all the Senior Lenders, the maximum amount of which shall be $300,000,000, as reduced from time to time pursuant to SECTION 2.01(d), 2.06(a) or 11.02(a).

		"TERMINATION EVENT" shall mean (i) a Reportable Event,
(ii) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Defined Benefit Plan during a plan year in which it is a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing under
Section 4041 of ERISA of a notice of intent to terminate a Defined Benefit Plan, (iv) the treatment of a Defined Benefit
Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings by the PBGC to terminate a Defined Benefit Plan, (vi) any other event or condition which would constitute ground under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Defined
Benefit Plan, (vii) the termination of, or appointment of a trustee to administer, any Defined Benefit Plan pursuant to
Section 4042 of ERISA, or (viii) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if the amount of the withdrawal liability assessed by the plan sponsor against the Borrower or any such ERISA Affiliate would have a Material Adverse Effect.

		"THIRD PARTY PLEDGE AGREEMENTS" shall mean the Third Party Pledge Agreements dated as of December 15, 1987 between the respective Third Party Pledgors and the Administrative Agent, attached hereto as EXHIBITS 11-A and 12-A, relating to the capital stock of the Subsidiaries of such Third Party Pledgors, in each case as the same has been or may be amended, supplemented or otherwise modified from time to time, including as amended and supplemented by the respective Amendment and Supplement to Third Party Pledge Agreement of even date herewith, in substantially the forms of EXHIBITS 11-B and 12-B, respectively..

		"THIRD PARTY PLEDGORS" shall mean (i) Southland International, Inc., a Nevada corporation and wholly-owned Subsidiary of Southland and (ii) Southland Sales Corporation, a Texas corporation and wholly-owned Subsidiary of Southland.

		"TRADEMARK SECURITY AGREEMENT" shall mean the Collateral Trademark Agreement dated as of December 15, 1987 between the Borrower and the Administrative Agent, relating to certain of the Borrower's trademarks and trade names, attached hereto as EXHIBIT 13-A, as the same has been or may be amended, supplemented or otherwise modified from time to time, including as amended and supplemented by the Amendment and Supplement to Collateral Trademark Agreement of even date herewith, in substantially the form of EXHIBIT 13-B.

		"TRANSACTION COSTS" shall mean the fees, costs and expenses payable by Southland pursuant hereto or in connection herewith or in respect hereof and the fees, costs and expenses payable by Southland in connection with the offer and sale of Subordinated Indebtedness.

		"UNIFORM COMMERCIAL CODE" shall mean the Uniform
Commercial Code as enacted in the State of New York, as it may be amended from time to time.

		"UNREIMBURSED ISSUING BANK" shall have the meaning ascribed to it in SECTION 3.06(b)(ii).

		"UNUSED COMMITMENT FEE" shall have the meaning ascribed to it in SECTION 2.05(c).

		"WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of March 5, 1991 among Southland, the Purchaser, certain holders of Common Stock named therein and the warrant agent thereunder.

		"WARRANTS" shall mean the warrants to purchase an aggregate of 10,214,842 shares of Common Stock, issued pursuant to the Warrant Agreement.

		"YEN ROYALTY FINANCING AGREEMENT" shall mean the Credit Agreement dated as of March 21, 1988 among the Borrower, the Yen
Royalty Lender and Citicorp International Limited, as amended, supplemented or otherwise modified from time to time, PROVIDED that no amendment, supplement or other modification pertaining to the Yen Royalty Financing Collateral or the recourse of the Yen
Royalty Lender thereto shall adversely affect the Administrative
Agent, the Senior Lenders or the Issuing Banks without the prior written consent of the Requisite Senior Lenders.

		"YEN ROYALTY FINANCING COLLATERAL" shall mean the "Collateral" (as defined in the Assignment and Security Agreement dated as of March 21, 1988 between the Borrower and the Yen Royalty Lender entered into in connection with the Yen Royalty Financing Agreement).

		"YEN ROYALTY FINANCING INDEBTEDNESS" shall mean Indebtedness of Southland to the Yen Royalty Lender under the Yen Royalty Financing Agreement in a principal amount which shall not exceed Japanese Yen 41,000,000,000 plus the amount of all interest and yield protection costs capitalized in connection therewith pursuant to the terms of the Yen Royalty Financing Agreement.

		"YEN ROYALTY LENDER" shall mean Citicorp (Channel
Islands) Limited, a company organized and existing under the laws of Jersey in the Channel Islands, together with successors to and assignees of its rights thereunder.

		1.02. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

		1.03. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

		1.04. ACCOUNTING TERMS. Subject to SECTION 13.05, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

		1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.
The term "including" is by way of example and not limitation.

		1.06. OTHER DEFINED TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform
Commercial Code to the extent the same are defined therein.

		1.07. SCHEDULES AND EXHIBITS. The schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.


	ARTICLE II

	AMOUNTS AND TERMS OF LOANS

		2.01.  THE SENIOR TERM LOANS.

		(a) AMOUNT OF SENIOR TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Senior Lender on the Effective Date hereby severally and not jointly agrees to make on the Effective Date, a term loan, in Dollars, to the Borrower in an amount equal to such Senior Lender's Term Loan
Commitment (each individually, a "Senior Term Loan" and, collectively, the "Senior Term Loans"). All Senior Term Loans shall be made by the Senior Lenders on the Effective Date simultaneously and proportionately to their respective Pro Rata
Shares, it being understood that no Senior Lender shall be responsible for any failure by any other Senior Lender to perform its obligation to make any Senior Term Loan hereunder nor shall the Term Loan Commitment of any Senior Lender be increased or decreased as a result of any such failure.

		(b) NOTICE OF BORROWING. The Borrower shall deliver to the Administrative Agent on the Effective Date a Notice of Borrowing, signed by it, with respect to the Senior Term Loans to be made on the Effective Date (other than the Senior Term Loans deemed made pursuant to SECTION 2.01(c)(i)). Such Notice of Borrowing shall specify (i) the aggregate amount of the Senior
Term Loans (which shall not exceed an amount equal to the excess, if any, of the aggregate of the Term Loan Commitments over the amount of Senior Term Loans deemed made pursuant to SECTION
2.01(c)(i)) and (ii) instructions for the disbursement of the proceeds of the Senior Term Loans. The Senior Term Loans shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.04(c) and subject to the conditions and limitations therein set forth and set forth in SECTION 2.08.
 Any Notice of Borrowing given pursuant to this SECTION 2.01(b) shall be irrevocable.

		(c) MAKING OF SENIOR TERM LOANS. (i) Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01 and the Master Assignment Agreement, each Senior Lender shall be deemed to have advanced funds to the Borrower on the Effective
Date in respect of the Senior Term Loans equal to its Pro Rata

Share of the lesser of (A) $300,000,000 and (B) the amount of the Purchase Price, it being agreed and understood that (x) the funds deemed advanced to the Borrower pursuant to this SECTION 2.01(c)(i) shall be paid by each Senior Lender to the Administrative Agent and shall be applied to the payment of the Purchase Price, (y) such funds shall be transferred by the Administrative Agent to the appropriate Old Senior Lenders in accordance with the provisions of the Master Assignment Agreement and credited to the loan account maintained by each Old Senior Lender with respect to the Borrower and (z) no new funds shall actually be advanced to the Borrower in respect of the Senior Term Loans under this SECTION 2.01(c)(i).

		(ii) Promptly after receipt of the Notice of Borrowing under SECTION 2.01(b) in respect of the Senior Term Loans, if any, not deemed advanced pursuant to SECTION 2.01(c)(i), the Administrative Agent shall notify each Senior Lender of the proposed Borrowing. Each Senior Lender shall deposit an amount equal to its Pro Rata Share of such Senior Term Loans requested in accordance with SECTION 2.01(b) with the Administrative Agent at its office in New York, New York, in immediately available funds, on the Effective Date. Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative
Agent's office in New York, New York on the Effective Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Notice of Borrowing.

		(iii) The failure of any Senior Lender to purchase the obligations described in SECTION 2.01(c)(i) or deposit with the Administrative Agent the amount described in SECTION 2.01(c)(ii) on the Effective Date shall not relieve any other Senior Lender of its obligations hereunder to make its Senior Term Loan on the Effective Date. In the event the conditions precedent set forth in Section 4.01 are not fulfilled or duly waived as of the Effective Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount transferred pursuant to the Master Assignment Agreement or deposited hereunder by each Senior Lender to such Senior Lender.

		(d) SENIOR TERM NOTES. (i) The Borrower shall execute and deliver to each Senior Lender on the Effective Date a promissory note, in substantially the form of EXHIBIT 14 and otherwise in form and substance satisfactory to the Senior Lenders, in the principal amount of that Senior Lender's Senior Term Loan Commitment (each individually, a "Senior Term Note" and collectively, the "Senior Term Notes"). Subject to SECTIONS 2.06(a) and 11.02, the Senior Term Loans shall mature in sixteen
(16) consecutive quarterly installments of $18,750,000 each, payable on the last Business Day in each calendar quarter, commencing March 31, 1996, and the Term Loan Commitments shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The Senior Term Loans shall be paid in full on or before December 31, 1999.

		2.02.  REVOLVING CREDIT FACILITY.

		(a) AVAILABILITY. (i) Subject to the terms and conditions set forth in this Agreement, each Senior Lender hereby severally and not jointly agrees to make to the Borrower from time to time through the Business Day next preceding the Revolving Credit Termination Date revolving loans (each individually, a "Revolving Loan" and collectively, the "Revolving Loans"), in an amount which shall not exceed, in the aggregate at any time outstanding, such Senior Lender's Pro Rata Share of an amount that equals the then Revolving Loan Subfacility.

		(ii) All Revolving Loans under this Agreement shall be made by the Senior Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Senior Lender shall be responsible for any failure by any other
Senior Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Senior
Lender be increased or decreased as a result of the failure by any other Senior Lender to perform its obligation to make a Revolving Loan.

		(iii) Revolving Loans may be voluntarily prepaid pursuant to SECTION 2.06(a) and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed, up to the amount available under this SECTION 2.02(a) at the time of such Borrowing, through the Business Day next preceding the Revolving Credit Termination Date.

		(iv) Revolving Loans made on any Funding Date shall be in the aggregate minimum amount of $5,000,000.

		(b) NOTICE OF BORROWING. (i) Whenever the Borrower desires to borrow under this SECTION 2.02, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it, (A) on the Effective Date, in the case of a Borrowing of Revolving
Loans on the Effective Date (other than the Revolving Loans deemed made pursuant to SECTION 2.02(c)(i)) and (B) no later than 11:00 a.m. (New York time) (I) at least one (1) Business Day in advance of the proposed Funding Date in the case of a Borrowing of Base Rate Loans, and (II) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date in the case of a Borrowing of Eurodollar Rate Loans.
 The Notice of Borrowing shall specify (w) the Funding Date
(which shall be a Business Day) in respect of the Revolving Loan,
(x) the amount of the proposed Borrowing (which, in the case of a

Borrowing of Revolving Loans on the Effective Date, shall not exceed an amount equal to the excess, if any, of the Revolving Loan Subfacility on such date over the amount of Revolving Loans deemed made pursuant to SECTION 2.02(c)(i)), (y) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (z) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period. The Revolving Loans made on the Effective Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in SECTION 2.04(c) and subject to the conditions therein set forth and in Section
2.08. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this SECTION 2.02(b); provided, that such notice shall be confirmed in writing by delivery to the Administrative Agent promptly (but in no event later than the Funding Date of the requested Revolving Loan) of a Notice of Borrowing. Any Notice of Borrowing (or telephone notice in lieu thereof) pursuant to this SECTION 2.02(b) shall be irrevocable.

		(ii) The Borrower shall notify the Administrative Agent in writing of the names of the officers and employees authorized to request Revolving Loans on behalf of the Borrower and shall provide the Administrative Agent with a specimen signature of each such officer or employee. The Administrative Agent shall be entitled to rely conclusively on such officer's or employee's authority to request a Revolving Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Revolving Loan, the Administrative Agent shall have no duty to verify the identity of any person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. Neither the Administrative Agent, nor any other Agent nor any Senior Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this SECTION 2.02(b).

		(c) MAKING OF REVOLVING LOANS. (i) Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01 and the Master Assignment Agreement, each Senior Lender shall be deemed to have advanced funds to the Borrower on the Effective
Date in respect of the Revolving Loans equal to its Pro Rata
Share of the lesser of (A) the Revolving Loan Subfacility and (B) that portion of the Purchase Price which is not advanced pursuant to SECTION 2.01(c)(i), it being agreed and understood that (A) the funds deemed advanced to the Borrower pursuant to this
SECTION 2.02(c)(i) shall be paid by each Senior Lender to the Administrative Agent and shall be applied to the payment of the Purchase Price, (B) such funds shall be transferred by the Administrative Agent to the appropriate Old Senior Lenders in accordance with the provisions of the Master Assignment Agreement and credited to the loan account maintained by each Old Senior Lender with respect to the Borrower and (C) no new funds shall actually be advanced to the Borrower in respect of the Revolving Loans under this SECTION 2.02(c)(i).

		(ii) Promptly after receipt of a Notice of Borrowing under SECTION 2.02(b) (or telephonic notice in lieu thereof) in respect of Revolving Loans, if any, not deemed advanced pursuant to SECTION 2.02(c)(i), the Administrative Agent shall notify each Senior Lender by telex or telecopy or other similar form of transmission, of the proposed Borrowing. Each Senior Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Dollars and in immediately available funds, to such bank and account, in New York, New York, as the Administrative Agent may designate, not later than 11:00 a.m.
(New York time) on the Funding Date. Subject to the fulfillment of the conditions precedent set forth in SECTION 4.01 or 4.02, as applicable, after the Administrative Agent's receipt of the proceeds of such Revolving Loans the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower in New York, New York, on such Funding Date and shall disburse such funds in Dollars and in immediately available funds to an account of the Borrower, designated in writing by the Borrower in the Notice of Borrowing.

		(iii) The failure of any Senior Lender to purchase the obligations described in SECTION 2.02(c)(i) on the Effective Date or deposit with the Administrative Agent the amount described in
SECTION 2.02(c)(ii) on any Funding Date shall not relieve any other Senior Lender of its obligations hereunder to make its Revolving Loan on any such date. In the event the conditions precedent set forth in SECTION 4.01 or 4.02, as applicable, are not fulfilled or duly waived as of the applicable Funding Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount transferred pursuant to the Master Assignment Agreement or deposited hereunder by each Senior Lender to such Senior Lender.

		(iv) Unless the Administrative Agent shall have been notified by any Senior Lender prior to any Funding Date in respect of any Borrowing of Revolving Loans that such Senior
Lender does not intend to make available to the Administrative
Agent such Senior Lender's Revolving Loan on such Funding Date, the Administrative Agent may assume that such Senior Lender has made such amount available to the Administrative Agent on such

Funding Date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Senior Lender on or prior to a Funding Date, such Senior Lender agrees to pay and the Borrower agrees to repay severally to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to a Borrowing of Base Rate Loans made on such Funding Date and (B) in the case of such Senior Lender, the Federal Funds Rate. If such Senior Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Senior Lender's Revolving Loan, and if both such Senior Lender and the Borrower shall have paid and repaid such corresponding amount, the Administrative Agent shall promptly return to the Borrower such corresponding amount in same day funds. Nothing in this SECTION 2.02(c) shall be deemed to relieve any Senior Lender of its obligation hereunder to make its Revolving Loan on any Funding Date.

		(d) REVOLVING CREDIT NOTES. The Borrower shall execute and deliver to each Senior Lender on the Effective Date a promissory note, in substantially the form of EXHIBIT 15 and otherwise in form and substance satisfactory to the Senior Lenders, in the principal amount of that Senior Lender's Revolving Credit Commitment (each individually, a "Revolving Credit Note" and collectively, the "Revolving Credit Notes").
The Revolving Credit Note delivered to each Senior Lender shall mature on the Revolving Credit Termination Date. Each Senior Lender is hereby authorized, at its option, to either (i) endorse the date and amount of each Revolving Loan made by such Senior Lender and each prepayment of principal of Revolving Loans made with respect to such Revolving Credit Note on the back of such Revolving Credit Note or (ii) record such Revolving Loans and prepayments in its books and schedule or such books and records, as the case may be, constituting PRIMA FACIE evidence, absent manifest error, of the accuracy of the information contained therein.

		(e) TERMINATION OF REVOLVING CREDIT COMMITMENTS; REDUCTION OF REVOLVING LOAN SUBFACILITY; REVOLVING CREDIT TERMINATION DATE. (i) The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments; PROVIDED, HOWEVER, that any partial reduction of the Revolving Credit Commitments shall occur by the Borrower's reduction of the Revolving Loan Subfacility pursuant to SECTION

2.02(e)(ii) or the Letter of Credit Subfacility pursuant to
SECTION 3.12(a) or both; PROVIDED, FURTHER, HOWEVER, that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated.

		(ii) The Borrower shall give not less than three (3) Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination of the Revolving Credit Commitments or reduction of the Revolving Loan Subfacility and the amount of such reduction.
 Promptly after receipt of a notice of such termination or reduction, the Administrative Agent shall notify each Senior
Lender of the proposed termination or reduction. Such termination of the Revolving Credit Commitments or reduction of the Revolving Loan Subfacility shall be effective on the date specified in the Borrower's notice and shall permanently reduce the Revolving Credit Commitment of each Senior Lender proportionately in accordance with its Pro Rata Share. Any such partial reduction of the Revolving Loan Subfacility shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

		(iii) Each Senior Lender's Revolving Credit Commitment shall expire without further action on the part of the Senior
Lenders and all Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Facility Letter of Credit
Obligations, provision for payment shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders) on the earlier of (A) December 31, 1999, or (B) the date of termination of the Revolving Credit Commitments pursuant to
SECTION 11.02(a) (the "Revolving Credit Termination Date").

		2.03. USE OF PROCEEDS OF LOANS. The proceeds of the Loans deemed made under SECTION 2.01(c)(i) or 2.02(c)(i) shall be used solely for the purposes set forth in such Sections and the Master Assignment Agreement. The proceeds of all other Loans made on the Effective Date shall be used (i) to repay in full all other matured obligations of the Borrower under the Second
Amended and Restated Credit Agreement, as set forth in the Master Assignment Agreement, (ii) to pay the Transactions Costs and
(iii) for the purposes described in the following sentence. The proceeds of all other Loans shall be used for working capital in the ordinary course of business and for other lawful and permitted corporate purposes of Southland. Southland hereby acknowledges that the restrictions as to use of proceeds in this Agreement or any of the other Loan Documents are commercially reasonable and made in good faith.

		2.04.  INTEREST ON THE LOANS.

	 (a) RATE OF INTEREST. All Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate determined from time to time by reference to the Base Rate or the Eurodollar Rate, but not to exceed the maximum rate permitted by applicable law. The applicable basis for determining the rate of interest shall be selected by the Borrower at the time a Notice of Borrowing is given by the Borrower pursuant to SECTION 2.01(b) or 2.02(b) (as applicable) or, in the case of all Loans, at the time a Notice of Conversion/Continuation is delivered by the Borrower pursuant to
SECTION 2.04(c); PROVIDED, HOWEVER, that (x) the Borrower may not select the Eurodollar Rate as the applicable basis for determin-ing the rate of interest on a Loan if at the time of such selection an Event of Default or a Potential Event of Default has occurred and is continuing and (y) all Loans made or deemed made on the Effective Date shall be Base Rate Loans. If on any day a Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall be a Base Rate Loan. The Loans and other Obligations shall bear interest, subject to SECTIONS 2.04(d) and 13.24, as follows:

	 (i) If a Base Rate Loan or such other Obligation, then at a rate per annum equal to the Base Rate as in effect from time to time as interest accrues; or

	 (ii) If a Eurodollar Rate Loan, then at a rate per annum equal to the sum of (A) 0.975% per annum PLUS
    (B) the Eurodollar Rate determined for the applicable
    Eurodollar Interest Period.

	 (b) INTEREST PAYMENTS. Subject to SECTIONS 2.04(d) and 13.24, interest accrued on all Base Rate Loans in any calendar quarter shall be payable in arrears (i) on the first Business Day of the immediately succeeding calendar quarter, commencing on the first such day following the making of each such Base Rate Loan, (ii) upon the prepayment thereof in full or in part and (iii) at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (x) on each Eurodollar Interest Payment Date applicable to that Loan, (y) upon the prepayment thereof in full or in part (together with payment of the amounts described in SECTION 2.08(f)) and (z) at maturity.

	 (c) CONVERSION OR CONTINUATION. Subject to the provisions of SECTION 2.08, the Borrower shall have the option
(i) to convert at any time all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $10,000,000 or an integral multiple of $5,000,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans; or (ii) to convert all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $10,000,000 or an integral multiple of $5,000,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (iii) upon the expiration of any Eurodollar Interest Period applicable to Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Loans equal to $10,000,000 or an integral multiple of $5,000,000 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; PROVIDED, that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event or Default or Potential Event of Default has occurred and is continuing.

	 In the event the Borrower shall elect to convert or continue a Loan under this SECTION 2.04(c), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least one
(1) Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan, and not later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan.
 A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, and
(iv) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this SECTION 2.04(c); PROVIDED, that such notice shall be confirmed in writing by delivery to the Administrative Agent promptly (but in no event later than the proposed conversion/continuation under this SECTION 2.04(c). Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 2.04(c) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Senior Lender by telex, telecopy, telegram, telephone or other similar form of transmission, of the proposed conversion/continuation.

	 The officers and employees of the Borrower authorized to request a Revolving Loan on behalf of the Borrower shall also be authorized to request a conversion/continuation of any such

Revolving Loan or any Senior Term Loan on behalf of the Borrower. The Administrative Agent shall be entitled to rely on such officer's or employee's authority until the Administrative Agent is notified to the contrary in writing pursuant to SECTION 2.02(b)(ii). The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Conversion/Continuation and, with respect to an oral request therefor, the Administrative Agent shall have no duty to verify the identity of any person representing himself as one of the officers or employees authorized to make such request. Neither the Administrative Agent, any other Agent nor any Senior Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or such other obligor or for otherwise acting in good faith under this SECTION 2.04(c).

	 Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

	 (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.04(a), effective upon notice from the Administrative Agent or the Requisite Senior Lenders at any time after (i) the occurrence of an Event of Default under
SECTION 11.01(a) or (ii) the date of acceleration of the maturity of the Obligations pursuant to SECTION 11.02(a) and for as long thereafter as such Event of Default shall be continuing or until such acceleration has been rescinded pursuant to SECTION 11.02(c) (as applicable), the principal balance of all Loans and other Obligations then outstanding shall bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement, but not to exceed the maximum rate permitted by applicable law.

	 (e) COMPUTATION OF INTEREST. Interest on Base Rate Loans and Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days (subject to the provisions of this Agreement and the Notes limiting the rate of interest to that permitted by applicable law). In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

	 (f) CHANGES; LEGAL RESTRICTIONS. Except as provided in SECTION 2.08(d) with respect to certain determinations on

Eurodollar Interest Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (b) compliance by any Senior Lender or Issuing Bank with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

	 (i)  does or will subject a Senior Lender or
    Issuing Bank (or its applicable lending office or Eurodollar Affiliate) to any tax, duty or other charge of any kind which such Senior Lender or Issuing Bank reasonably determines to be applicable to this Agreement, the Notes, the Commitments, the Loans or the Facility Letters of Credit or change the basis of taxation of payments to that Senior Lender or Issuing
    Bank of principal, fees, interest, or any other amount payable hereunder, except for taxes imposed on or measured by the overall net income of that Senior
    Lender or Issuing Bank or its applicable lending office or Eurodollar Affiliate or franchise taxes imposed by the jurisdiction in which such Senior Lender's or Issuing Bank's principal executive office, applicable lending office or Eurodollar Affiliate is located (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Taxes"); or

	 (ii)  does or will impose, modify, or hold
    applicable, in determination of a Senior Lender or Issuing Bank, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Facility Letters of Credit) in or for the account of, advances or loans by, Commitments made, or other credit extended by, or any other acquisition of funds by, a Senior Lender or any applicable lending office or Eurodollar Affiliate of that Senior Lender or Issuing
    Bank (except, with respect to Base Rate Loans, to the extent that the reserve and FDIC insurance requirements are reflected in the definition of "Base Rate" and, with respect to Eurodollar Rate Loans, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

	 (iii) does or will impose on that Senior Lender or Issuing Bank any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Effective Date;

and the results of any of the foregoing is to increase the cost to the Senior Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitment or issuing or participating in the Facility Letters of Credit or to reduce any amount receivable thereunder; THEN, in any such case, the Borrower shall promptly pay to that Senior Lender or Issuing Bank, upon demand, such amount or amounts (based upon a reasonable allocation thereof by such Senior Lender or Issuing Bank to the financing transactions contemplated by this Agreement and affected by this SECTION 2.04(f) as may be necessary to compensate that Senior Lender or Issuing Bank for any such additional cost incurred or reduced amount received. Such Senior Lender or Issuing Bank shall deliver to the Borrower a written statement of the costs or reductions claimed and the basis therefor, and the reasonable allocation made by that Senior Lender or Issuing Bank of such costs and reductions shall be conclusive, absent manifest error. If a Senior Lender or Issuing Bank subsequently recovers any amount of Taxes previously paid by the Borrower pursuant to this SECTION 2.04(f), such Senior Lender or Issuing Bank shall, within 30 days after receipt of such refund and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery.

	 (g) REFERENCE BANKS. Each Reference Bank which is also a Senior Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. Upon the reasonable request of the Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be reasonably required by the Borrower, and each Reference Bank which is also a Senior Lender agrees to furnish to the Administrative Agent such information as may be required in connection therewith.

	 2.05.  FEES. AGENT'S FEE  (a) ADMINISTRATIVE S AND
OTHER FEES. The Borrower shall pay to the Administrative Agent, solely for its own account, the fees (the "Administrative Agent's Fees") specified in the letter agreement dated November 14, 1994 between the Administrative Agent and Southland, on the dates specified therein. No Persons other than the Administrative Agent shall have any interest in the Administrative Agent's Fees.

	 (b) STRUCTURING FEES. The Borrower shall pay to the Administrative Agent, solely for account of each Agent, the fees (the "Structuring Fees") specified in the letter agreement dated November 14, 1994 between the Borrower and each of the Agents on the date specified therein. No Persons other than the Agents shall have any interest in the Structuring Fees.

	 (c) UNUSED COMMITMENT FEE. The Borrower shall pay to the Administrative Agent, for the account of each Senior Lender, a fee (an "Unused Commitment Fee") accruing at the rate of one-half of one percent (0.50%) per annum through the Revolving Credit Termination Date, upon the daily excess, if any, of such Senior Lender's Revolving Credit Commitment then in effect over such Senior Lender's Pro Rata Share of the Revolving Credit Obligations outstanding at such time. All Unused Commitment Fees which have accrued in any calendar quarter shall be payable quarterly in arrears on the first Business Day of the immediately succeeding calendar quarter. All Unused Commitment Fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

	 (d)  CLOSING FEES.  The Borrower shall pay to the
Administrative Agent, for the account of each Senior Lender, a fee (a "Closing Fee") equal to such Senior Lender's Pro Rata
Share of $1,500,000.00. All Closing Fees shall be payable on the Effective Date.

	 (e) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent, for account of the Senior Lenders or the Issuing Banks, as applicable, a fee for Facility Letters of Credit (the "Facility Letter of Credit Fee"), determined as set forth in SECTIONS 3.08(a) and (b).

	 (f)  PAYMENT OF FEES.  The fees described in this
SECTION 2.05 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described herein and expenses otherwise described in this Agreement. Fees shall be payable when due in New York, New York in immediately available funds. All fees shall be non-refundable when paid. All fees specified or referred to in this Agreement due to a Senior Lender, including, without limitation, those referred to in this SECTION 2.05, shall bear interest, if not paid when due, at the rate then applicable to past due Base Rate Loans (but not to exceed the maximum rate permitted by law), shall constitute Obligations and shall be secured by all of the Collateral.

	 2.06. PREPAYMENTS. (a) VOLUNTARY PREPAYMENTS. The Borrower may, upon not less than two (2) Business Days' prior written or telephonic notice confirmed promptly in writing to the Administrative Agent (which notice the Administrative Agent shall promptly transmit by telegram, telex or telephone to each Senior Lender), at any time and from time to time, prepay any Base Rate Loans in whole or in part, without premium or penalty, in an aggregate minimum amount of $5,000,000, PROVIDED, HOWEVER, that the Borrower may prepay such Loans in full without regard to such minimum amount. Eurodollar Rate Loans may be prepaid in whole or in part, without premium or penalty, on the expiration date of the Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in SECTION 2.08(f). Any notice of prepayment given to the Administrative Agent under this SECTION 2.06(a) shall specify the date of prepayment, the aggregate principal amount of the prepayment and the allocation of such amount among Base Rate Loans and Eurodollar Rate Loans. Voluntary prepayments of the Senior Term Loans shall be applied to unpaid installments thereof in the direct order of their maturity (with a corresponding permanent reduction in the Term Loan Commitment of each Senior Lender proportionately in accordance with its Pro Rata Share). Notice of prepayment having been delivered as provided herein, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

	 (b) MANDATORY PREPAYMENT OF REVOLVING LOANS. The Borrower shall make prepayments of Revolving Loans to the extent necessary to assure that the aggregate principal amount of the Revolving Loans outstanding at any time does not exceed the Revolving Loan Subfacility at such time.

	 2.07. PAYMENTS. (a) MANNER AND TIME OF PAYMENT. All payments of principal, interest, Reimbursement Obligations and fees hereunder and under the Notes or a Facility Letter of Credit payable to the Senior Lenders or any Issuing Bank shall be made without condition or reservation of right, in Dollars and in immediately available funds, delivered to the Administrative Agent not later than 11:00 a.m. (New York time) on the date due, to such account of the Administrative Agent in New York, New York, as the Administrative Agent may designate, for the account of the Senior Lenders or such Issuing Bank, as the case may be, and funds received by the Administrative Agent after that time, shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Senior Lenders or the Issuing Banks, or any of them, shall be paid to them promptly after receipt thereof by the Administrative Agent, PROVIDED, that the Administrative Agent shall pay to such Senior Lenders or Issuing Banks interest thereon, at the Federal Funds Rate, from the Business Day following receipt of such funds by the Administrative Agent until such funds are paid to such Senior Lenders and Issuing Banks.

	 (b) APPORTIONMENT OF PAYMENTS. (i) Subject to the provisions of SECTION 2.06, SECTION 2.07(b)(iii) and SECTION 3.06(b)(ii), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Senior Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Except as provided in SECTION 2.07(b)(ii) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be allocated among such of the Senior Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares, or otherwise as provided herein. All such principal and interest payments in respect of Senior Term Loans and Revolving Loans shall be applied FIRST, to the Senior Term Loans (to installments and accrued interest then due and payable, ratably, in accordance with the Senior Lenders' respective Pro Rata Shares) and SECOND, to the Revolving Loans and accrued interest thereon; in either case, FIRST, to repay outstanding Base Rate Loans and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

	 (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

	 (A) FIRST, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent from the Borrower;

	 (B) SECOND, to pay Obligations in respect of any fees and indemnities then due to the Senior Lenders from the Borrower;

	 (C) THIRD, to pay interest due in respect of Loans and other Obligations; PROVIDED, that if sufficient funds are not available to fund all payments to be made to the Holders of Secured Obligations in respect of the Obligations described in this CLAUSE
    (C), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of the amount of interest due each Holder of Secured Obligations;

	 (D) FOURTH, to pay or prepay principal of Loans and Reimbursement Obligations, to pay (or, to the extent such Obligations are contingent, prepay or provide cash collateral in respect of) Facility Letter of Credit Obligations, and to pay Obligations then due and payable in respect of the Eligible Interest Rate
    Contracts, if any; PROVIDED, that if sufficient funds are not available to fund all payments to be made to the Holders of Secured Obligations in respect of the Obligations described in this CLAUSE (D), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of each Holder's interest in the aggregate outstanding Loans, Reimbursement Obligations and other Facility Letter of
    Credit Obligations (in each instance whether or not due) and in the Obligations then due and payable in respect of Eligible Interest Rate Contracts;

	 (E)  FIFTH, to the ratable payment of all other
    Obligations then due and payable for expense reimbursements; and

	 (F)  SIXTH, to the ratable payment of all other
    Obligations due to any and all Holders of Secured
    Obligations.

Subject to SECTION 2.07(b)(iii) and SECTION 3.06(b)(ii), the Administrative Agent shall promptly distribute to each Senior Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof, or the signature page to the Assignment and Acceptance by which such Person became a Lender or Issuing Bank, or at such other address as a Senior Lender, an Issuing Bank or Holder of Secured Obligations may request in writing, such funds as it may be entitled to receive, subject to the provisions of ARTICLE XII and PROVIDED THAT the Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder of Secured Obligations and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Senior Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Senior Lenders and other Holders of Secured Obligations as among themselves and may at any time or from time to time be changed by the Senior Lenders as they may elect, in writing in accordance with SECTION 13.08, without necessity of notice to or consent of or approval by the Borrower or any other Person.

	 (iii) In the event that any Senior Lender fails to fund its Pro Rata Share of any Revolving Loan requested by the Borrower which such Senior Lender is obligated to fund under the terms of this Agreement (the funded portion of such Borrowing of Revolving Loans being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Senior Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the

Administrative Agent by the Borrower and otherwise required to be applied to such Senior Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Senior Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

	 (A)  the foregoing provisions of this SECTION
    2.07(b)(iii) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.04(c);

	 (B) a Senior Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving
    Loan at such time as an amount equal to such Senior
    Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION
    2.07(b)(iii), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

	 (C) amounts advanced to the Borrower to cure, in full or in part, any such Senior Lender's failure to fund its Pro Rata Share of any Revolving Loan ("Cure
    Loans") shall bear interest at the rate in effect from time to time pursuant to SECTION 2.04(a)(i) and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

	 (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this
    SECTION 2.07, would be applied to the outstanding
    Revolving Loans which are Base Rate Loans shall be applied FIRST, ratably to all such Base Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to such Base Rate Loans other than those constituting Non
    Pro Rata Loans or Cure Loans and THIRD, ratably to such
    Base Rate Loans constituting Cure Loans.

	 (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes and of any of the fees specified in SECTION 2.05, as the case may be.

	 (d) ADMINISTRATIVE AGENT'S, ISSUING BANK'S OR SENIOR LENDER'S ACCOUNTING. Any accounting as to Loans, fees or Facility Letters of Credit which any of the Administrative Agent, any Issuing Bank or any of the Senior Lenders at its option may provide to the Borrower, including any periodic statement of account, will be presumed, rebuttably, to be correct.

	 2.08.  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
LOANS. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate
Loans as to the matters covered:

	 (a)  AMOUNT OF EURODOLLAR RATE LOANS.  Each Eurodollar
Rate Loan shall be for a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess of that amount.

	 (b) DETERMINATION OF EURODOLLAR INTEREST PERIOD. By giving notice as set forth in SECTION 2.02(b) (with respect to a Borrowing of Eurodollar Rate Loans after the Effective Date) or
SECTION 2.04(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this SECTION 2.08, to specify an interest period (each a "Eurodollar Interest Period") to apply to the Borrowing of Eurodollar Rate Loans described in such notice, which Eurodollar Interest Period shall be a period of either one, two, three, six or, if available to each of the Senior Lenders, twelve months. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

	 (i) In the case of immediately successive Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

	 (ii)  If any Eurodollar Interest Period would
    otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; PROVIDED, that if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period shall expire on the immediately preceding Business Day;

	 (iii)  The Borrower may not select a Eurodollar
    Interest Period for any Borrowing of Revolving Loans which terminates later than the Revolving Credit
    Termination Date; or for the Senior Term Loans, or any portion thereof, which terminates later than December
    31, 1999;

	 (iv)  The Borrower may not select a Eurodollar
    Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of that portion of principal, it being understood and agreed that any Eurodollar Rate
    Loan whose Eurodollar Interest Period ends less than one month prior to such date shall be deemed converted to a Base Rate Loan as of the last day of such Eurodollar Interest Period for purposes of determining whether any portion of principal of any Eurodollar Rate
    Loan is required in order to make a mandatory payment of principal; and

	 (v)  There shall be no more than six (6)
    Eurodollar Interest Periods in effect at any one time.

	 (c) DETERMINATION OF INTEREST RATE. As soon as practicable after 11:00 a.m. (New York time) on the Eurodollar Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be presumptively correct, subject, however, to the provisions of
SECTION 13.24) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Senior Lender.

	 (d)  INTEREST RATE UNASCERTAINABLE, INADEQUATE OR
UNFAIR.  If with respect to any Eurodollar Interest Period:

	 (i) the Administrative Agent is advised by any Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by such Reference Bank in the relevant market for such Eurodollar Interest Period; or

	 (ii)  Requisite Senior Lenders advise the
    Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent is at least fifteen (15) basis points less than the cost to such Senior Lenders of obtaining funds in the London interbank Eurodollar market in the amount substantially equal to such Senior Lenders' Eurodollar Rate Loans and for a period equal to such Eurodollar Interest Period;

the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the right of the Borrower to elect to have the Senior Term Loans and the Revolving Loans bear interest based on the Eurodollar Rate shall be suspended, and each outstanding Eurodollar Rate Loan made by the Senior Lenders shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

	 (e) ILLEGALITY. (i) In the event that on any date any Senior Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by that Senior Lender in good faith with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Senior Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Senior Lender) of that determination.

	 (ii)  Upon the giving of the notice referred to in
SECTION 2.08(e)(i), (A) the Borrower's right to request and such Senior Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and such Senior Lender shall make a Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, be considered a part of such Borrowing, and (B) if the affected Eurodollar Rate Loan(s) are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to the Administrative Agent and the affected Senior Lender, convert each such Eurodollar Rate Loan into a Base Rate Loan.

	 (iii) In the event that such Senior Lender determines at any time following its giving of the notice referred to in
SECTION 2.08(e)(i) that such Senior Lender may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Senior Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and the Administrative
Agent (which notice the Administrative Agent shall promptly transmit to each Senior Lender) of that determination, whereupon the Borrower's right to request and such Senior Lender's obligation to make Eurodollar Rate Loans of such type(s) shall be restored.

	 (f) COMPENSATION. In addition to such amounts as are required to be paid by the Borrower pursuant to SECTIONS 2.04(a), 2.04(d) and 2.04(f), the Borrower shall compensate each Senior Lender, upon written request by that Senior Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation of reemployment of deposits or other funds acquired by that Senior Lender to fund or maintain that Senior Lender's Eurodollar Rate Loans to the Borrower which that Senior Lender may sustain (i) if for any reason a Borrowing conversion or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to SECTION 2.04(c), (ii) if any prepayment of any Eurodollar Rate Loan (including without limitation, any prepayments pursuant to SECTION 2.06) occurs for any reason on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of any required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated on Section 2.08(e), or
(iv) as a consequence of any other default by the Borrower to repay Eurodollar Rate Loans when required by the terms of this Agreement.

	 (g)  QUOTATION OF EURODOLLAR RATE.  If on any
Eurodollar Interest Rate Determination Date any of the Reference Banks shall have failed to provide offered quotations to the Administrative Agent in accordance with the definition of "Eurodollar Rate" the Administrative Agent shall determine the Eurodollar Rate using the quotation of the other Reference Banks.

	 (h)  EURODOLLAR RATE TAXES.  The Borrower agrees that:

	 (i) the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the

    Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar
    Rate Taxes"); PROVIDED that Eurodollar Rate Taxes shall not include: taxes imposed on or measured by the overall net income of the Senior Lender or any foreign branch or Subsidiary of that Senior Lender by the United States of America or any taxing authority of any jurisdiction in which the Senior Lender or any such foreign branch or Subsidiary conducts business. The
    Borrower shall also pay such additional amounts equal to increases in taxes payable by that Senior Lender described in the foregoing proviso which increases are attributable to payments made by the Borrower described in this sentence and in the immediately preceding sentence of this paragraph. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of that Senior Lender, furnish to that Senior
    Lender evidence, in form and substance satisfactory to that Senior Lender, that the Borrower has met its obligation under this Section 2.08(h); and

	 (ii)  The Borrower will indemnify each Senior
    Lender against, and reimburse each on demand for, any Eurodollar Rate Taxes paid by such Senior Lender, as determined by that Senior Lender in its sole discretion. That Senior Lender shall provide the Borrower with (A) appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this
    SECTION 2.08(h)(ii) and (B) such information as may reasonably be required to indicate the basis for such Eurodollar Rate Taxes; PROVIDED that if a Senior Lender or Issuing Bank subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid by the Borrower pursuant to this SECTION 2.08(h)(ii), such Senior
    Lender or Issuing Bank shall, within 30 days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery or permanent net tax benefit.

	 (i) BOOKING OF EURODOLLAR RATE LOANS. Any Senior Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Senior Lender; PROVIDED, HOWEVER, no such Senior Lender shall be entitled to receive any greater amount under SECTION 2.04(f) or 2.08(h) as a result of the transfer of any such Eurodollar Rate Loan than such Senior Lender would be entitled to immediately prior thereto unless (A) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (B) such claim would have arisen even if such transfer had not occurred.

	 (j) AFFILIATES NOT OBLIGATED. No Eurodollar Affiliate or other Affiliate of any Senior Lender shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement.

	 2.09.  INCREASED CAPITAL.  If either (i) the
introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Senior Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by such Senior Lender or any corporation controlling such Senior Lender and such Senior Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Senior Lender's Commitment and other commitments of this type then, upon demand by such Senior Lender, the Borrower shall immediately pay to such Senior Lender, from time to time as specified by such Senior Lender, additional amounts sufficient to compensate such Senior Lender in the light of such circumstances, to the extent that such Senior Lender reasonably determines such increase in capital to be allocable to the existence of such Senior Lender's Commitment. A certificate as to such amounts submitted to the Borrower by such Senior Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

	 2.10. REPLACEMENT OF SENIOR LENDER IN EVENT OF ADVERSE CONDITION. In the event the Borrower becomes obligated to pay additional amounts to any Senior Lender pursuant to SECTION 2.04(f), 2.08(e), 2.08(h), 2.09 or 3.08(c) as a result of any condition described in any such Section, then, unless such Senior Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, the Borrower may designate another bank or financial institution which is reasonably acceptable to the Administrative Agent and the Requisite Senior Lenders (any such bank or financial institution being herein called a "Replacement Lender") to purchase the Notes of such Senior Lender and such Senior Lender's rights hereunder, without recourse to or warranty by, or expense to, such Senior Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Senior Lender plus any accrued but unpaid interest on such Notes and, in the case of a Senior Lender, accrued but unpaid Unused Commitment Fees in respect of that Senior Lender's Commitment and any other amounts due and payable hereunder and upon such purchase, such Senior Lender shall no longer be a party hereto or have any rights hereunder, and the Replacement Lender shall succeed to the rights of such Senior Lender hereunder.


				ARTICLE III

		     THE LETTER OF CREDIT SUBFACILITY

	 3.01. OBLIGATION TO ISSUE. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Borrower one or more Facility Letters of Credit, up to an aggregate face amount at any one time outstanding equal to its Letter of Credit Commitment, from time to time through the earlier of (i) the expiration of such Issuing Bank's Letter of Credit Commitment or
(ii) the Business Day next preceding the Revolving Credit
Termination Date.

	 3.02. TYPES AND AMOUNTS. (a) An Issuing Bank shall not have any obligation to issue, and shall not issue, any Facility Letter of Credit at any time:

	 (i)  if the aggregate maximum amount then
    available for drawing under Facility Letters of Credit issued by such Issuing Bank after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

	 (ii) if, immediately after the issuance of such Facility Letter of Credit, the aggregate principal amount of Facility Letter of Credit Obligations then existing with respect to Facility Letters of Credit issued by that Issuing Bank (which amount shall be calculated without giving effect to the participation of the Senior Lenders pursuant to SECTION 3.06) would exceed such Issuing Bank's then effective Letter of Credit Commitment;

	 (iii) if the Issuing Bank receives written notice from the Administrative Agent or the Requisite Senior
    Lenders at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Facility Letter of Credit that (A) immediately after the issuance of such Facility Letter of Credit,
    (I) the then Facility Letter of Credit Obligations would exceed the then Letter of Credit Subfacility or
    (II) the Revolving Credit Obligations at such time would exceed the aggregate Revolving Credit Commitments then in effect, or (B) one or more of the conditions precedent contained in SECTION 4.01 or 4.02, as applicable, will not on such date be satisfied, and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 4.01 or 4.02, as applicable, have been satisfied; or

	 (iv) which has an expiration date (A) more than one year after the date of issuance or (B) after the Business Day immediately preceding the Revolving Credit
    Termination Date.

	 (b) Any Senior Lender or Citibank may, in its discretion, issue or extend Letters of Credit permitted under
SECTION 8.01(vii) without regard to the terms and provisions of this ARTICLE III, and no other Senior Lender will have any obligation to purchase any participation or any other interest in such Letters of Credit pursuant to SECTION 3.06.

	 3.03. CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in SECTION
4.01 or 4.02, as applicable, the obligation of an Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

	 (i) The Borrower shall have delivered to that Issuing Bank, at such times and in such manner as that Issuing Bank may prescribe, a Letter of Credit
    Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof and the terms of the proposed Letter of Credit shall be satisfactory to that Issuing Bank; and

	 (ii)  As of the date of issuance no order,
    judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain that Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to that Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental
    Authority with jurisdiction over that Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

	 3.04.  ISSUANCE OF FACILITY LETTERS OF CREDIT.

	 (a) The Borrower shall give an Issuing Bank written notice that it has selected that Issuing Bank to issue a Facility

Letter of Credit not later than 11:00 a.m. (New York time) on the fifth (5th) Business Day preceding the requested issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank. Such notice shall be irrevocable and shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date (which day shall be a Business
Day) of issuance of such requested Facility Letter of Credit,
(iii) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the Business Day immediately preceding the Revolving Credit Termination Date), (iv) the Person for whose benefit the requested Facility Letter of Credit is to be issued, and (v) the amount of then outstanding Facility Letter of Credit Obligations in respect of Facility Letters of Credit issued by that Issuing Bank.

	 (b) An Issuing Bank shall not extend or amend any Facility Letter of Credit if the issuance of a new Facility Letter of Credit having the same terms as such Facility Letter of Credit as so extended or amended would be prohibited by SECTION 3.02(a).

	 3.05.  REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING
BANKS. (a) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

	 (i) the Borrower shall reimburse an Issuing Bank for drawings under a Facility Letter of Credit used by it no later than the earlier of (a) the time specified in such Letter of Credit Reimbursement Agreement, and
    (b) three (3) Business Days after the payment by that Issuing Bank; and

	 (ii) any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent
    Facility Letter of Credit at the interest rate applicable to Base Rate Loans for three (3) Business
    Days after such date and thereafter at the interest rate for past due Base Rate Loans in accordance with
    SECTION 2.04(d).

	 (b) No action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put that Issuing Bank under any resulting liability to any Senior Lender or, subject to SECTION 3.02, relieve that Senior Lender of its obligations hereunder to that Issuing Bank. In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation to the Senior Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Facility Letter of Credit.

	 3.06. PARTICIPATIONS. (a) Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in this ARTICLE III and immediately upon conversion of a Letter of Credit of an Issuing Bank to a Facility Letter of Credit pursuant to SECTION 3.11, each Senior Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Senior Lender's Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to the Issuing Bank under SECTIONS 3.08(b) and 3.08(c)) and any security therefor or guaranty pertaining thereto.

	 (b) (i) If any Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower does not repay such amount to such Issuing Bank pursuant to SECTION 3.05(a) or 3.07, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Senior Lender of such failure, and each Senior Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Senior Lender's Pro Rata Share of such payment, in Dollars and in same day funds, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank's account pursuant to this SECTION 3.06(b)(i), to the Issuing Bank. If the Administrative Agent so notifies such Senior Lender prior to 11:00 a.m. (New York time) on any Business Day, such Senior Lender shall make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds in New York, New York.

	 (ii) If and to the extent such Senior Lender shall not have so made its Pro Rata Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, (A) such Senior Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Rate, (B) with respect to any Senior Lender which is also an Issuing Bank hereunder or whose Affiliate is an Issuing Bank hereunder and, in either case, such Issuing Bank has not received a requested reimbursement under SECTION 3.06(b)(i) in respect of a payment made by such Issuing Bank under a Facility Letter of Credit (an "Unreimbursed Issuing Bank"), the obligations of such Senior Lender under SECTION 3.06(b)(i) shall be suspended solely as to any Issuing Bank with respect to which such Issuing Bank (in its capacity as a Senior Lender) or the Affiliate of such Issuing Bank which is a Senior Lender has failed to reimburse such Unreimbursed Issuing Bank (a "Defaulting L/C Participant"), until the amount of such reimbursement is paid in full and (C) until the earlier of such Defaulting L/C Participant's cure of such failure to reimburse such Unreimbursed Issuing Bank, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Defaulting L/C Participant's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Unreimbursed Issuing Bank by the Administrative Agent on behalf of such Defaulting L/C Participant to cure, in full or in part, such failure by such Defaulting L/C Participant, but shall nevertheless be deemed to have been paid to such Defaulting L/C Participant in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary, a Defaulting L/C Participant shall be deemed to have cured its failure to fund its Pro Rata Share of any reimbursement requested under SECTION 3.06(b)(i) at such time as an amount equal to such Defaulting L/C Participant's original Pro Rata Share of the requested principal portion of such reimbursement is fully funded to the Unreimbursed Issuing Bank, whether made by such Defaulting L/C Participant itself or by operation of the terms of this
SECTION 3.06(b)(ii).

	 (iii) The failure of any Senior Lender to make available to the Administrative Agent for the account of any Issuing Bank its Pro Rata Share of any such payment shall not relieve any other Senior Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share of any payment on the date such payment is to be made.

	 (c) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any or all of the Senior Lenders for the account of such Issuing Bank pursuant to this SECTION 3.06, such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Senior Lender which has funded its participating interest therein, in New York, New York, in Dollars and in the kind of funds so received, an amount equal to (i) the amount paid by such Issuing Bank, MULTIPLIED BY (ii) a fraction, the numerator or which shall be the amount funded by such Senior Lender in respect of its participating interest and the denominator of which shall be the amount funded by all of the Senior Lenders in respect of their respective participating interests. Each such payment shall be made by the Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

	 (d) Upon the request of the Administrative Agent or any Senior Lender, an Issuing Bank shall furnish to the Administrative Agent or such Senior Lender copies of any Facility Letter of Credit or Letter of Credit Reimbursement Agreement to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or such Senior Lender.

	 (e) The obligations of a Senior Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall be honored in accordance with the terms and conditions of this Agreement under all circumstances (subject to SECTION 3.02), including, without limitation, any of the following circumstances:

	 (i) any lack of validity of enforceability of this Agreement or any of the other Loan Documents;

	 (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Senior Lender, or any other Person, whether in connection with this Agreement, the First Amended and Restated Credit Agreement, the Second Amended and
    Restated Credit Agreement, any Facility Letter of
    Credit, the transactions contemplated herein or therein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any Facility
    Letter of Credit);

	 (iii)  any draft, certificate of any other
    document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

	 (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

	 (v) any failure by the Administrative Agent or that Issuing Bank to make any reports required pursuant to SECTION 3.09; or

	 (vi) the occurrence of any Event of Default or Potential Event of Default.

	 3.07. PAYMENT OF REIMBURSEMENT OBLIGATIONS. (a) The Borrower agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such issuing Bank under or in connection with any Facility Letter of Credit immediately when due; irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

	 (b) In the event any payment by the Borrower received by an Issuing Bank with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Senior Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Senior Lender which received such distribution shall, upon demand by that Issuing Bank, contribute such Senior Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuing Bank upon the amount required to be repaid by it.

	 3.08.  COMPENSATION FOR FACILITY LETTERS OF CREDIT.

	 (a) FACILITY LETTER OF CREDIT FEES. The Borrower shall pay quarterly in arrears, on the tenth (10th) day of each calendar quarter in respect of the previous calendar quarter and promptly upon receipt of each quarterly report referred to in
SECTION 3.09, in the case of each Facility Letter of Credit covered by such quarterly report, a Facility Letter of Credit Fee equal to four-fifths of one percent (0.80%) per annum applied (on the basis of actual days elapsed in a 360 day year) to the maximum amount available to be drawn under such Facility Letter of Credit from day to day during the previous calendar quarter. This fee shall be paid to the Administrative Agent for the account of the Senior Lenders in proportion to their respective Pro Rata Shares.

	 (b) ISSUING BANK CHARGES. The Borrower shall pay to each Issuing Bank, solely for its own account, (i) by the tenth
(10th) Business Day of each calendar quarter, a fee equal to one-eighth of one percent (0.125%) per annum applied (on the basis of actual days elapsed in a 360 day year) to the maximum amount available to be drawn from day to day during the immediately preceding calendar quarter under each Facility Letter of Credit issued by it, and (ii) the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Facility Letters of Credit.

	 (c) INCREASED CAPITAL. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Issuing Bank or Senior Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by it or any corporation controlling it and such Senior Lender or Issuing Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based upon its issuance or maintenance of or participation in, or commitment to issue or to participate in, the Facility Letters of Credit then, upon demand by any such Senior Lender or Issuing Bank, the Borrower shall immediately pay to such Senior Lender or Issuing Bank, from time to time as specified by such Senior Lender or Issuing Bank, additional amounts sufficient to compensate such Senior Lender or Issuing Bank therefor. A certificate as to such amounts submitted to the Borrower by any such Senior Lender or Issuing Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

	 3.09. ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth Business Day following the last day of each calendar quarter, provide to the Administrative Agent and the Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Facility Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Facility Letter of Credit issued by it outstanding at any time during such calendar quarter and the aggregate amount paid by the Borrower during the calendar quarter pursuant to
SECTION 3.07. Copies of such reports shall be provided promptly to each Senior Lender by the Administrative Agent.

	 3.10. INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this ARTICLE III, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent, each Issuing Bank and each Senior Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Administrative

Agent or such Issuing Bank or Senior Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Bank issuing a Facility Letter of Credit to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

	 (b) As between the Borrower, the Senior Lenders and each Issuing Bank issuing a Facility Letter of Credit, the Borrower assumes all risks of the acts and omissions of, or misuse of such Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications, the Issuing Banks and the Senior Lenders shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, Issuing Banks and Senior Lenders including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of an Issuing Bank's rights or powers under this SECTION 3.10.

	 (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuing Bank, the Administrative Agent or any Senior Lenders under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

	 (d) Notwithstanding anything to the contrary contained in this SECTION 3.10, the Borrower shall have no obligation to indemnify an Issuing Bank under this SECTION 3.10 in respect of any liability incurred by such Issuing Bank arising out of the gross negligence or willful misconduct of such Issuing Bank.

	 3.11. TRANSITIONAL PROVISIONS. SCHEDULE 3.11 contains a schedule of certain Letters of Credit issued for the account of Southland outstanding as of the Effective Date by one or more of
(i) the Issuing Banks and (ii) the Senior Lenders other than the Issuing Banks. Subject to the satisfaction of the conditions precedent contained in ARTICLE IV, on the Effective Date (i) such Letters of Credit, to the extent still outstanding, shall be deemed to be converted into Facility Letters of Credit issued pursuant to SECTION 3.04 and subject to the provisions of this Agreement, and for this purpose the fees specified in SECTION
3.08 shall be payable as if such Letters of Credit had been issued on the Effective Date, (ii) the face amount of such Letters of Credit shall be included in the calculation of Facility Letter of Credit Obligations which when, aggregated with all other Facility Letter of Credit Obligations outstanding as of the Effective Date, shall not exceed the Letter of Credit Subfacility, and (iii) all liabilities of Southland with respect to such Letters of Credit shall constitute Obligations.

	 3.12. AMOUNT OF LETTER OF CREDIT SUBFACILITY. (a) The amount of the Letter of Credit Subfacility shall initially be equal to $150,000,000. Except as set forth in SECTION 2.02(e)(ii) with respect to a termination of the Revolving Credit Commitments, upon five (5) Business Days' prior written notice thereof the Administrative Agent and each Issuing Bank, or upon such other prior written notice as the Administrative Agent may elect to accept in any particular instance, in substantially the form of EXHIBIT 16-A, the Borrower may from time to time permanently reduce the Letter of Credit Subfacility (without premium or penalty) in a minimum amount of $5,000,000 and in increments of $1,000,000 in excess thereof to an amount which is not less than the then outstanding Facility Letter of Credit Obligations. Any reduction of the Letter of Credit Subfacility shall permanently reduce each Senior Lender's Revolving Credit Commitment ratably. Any termination of the Revolving Credit Commitments pursuant to SECTION 2.02(e) shall terminate each Issuing Bank's Letter of Credit Commitment.

	 (b) The amount of the Letter of Credit Subfacility shall be determined as set forth in SECTION 3.12(a) whether or not the aggregate of all of the Issuing Banks' then effective Letter of Credit Commitments shall exceed the amount of the then Letter of Credit Subfacility.

	 (c) Upon five (5) Business Days' prior written notice thereof to the Administrative Agent and each Issuing Bank, or upon such other prior written notice as the Administrative Agent may elect to accept in any particular instance, the Borrower may:

	 (i) with the written consent of such Senior Lender (or Affiliate thereof), designate as an Issuing Bank any Senior Lender (or Affiliate thereof) which is not then an Issuing Bank and the Letter of Credit Commitment of such newly-designated Issuing Bank; PROVIDED, HOWEVER, that, if at any time the aggregate Letter of Credit Commitments then in effect are less than the amount of the Letter of Credit Subfacility, the Borrower and the Administrative Agent shall have the right to designate as an Issuing Bank any Senior Lender (or Affiliate thereof) which is not then an Issuing Bank and the Letter of Credit Commitment of such newly-designated Issuing Bank; PROVIDED, FURTHER, HOWEVER, that the Letter of Credit Commitment of any Issuing Bank so designated by the Borrower and the Administrative Agent shall not exceed the lesser of (A) the amount by which the Letter of Credit Subfacility exceeds the aggregate Letter of Credit Commitments prior to such designation and (B) an amount equal to such Senior Lender's Pro Rata Share of the Letter of Credit Subfacility then in effect; and

	 (ii) whether or not in connection with a reduction of the Letter of Credit Subfacility pursuant to SECTION 3.12(a), or the addition of an Issuing Bank pursuant to this
    SECTION 3.12(c), reduce or increase any Issuing Bank's Letter of Credit Commitment, subject to SECTION 3.12(d) below.

	 (d) The Borrower's discretion to designate additional Issuing Banks pursuant to SECTION 3.12(c)(i) and to reduce or increase each Issuing Bank's Letter of Credit Commitment pursuant to SECTION 3.12(a) or 3.12(c)(ii) or otherwise to act pursuant to this SECTION 3.12, shall at all times be subject to the qualifications and restrictions that (i) at no time shall any Issuing Bank's Letter of Credit Commitment exceed the amount agreed to by such Issuing Bank or, in the case of an Issuing Bank designated as such by the Borrower, the amount specified or determined in accordance with SECTION 3.12(c)(i) and (ii) the Borrower shall not reduce any Issuing Bank's Letter of Credit Commitment to an amount less than the amount of all of the then existing Facility Letter of Credit Obligations in respect of Facility Letters of Credit issued by such Issuing Bank.

	 3.13. OBLIGATIONS SEVERAL. The obligation of each Issuing Bank and each Senior Lender under this ARTICLE III is several and not joint, and no Issuing Bank or Senior Lender shall be responsible for the Letter of Credit Commitment or participation obligation hereunder, respectively, of any other Issuing Bank or Senior Lender.


				ARTICLE IV

	    CONDITIONS TO LOANS AND FACILITY LETTERS OF CREDIT

	 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND FACILITY LETTERS OF CREDIT. The obligation of each Senior Lender on the Effective Date to make its Senior Term Loan and any Revolving Loan requested to be made by it, and the agreement of each Issuing Bank on the Effective Date to issue Facility Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

	 (a) DOCUMENTS. The Administrative Agent shall have received on or before the Closing Date all of the following:

	 (i) this Agreement, executed by Southland, together with all Schedules hereto which shall be in each case true, complete and correct in all material respects as of the Effective Date;

	 (ii) for the benefit of each Senior Lender, a Senior Term Note and Revolving Credit Note dated the
    Effective Date, executed by Southland and made payable to the order of such Senior Lender;

	 (iii)  an original and duly executed Notice of
    Borrowing completed in accordance with the provisions of SECTION 2.01(b) and/or SECTION 2.02(b);

	 (iv) original and duly executed amendments or supplements to each of the Security Agreement, Patent
    Security Agreement, Trademark Security Agreement and the Third Party Pledge Agreements, in each case dated as of the date hereof, in substantially the forms of EXHIBITS 8-B, 10-B, 11-B, 12-B and 13-B, respectively;

	 (v)  Southland's and each Third Party Pledgor's
    Articles of Incorporation, as amended, modified or supplemented to the Effective Date, certified to be true, correct and complete by the Secretary of State of such Person's State of incorporation as of a recent date prior to the Effective Date, together with good standing certificates from the Secretaries of State of such States in which Southland or such Third Party
    Pledgor is qualified to do business as the Administrative Agent may request, each to be dated a recent date prior to the Effective Date;

	 (vi)  A certificate of the Secretary or Assistant
    Secretary of Southland and each Third Party Pledgor, in each case dated the Effective Date, certifying (A) the names and true signatures of the incumbent officers of Southland or such Third Party Pledgor authorized to sign the Loan Documents executed by such Person, (B) the By-Laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Loan
    Documents executed by such Person, and (D) that there have been no changes in the Articles of Incorporation of such Person since the date of the most recent certification thereof by the Secretary of State of the State of such Person's incorporation;

	 (vii) Favorable legal opinions, each dated the Effective Date and otherwise in form and substance satisfactory to the Administrative Agent, addressed to the Agents, the Senior Lenders and the Issuing Banks from:

		(A)  Bryan F. Smith, Vice President and
	 General Counsel of Southland, dated the Effective
	 Date, in substantially the form of EXHIBIT 17-A attached hereto;

		(B)  Shearman & Sterling, New York and
	 California counsel to Southland, dated the Effective Date, in substantially the form of
	 EXHIBIT 17-B attached hereto;

		(C)  Johnson & Wortley, Texas counsel to
	 Southland, dated the Effective Date, in substantially the form of EXHIBIT 17-C attached hereto; and

		(D) local counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, in the States of Florida, Maryland and Virginia with respect to (I) the Loans and other Obligations arising under this Agreement are secured by the Liens granted under the existing Collateral Documents and
	 (II) the existing mortgages and Uniform Commercial Code filings in such States are effective to perfect such Liens under the respective laws of such States.

    The Borrower hereby directs, and shall cause each of the Third Party Pledgors to direct, their counsel to prepare and deliver to the Agents, the Senior Lenders and the Issuing Banks the respective opinions described in CLAUSES (A), (B) and (C) above; the Administrative Agent hereby directs its counsel to prepare and deliver to the Agents, the Senior Lenders and the Issuing Banks the respective opinions described in CLAUSE (D) above;

	 (viii)  the financial statements and materials
    referred to in SECTION 5.01(viii), in form and substance satisfactory to the Administrative Agent;

	 (ix) a letter to Southland, dated on or near the Effective Date, from Coopers & Lybrand, in substantially the form attached as EXHIBIT 18;

	 (x) a certificate signed by the principal financial officer or treasurer of Southland certifying that all conditions precedent have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

	 (xi)  a fully executed copy of the Master Assignment
    Agreement; and

	 (xii)  such additional documentation as the
    Administrative Agent may reasonably request.

	 (b) FEES AND EXPENSES PAID. Southland shall have paid to the Administrative Agent, for the benefit of the Persons entitled thereto, all fees and expenses due and payable on or before the Effective date, including the Administrative Agent's Fee, the Structuring Fee, the Closing Fee and all other fees required to be paid in connection with this proposed Agreement.

	 (c) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Southland contained in SECTION
5.01 and in any other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of the Effective Date as though made on and as of that date.

	 (d)  NO DEFAULT.  No Event of Default or Potential
Event of Default shall have occurred and be continuing or would result from the making of the Loans requested or deemed to be made on the Effective Date or the issuance of or participation in the Facility Letters of Credit requested to be issued or converted on the Effective Date.

	 (e) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the

Administrative Agent shall not have received any notice that litigation is pending or threatened which seeks to enjoin, prohibit or restrain the making of the Loans requested or deemed to be made on the Effective Date or the issuance of or participation in the Facility Letters of Credit requested to be issued or converted on the Effective Date.

	 (f) COMPLIANCE WITH REAL ESTATE PROCEDURES. Southland shall have complied in all material respects with the procedures prescribed in the Real Estate Procedures Memorandum.

	 (g)  NO NOTICE FROM SENIOR LENDERS.  The Administrative
Agent shall not have received any notification from the Requisite
Senior Lenders that any condition precedent set forth in this
SECTION 4.01 has not then been satisfied.

	 (h) NO CHANGE IN CONDITION. No change in the business, assets, operations or condition (financial or otherwise) of Southland or any of its Subsidiaries shall have occurred since December 31, 1993 which change will, or is reasonably likely to, result in a Material Adverse Effect.

	 4.02. CONDITIONS PRECEDENT TO ALL SUBSEQUENT REVOLVING LOANS AND FACILITY LETTERS OF CREDIT. The obligation of each Senior Lender to make any Revolving Loan requested to be made by it and the agreement of each Issuing Bank to issue any Facility Letter of Credit pursuant to ARTICLE III, on any date after the Effective Date, is subject to the following conditions precedent as of such date:

	 (a) NOTICE OF BORROWING. With respect to a request for a Revolving Loan, the Administrative Agent shall have received in accordance with the provisions of SECTION 2.02(b), on or before any Funding Date, an original and duly executed Notice of Borrowing.

	 (b) ADDITIONAL MATTERS. As of the Funding Date for any Revolving Loan and the date of issuance of any Facility
Letter of Credit:

	 (i) All of the representations and warranties of the Borrower contained in SECTION 5.01 (other than the statements set forth in SECTION 5.01(iii)(A)) and in any other Loan Document (in each case, other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of that Funding Date or issuance date, as though made on and as of that date;

	 (ii)  No Event of Default or Potential Event of
    Default shall have occurred and be continuing or would result from the making of the requested Revolving Loan or issuance of the requested Facility Letter of Credit;
    and

	 (iii) No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the judgment of the Administrative Agent or the Requisite Senior Lenders would, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, any Senior Lender or Issuing Bank from making the requested Revolving Loan or issuing or participating in the requested Facility
    Letter of Credit.

	 Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Loan and the acceptance by the Borrower of the proceeds of each such Loan made hereunder, or submission to an Issuing Bank of a request for the issuance of a Facility Letter of Credit and the issuance of such Facility Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Loan or the issuance of such Facility Letter of Credit that all the conditions contained in this SECTION 4.02 have been satisfied.


				ARTICLE V

		      REPRESENTATIONS AND WARRANTIES

	 5.01. REPRESENTATIONS AND WARRANTIES. In order to induce the Senior Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to Southland and to issue the Facility Letters of Credit described herein, Southland hereby represents and warrants to each Senior Lender, each Issuing Bank and the Administrative Agent that the following statements are true, correct and complete:

	 (i) ORGANIZATION; CORPORATE POWERS. Southland and each Subsidiary of Southland (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which failure to be so qualified and in good standing would be likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted.

	 (ii) AUTHORITY. (A) Southland has the requisite corporate power and authority (x) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it, and (y) to file the Loan Documents filed by it, or to be filed by it, with any Governmental Authority.

	 (B) The execution, delivery and performance (or filing, as the case may be) of each of the Loan Documents to which it is party and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of Southland and no other corporate proceedings on the part of Southland are necessary to consummate such transactions.

	 (C) Each of the Loan Documents to which it is party has been duly executed and delivered (or filed, as the case may be) by Southland and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents without the prior written consent of the Administrative Agent, and no material default by any such party exists thereunder.

	 (iii) SUBSIDIARIES AND OWNERSHIP OF CAPITAL STOCK; INVESTMENTS. (A) Part A of SCHEDULE 5.01(iii) attached hereto
(I) contains a summary of the corporate structure of Southland and its Subsidiaries and (II) accurately sets forth (a) the correct legal name of each Subsidiary, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (b) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Borrower and each of its Subsidiaries and the owners of such shares or interests. None of such issued and outstanding equity Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such equity Securities. There are outstanding no shares of any class of capital stock of Southland other than Common Stock, and not more than five percent (5%) of the Common Stock, on a fully-diluted basis, is subject to issuance upon the exercise of outstanding options, warrants or other similar rights to acquire shares of such stock. The outstanding equity Securities of the Borrower and each of its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable free and clear of any Liens (except for the Liens granted pursuant to the Loan

Documents and Liens described in CLAUSE (i) of the definition of "Customary Permitted Liens") and are not Margin Stock.

	 (B) Part B of SCHEDULE 5.01(iii) accurately sets forth, as of October 31, 1994, the aggregate outstanding amount of all Investments of Southland or any of its Subsidiaries (other than Cash Equivalents and interests in Subsidiaries of Southland or such Subsidiary) as of such date. Except for permitted Investments in excess of $5,000,000 disclosed in writing to the Administrative Agent, neither Southland nor any Subsidiary of Southland holds a direct or indirect partnership, joint venture or other equity interest in any Person (other than a Subsidiary of Southland) as the result of an Investment with respect to which the unrecovered amount is greater than or equal to $5,000,000.

	 (iv) NO CONFLICT. The execution, delivery and performance of each Loan Document to which it is party by Southland do not and will not (A) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of Southland, or require termination of any Contractual Obligation, the consequences of which violation, breach or default or termination, singly or in the aggregate, are likely to have a material adverse effect on the ability of Southland to perform its obligations under any Loan Document or likely to have a Material Adverse Effect, or likely to subject either Agent, any of the Senior Lenders or any of the Issuing Banks to any liability (whether criminal or civil, other than as a result of a regulatory requirement applicable to it in its capacity as a bank or commercial lender), or (B) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Southland (other than Liens in favor of the Administrative Agent arising pursuant to the Loan Documents), or
(C) require any approval of stockholders.

	 (v) GOVERNMENT CONSENTS. The execution, delivery and performance of each Loan Document to which it is party by Southland do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given (or the failure to obtain which will not have a Material Adverse Effect), and except any consents, approval or filings required as to a Senior Lender because of a regulatory requirement applicable to it in its capacity as a bank or a commercial lender.

	(vi) GOVERNMENTAL REGULATION. Southland is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

	 (vii) RESTRICTED JUNIOR PAYMENTS. Since November 14, 1994, neither Southland nor any Subsidiary of Southland has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so, except as may be permitted pursuant to this Agreement or the Second Amended and Restated Credit Agreement.

	 (viii) FINANCIAL POSITION. Complete and accurate copies of the following financial statements and materials have been delivered to each of the Senior Lenders: the Annual Reports of Southland on Form 10-K for each of the Fiscal Years ended during 1992 and 1993 (including audited financial statements) and the Quarterly Report on Form 10-Q for the first three fiscal quarters of 1994. All financial statements included in such materials were prepared in conformity with GAAP, except as otherwise noted therein, and fairly present the consolidated financial position of Southland and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in the financial position of Southland and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, Southland does not have any Accommodation Obligation, contingent liability or liability for any taxes, long-term lease or commitment, not reflected in its audited financial statements for its Fiscal Year ended December 31, 1993, or otherwise disclosed to the Administrative Agent in writing prior to the Effective Date, which has or is likely to have a Material Adverse Effect.

	 (ix)  FUNDAMENTAL CHANGES.  Since December 31, 1993,
Southland has not entered into any agreement with respect to a merger or consolidation or adopted a plan of recapitalization or liquidation, except as permitted by this Agreement.

	(x)  INDEBTEDNESS; PRIOR CREDIT AGREEMENT OBLIGATIONS.
SCHEDULE 1.01-B accurately describes all Indebtedness for borrowed money and Accommodation Obligations of the Borrower and its Subsidiaries, and with respect to any Indebtedness or Accommodation Obligations with a principal amount in excess of $5,000,000, there are no defaults in the payment of principal or interest on any such Indebtedness or Accommodation Obligations and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). Except for Past Default Interest or as otherwise provided in the Master Assignment Agreement, (A) all obligations and liabilities of Southland under the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement have been paid in full or assumed under this Agreement and (B) there are no setoffs, defenses or counterclaims with respect to such obligations and liabilities.

	 (xi) LITIGATION; ADVERSE EFFECTS. Except as set forth in SCHEDULE 5.01(xi) hereto or as otherwise disclosed in writing to the Senior Lenders pursuant to SECTION 6.01(viii) prior to the Effective Date (or as disclosed in the quarterly or annual reports filed with the Commission and delivered to the Senior Lenders prior to the Effective Date), (A) there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the Knowledge of Southland, probable of assertion against Southland or any of the Subsidiaries of Southland or any property of any of them which could reasonably be expected (I) to result in any Material Adverse Effect, (II) materially and adversely to affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (III) materially and adversely to affect the ability of Southland to perform its obligations to the Senior Lenders or the Senior Lenders' ability to enforce such obligations, and (B) there is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of Southland. Neither Southland nor any of Southland's Subsidiaries is (x) in violation of any applicable law which violation has or is likely to have a Material Adverse Effect, or (y) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is likely to have a Material Adverse Effect. Except as set forth in
SCHEDULE 5.01(xi) hereto, there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Borrower, threatened against or affecting Southland or any of the Subsidiaries of Southland challenging the validity or the enforceability of any of the Loan Documents.

	 (xii) NO MATERIAL ADVERSE CHANGE. Since December 31, 1993, there has occurred no event which materially and adversely affects, and no material adverse change in, the business, ownership, operations, properties, assets or condition (financial or otherwise) of Southland or Southland and its Subsidiaries, taken as a whole, or the ability of Southland to perform its obligations under the Loan Documents to which it is a party and the transactions contemplated thereby, except financial obligations incurred pursuant to the Loan Documents.

	 (xiii) TAX EXAMINATIONS. The Federal income tax returns of Southland have been examined by the Internal Revenue Service (or closed by applicable statutes) for all tax periods prior to and including the taxable year ending December 31, 1988.
 All deficiencies which have been asserted against Southland as a result of such examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in a deficiency which will have a Material Adverse Effect unless such issue is being contested in good faith or such deficiency has been reserved for in Southland's audited financial statements for its Fiscal Year ended December 31, 1993. To its Knowledge, Southland has not taken any reporting positions in its Federal income tax returns for which it does not have a reasonable basis and does not anticipate any further tax liability with respect to the years which have not been examined by the Internal Revenue Service (or closed by applicable statutes), taken as a whole, except for tax liabilities which will not have a Material Adverse Effect and (x) which have been reserved for in Southland's audited financial statements for its Fiscal Year ended December 31, 1993 or (y) are being contested in good faith. For purposes of this SECTION 5.01(xiii), the term "Southland" shall include each other corporation with which Southland files consolidated or combined income tax returns or reports.

	 (xiv) PAYMENT OF TAXES. All tax returns and reports of Southland and each Subsidiary of Southland required to be filed, the failure of which to file has or is likely to have a Material Adverse Effect, have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective properties, assets, income and franchises which are due and payable, the failure of which to pay when due and payable has or is likely to have a Material Adverse Effect, have been paid when due and payable. Southland has no Knowledge of any proposed tax assessment against Southland or any Subsidiary of Southland, that is likely to have a Material Adverse Effect, which is not being actively contested in good faith by such Person.

	 (xv)  CONDUCT OF BUSINESS.  Southland and its
Subsidiaries are principally engaged only in the businesses described in Southland's Annual Report on Form 10-K for its 1993
Fiscal Year and other businesses permitted by SECTION 8.06.

	 (xvi) MATERIAL ADVERSE AGREEMENTS. Neither Southland nor any Subsidiary of Southland is a party to or subject to any material Contractual Obligation or other restriction contained in their respective charters, By-laws or similar governing documents which has or is likely to have a Material Adverse Effect.

	 (xvii) PERFORMANCE. Neither Southland nor any Subsidiary of Southland is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice of the lapse of time or both, would constitute a default, in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

	 (xviii)   SECURITIES ACTIVITIES.  Neither Southland nor
any Subsidiary of Southland is engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

	 (xix) DISCLOSURE. The representations and warranties of Southland made to the Senior Lenders contained in the Loan Documents, and all certificates and other documents delivered to the Agents, or any of them, in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Southland has not withheld any fact from the Senior Lenders in regard to any matter with respect to which Southland has Knowledge or reasonably should have Knowledge and which has or is likely to have a Material Adverse Effect.

	 (xx)  REQUIREMENTS OF LAW.   Southland and each Person
acting on behalf of Southland is in compliance with all Requirements of Law (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state Securities law and "Blue Sky" law) applicable to them and their respective businesses, in each case where the failure to so comply would have a Material Adverse Effect.

	 (xxi) PATENTS, TRADEMARKS, PERMITS, ETC. Southland and each Subsidiary of Southland owns, is licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its business, ownership, operations, properties, assets or condition (financial or otherwise), taken
as a whole.   To the Knowledge of Southland, the use of such
permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by

Southland and each of its Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Southland or any of its Subsidiaries which has or is likely to have a Material Adverse Effect.

	 (xxii) ENVIRONMENTAL MATTERS. (A) Except as disclosed on SCHEDULE 5.01(xxii) or as disclosed to the Senior Lenders pursuant to SECTION 6.02 (or as disclosed in the quarterly or annual reports filed with the Commission and delivered to the Senior Lenders prior to the Effective Date), neither Southland nor any of its Subsidiaries (I) has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with: (x) any noncompliance with or violation of the requirements of any applicable federal, state and local environmental health and safety statutes and regulations or (y) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (II) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a Material Adverse Effect or (III) has received notice that Southland or any of its Subsidiaries is or may be liable to any Person under CERCLA or any analogous state law.

	 (B) Southland has entered into an effective and fully-executed administrative consent order (the "Order") with the New Jersey Department of Environmental Protection pursuant to the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. ("ECRA") which Order provides that Southland will comply with the requirements of ECRA, and Southland has obtained the financial assurance required under the Order. The Order is in full force and effect and has not been rescinded or revoked and Southland is in compliance with the terms and conditions of the Order.

	 (C) Southland and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws, including, without limitation, those contained in 40 C.F.R., Parts 264 and 265, Subps. H, and any state law equivalents.

	 (xxiii) ERISA. No Defined Benefit Plan has or will have as of the most recent plan year any "accumulated funding deficiency", as defined in SECTION 302(a)(2) of ERISA and SECTION 412(a) of the Code, whether or not waived. Each Benefit Plan which is intended to be a qualified plan under SECTION 401(a) of the Internal Revenue Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
SECTION 401(a) of the Internal Revenue Code as currently in effect (or timely applications for such determinations are pending with the Internal Revenue Service) and the trust related thereto is exempt from federal income tax under SECTION 501(a) of the Internal Revenue Code. Each Benefit Plan has been administered in substantial compliance with ERISA, and each Benefit Plan intended to be qualified under SECTION 401(a) of the Internal Revenue Code has been administered in substantial compliance with such SECTION. Neither Southland, any Subsidiary of Southland nor any ERISA Affiliate has any liability to the PBGC other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither Southland, any Subsidiary of Southland, nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Benefit Plan resulting or which will result in an obligation of Southland, any such Subsidiary or any ERISA Affiliate to pay money which payment has or will have a Material Adverse Effect. Neither Southland, any Subsidiary of Southland, any ERISA Affiliate, nor any fiduciary of or any trustee to any Benefit Plan has engaged in a nonexempt "prohibited transaction" described in SECTION 406 of ERISA or
SECTION 4975 of the Internal Revenue Code, or taken any action which would constitute or result in a Termination Event, with respect to any Benefit Plan which prohibited transaction or Termination Event has caused or would in the future cause a Material Adverse Effect. No Defined Benefit Plan has been terminated by the plan administrator thereof or by the PBGC for which there is any liability of Southland or any Subsidiary of Southland or any ERISA Affiliate for unfunded accrued benefits in excess of $5,000,000. The present value of the accrued benefits of all Defined Benefit Plans as of the end of the most recent plan year of such plans did not exceed the current value of the assets of all Defined Benefit Plans by more than $5,000,000, and neither Southland nor any such Subsidiary knows or has reason to know of any facts or circumstances occurring since such year which would change the value of such assets or such benefits of such Defined Benefit Plan such that the value of such benefits would exceed the value of such assets by more than $5,000,000. For purposes of the preceding sentence, the current value as of any day of the assets of any Defined Benefit Plan and the present value as of any day of the accrued benefits under any Defined Benefit Plan shall be such values as calculated for purposes of completing Form 5500 for such Defined Benefit Plan for the plan year of such Defined Benefit Plan ending on such day. No liability having a Material Adverse Effect has been, or is expected to be, incurred by Southland or any of its Subsidiaries with respect to any applicable collective bargaining agreement. Full payment has been made of all contributions which Southland, any of its Subsidiaries or any ERISA Affiliate is required under the terms of any Multiemployer Plan or applicable collective bargaining agreement to have paid as a contribution to any

Multiemployer Plan, except that this representation and warranty shall not apply to any such contributions which at any one time are in the aggregate less than $3,000,000 and are being reasonably contested by either Southland, its Subsidiaries or its ERISA Affiliates. Full payment has been made of all withdrawal liability which Southland or any of its Subsidiaries or any ERISA Affiliate is required under the terms of any Multiemployer Plan to have paid to any Multiemployer Plan. Southland and each Subsidiary of Southland has delivered to the Administrative Agent all of the following: a copy or summary plan description of each Benefit Plan in existence or committed to, the most recent Form 5500 filed in respect of each such Benefit Plan in existence (other than Benefit Plans not required under applicable law or regulations to file Form 5500), a copy of the most recent report of valuation prepared with respect to each Benefit Plan which is a Defined Benefit Plan, a list designating each Multiemployer Plan to which Southland, any Subsidiary of Southland or any ERISA Affiliate is obligated to make an annual contribution in excess of $500,000 and listing the amount of such annual contribution, a copy of any information which is provided to Southland, any Subsidiary of Southland or any ERISA Affiliate regarding withdrawal liability under any such plan, and a copy of the collective bargaining agreement or trade association agreement pursuant to which such contribution is required to be made.

	 (xxiv) CONSENTS AND AUTHORIZATIONS. Southland has obtained all consents and authorizations required pursuant to any of its material Contractual Obligations with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Southland, lawfully (i) to execute, deliver and perform its obligations under the Loan Documents and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (ii) to create and perfect or continue the perfection of the Liens on the Collateral owned by it in the manner and for the purpose contemplated by, and to the extent required by, this Agreement, the Collateral Documents and the Real Estate Procedures Memorandum, except where the failure to obtain any such consent or authorization would not have a Material Adverse Effect.

	 (xxv)  NON-CONTRAVENTION.  Except as set forth on
SCHEDULE 5.01(xxv) or with respect to Excluded Property under (and as defined in) the Security Agreement, the Patent Security Agreement or the Trademark Security Agreement, respectively, no Contractual Obligation to which Southland is a party or by which it or any of its properties is bound or to which it or any of its properties is subject restricts Southland from granting security interests or liens in its real or personal property.

	 (xxvi)  TITLE TO PROPERTY; LIENS; PLEDGE OF COLLATERAL.

	 (A) Southland has good, sufficient and legal title to all of its properties and assets reflected in the most recent financial statements delivered pursuant to SECTION 6.01, except for assets disposed of in the ordinary course of business since the date of such financial statements and assets otherwise disposed of in accordance herewith, and all of such properties and assets are free and clear of all Liens except for Liens permitted by SECTION 8.02(b).

	 (B) Each of the Collateral Documents to which Southland or any of its Subsidiaries is a party creates valid Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby which Liens (I) shall have the same relative priorities as in effect immediately prior to the Effective Date and (II) except with respect to Collateral having a fair market value at any time not exceeding $5,000,000, are perfected, to the extent a valid Lien can be perfected, and is required to be perfected by the Collateral Documents or the Real Estate Procedures Memorandum, by
(w) possession, (x) the filing of a mortgage, deed of trust, fixture filing or similar instrument relating to interests in real property, (y) the filing of a financing statement under the Uniform Commercial Code in any State or (z) filing with the U.S. Patent and Trademark Office.

	 (C) The granting and perfecting of the security interest in the capital stock of the Subsidiaries of Southland constituting a portion of the Collateral for the benefit of the Senior Lenders, as contemplated by the terms of the Collateral Documents, is not made in violation of the registration provisions of the Securities Act, any other applicable federal Securities laws, applicable state Securities or "Blue Sky" law, any applicable provisions of the Texas Business Corporation Act or any other Requirements of Law.

	 (xxvii) NO IMPAIRMENT. The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by Southland or any of its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect.

	 (xxviii)  OBLIGATIONS CONSTITUTE SENIOR INDEBTEDNESS.
The obligations of the Borrower for principal of and interest on

				ARTICLE VI

			   REPORTING COVENANTS


	 The Borrower covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

	 6.01. FINANCIAL STATEMENTS. Southland shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to each Senior Lender:

	 (i) As soon as practicable, and in any event within thirty-five (35) days after the end of each month other than December and within forty (40) days after the end of each December, the internal report on operations of Southland in respect of such month and for the period from the beginning of the current Fiscal Year to the end of such month, in substantially the same format, and containing substantially the same types of information in the same level of detail, as the internal report on operations of Southland covering the month of October, 1994 and the period commencing January 1, 1994 and ending October, 1994 and provided to the Senior Lenders prior to the Effective Date (the "Report on Operations"), including, without limitation, such information with respect to each of Southland's business units, certified by the principal financial officer or treasurer of Southland that the consolidated balance sheet and statements of earnings and changes in financial position included in the Report on Operations fairly present the consolidated financial position of Southland and its Subsidiaries as at the dates indicated, subject to normal year-end adjustment.

	 (ii) As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (except the fourth quarter in each Fiscal Year), Southland's Quarterly Report on Form 10-Q filed with the Commission in respect of such fiscal quarter, which shall be prepared and presented in accordance with the rules and regulations of the Commission applicable thereto at the time of such filing, together with a summary, prepared in reasonable detail, of asset dispositions consummated since the beginning of the current Fiscal Year, PROVIDED, HOWEVER, that if at any time Southland is not required under the Commission's rules and regulations to file a Quarterly Report on Form 10-Q in respect of any fiscal quarter, it shall furnish to each Senior Lender in lieu thereof, within the time specified above, the information that would have been required to be included therein if Southland had been required to file such Quarterly Report with the Commission, prepared and presented in accordance with the rules and regulations which would have been applicable thereto, certified by the principal financial officer or treasurer of Southland that the consolidated balance sheets and statements of earnings and changes in financial position of Southland and its Subsidiaries included therein fairly present the consolidated financial position of Southland and its Subsidiaries as at the dates indicated in accordance with GAAP, subject to normal year end adjustment.

	 (iii) As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, Southland's Annual Report on Form 10-K filed with the Commission in respect of such Fiscal Year, which shall be prepared and presented in accordance with the rules and regulations of the Commission applicable thereto at the time of such filing, together with a summary, prepared in reasonable detail, of asset dispositions consummated during the preceding Fiscal Year, PROVIDED, HOWEVER, that the report of Coopers & Lybrand or other independent certified public accountants of recognized national standing satisfactory to the Administrative Agent, which accompanies the consolidated balance sheets and statements of earnings and changes in financial position of Southland and its Subsidiaries included in such Form 10-K shall be unqualified as to going concern and scope of audit, PROVIDED, FURTHER, that if at any time Southland is not required under the Commission's rules and regulations to file an Annual Report on Form 10-K in respect of any Fiscal Year, it shall furnish to each Senior Lender in lieu thereof, within the time specified above, the information that would have been required to be included therein if Southland had been required to file such Annual Report with the Commission, prepared and presented in accordance with the rules and regulations which would have been applicable thereto, accompanied by a report thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit and state that the consolidated balance sheets and statements of earnings and changes in financial position of Southland and its Subsidiaries included therein fairly present the consolidated financial position of Southland and its Subsidiaries as at the dates indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

	 (iv) Together with each delivery of any financial statements pursuant to SECTIONS 6.01(ii) and 6.01(iii), (A) an Officers' Certificate of Southland substantially in the form of
EXHIBIT 19, stating that the executive officers signatory thereto have reviewed the terms of this Agreement and the principal Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Southland and its Subsidiaries taken as a whole, during the accounting period covered by such financial state-ments, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Southland or its applicable Subsidiaries have taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate demonstrating in reasonable detail compliance at the end of such accounting periods (and during such periods to the extent such compliance is required hereby) with the covenants contained in ARTICLE IX.

	 (v) Simultaneously with the delivery of an Annual Report on Form 10-K or the financial statements referred to in
SECTION 6.01(iii), (A) a statement of the firm of independent certified public accountants which reported on the financial statements included therein that nothing has come to their attention to cause such independent certified public accountants to believe that the financial covenant calculations in the Compliance Certificate are inaccurate, or that on the last day of such accounting period Southland is not in compliance with SECTIONS 8.01(ii), (iv), (xi), (xii) and (xv); 8.02(a)(ii) and
(iv); 8.03(ii), (iii), (v) and (vii); 8.05(i), (iii), (iv), (v)
and (vi); and 8.11 and (B) a letter to Southland from Coopers & Lybrand, in substantially the form attached as EXHIBIT 18, with respect to the financial statements included therein.

	 (vi) As soon as practicable, and in any event no later than September 15 of each Fiscal Year, Southland's financial forecast for the remainder of such Fiscal Year and the two subsequent Fiscal Years, in substantially the form of the financial forecast prepared by Southland and delivered to the Senior Lenders prior to the Effective Date.

	 (vii) Promptly upon Southland obtaining Knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Senior Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (B) of any condition or event which would be required to be disclosed in a current report filed by Southland with the Commission on Form 8-K (Items 1, 2 and 4 of such Form as in effect on the Effective Date), or (C) of any condition or event which would be likely to have a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Senior Lender and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Southland has taken, is taking and proposes to take with respect thereto.

	 (viii)  Promptly upon Southland obtaining Knowledge of
(A) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Southland or any of its Subsidiaries or any property of Southland or any of its Subsidiaries not previously disclosed in writing by Southland to the Senior Lenders pursuant to this
SECTION 6.01(viii), or (B) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which is likely to, in either case, have a Material Adverse Effect, Southland shall promptly give notice thereof to the Senior Lenders and provide such other information as may be reasonably available to it to enable the Senior Lenders and their counsel to evaluate such matters.

	 (ix) Promptly upon becoming aware of the occurrence of any Reportable Event, Termination Event, or "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any Benefit Plan or Multiemployer Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Southland, any Subsidiary of Southland or any ERISA Affiliate, as applicable, has taken, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

	 (x) With reasonable promptness, copies of (A) all notices received by Southland, any Subsidiary of Southland or any ERISA Affiliate of the PBGC's intent to terminate any Defined

Benefit Plan or to have a trustee appointed to administer any Defined Benefit Plan; (B) upon the request of any Senior Lender, each actuarial report and each annual report (Form 5500 Series, including any Schedule B (Actuarial Information) thereto) filed by Southland, any Subsidiary of Southland or any ERISA Affiliate with the Internal Revenue Service with respect to any or all Benefit Plans; (C) all notices received by Southland, any Subsidiary of Southland or any ERISA Affiliate from a Multiemployer Plan sponsor, pursuant to Section 4202 of ERISA, involving a withdrawal liability payment in excess of $100,000; and (D) all funding waiver requests filed by Southland, any Subsidiary of Southland or any ERISA Affiliate with the Internal Revenue Service with respect to any Benefit Plan and all communications received by Southland, any Subsidiary of Southland or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

	 (xi) On or before the first anniversary of the Effective Date, Southland shall deliver to the Administrative Agent and Senior Lenders a business plan for the next succeeding Fiscal Year, in form and substance satisfactory to the Senior Lenders, addressing, among other matters, Southland's capital structure.

	 (xii) As soon as practicable, and in any event no later than April 30 of each Fiscal Year, a statement of earnings for the immediately preceding Fiscal Year and balance sheet as of the last day of such Fiscal Year for each Subsidiary of Southland which accounts for more than five percent (5%) of either Consolidated Net Income or the total assets of Southland and its Subsidiaries on a consolidated basis.

	 (xiii)  With reasonable promptness, such other
information, reports, filings, projections, business plans and data with respect to Southland or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative
Agent or the Requisite Senior Lenders.

	 6.02.  ENVIRONMENTAL NOTICES.  Except as disclosed on
SCHEDULE 5.01(xxii), the Borrower shall notify each Senior Lender, in writing, promptly upon the Borrower's learning that either Southland or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, or report or investigation indicating any potential or actual liability arising in connection with: (A) a non-compliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statute or regulation which individually or in the aggregate would be likely to have a Material Adverse Effect; (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate would be likely to have a Material Adverse Effect or which release Southland or one of its Subsidiaries would have a duty to report to a Governmental Authority under CERCLA or any analogous state law; or (C) the existence of any Environmental Lien on any properties or assets of Southland or its Subsidiaries; PROVIDED, HOWEVER, if the Borrower or any of its Subsidiaries has received a notice from any Governmental Authority stating (i) that Southland or any of its Subsidiaries is or may be liable to any person under CERCLA or any analogous state law or (ii) alleging a violation of any federal, state or local environmental health and safety statute or regulation where such alleged violation which would be likely to have a Material Adverse Effect and is not cured or such notice is not withdrawn within thirty (30) days from the date of receipt thereof, then the Borrower shall deliver a copy of such notice to each Senior Lender.

		6.03. OTHER REPORTS. The Borrower shall deliver or cause to be delivered to the Senior Lenders (i) copies of all financial statements, reports and notices, if any, sent or made available generally by Southland to its Securities holders or filed with the Commission, and of all press releases made available generally by Southland or any of its Subsidiaries to the public concerning material developments in the business of Southland or any such Subsidiary, (ii) copies of any management reports prepared by Southland's independent certified public accountants in connection with the annual audit and (iii) such other information in respect of the condition (financial or otherwise) or operations of Southland or any of its Subsidiaries that the Administrative Agent may request from time to time.



				ARTICLE VII

			   AFFIRMATIVE COVENANTS

	 The Borrower covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

	 7.01. CORPORATE EXISTENCE, ETC. Southland shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises the loss or termination of which would be likely to have a Material Adverse Effect. Southland shall cause to be maintained, preserved and kept the corporate existence and rights and franchises of each of its Subsidiaries if the loss or termination thereof would be likely to have a Material Adverse Effect, except for transactions permitted pursuant to SECTION 8.08. The Borrower shall promptly provide the Senior Lenders with a complete list of the Subsidiaries of Southland together with the delivery of the financial statements required by SECTION 6.01(iii).

	 7.02. COMPLIANCE WITH LAWS, ETC. Southland shall, and shall cause its Subsidiaries to, exercise all due diligence in order to comply with all Requirements of Law and all restrictive covenants, noncompliance with which would be likely to have a Material Adverse Effect.

	 7.03. PAYMENT OF TAXES AND CLAIMS. Southland shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other charges of Governmental Authorities which, to its Knowledge, it is obligated to pay, including any such tax, assessment or other charge on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Southland or any such Subsidiary, as the case may be, which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of Southland's or such Subsidiary's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such taxes, assessments and governmental charges referred to in CLAUSE (i) above (including interest or penalties thereon) or claims referred to in CLAUSE
(ii) above (including any penalties or fines with respect thereto) need be paid if such taxes, assessments, charges of Governmental Authorities or claims are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

	 7.04. MAINTENANCE OF PROPERTIES; INSURANCE. Southland shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of its properties material to the operations of Southland and its Subsidiaries taken as a whole (other than closed convenience stores deemed by management not to be material) and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice. Southland shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance policies and programs in such amounts (subject to customary deductibles and retentions) and against such risks as is usually carried by responsible companies of similar size engaged in similar businesses and owning similar assets in the general areas in which Southland and its Subsidiaries operate.

	 7.05. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Southland shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or the Requisite Senior Lenders to inspect any of the properties of Southland or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such inspection by or on behalf of the Administrative Agent (or any Senior Lender acting on behalf of the Requisite Senior Lenders) shall be at the Borrower's expense. Southland will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity with GAAP (and all legal requirements) shall be made of all dealings and transactions in relation to their businesses and activities.

	 7.06. FUTURE LIENS ON PERSONAL PROPERTY. Promptly, and in any event within thirty (30) days after the removal, termination or expiration of any prohibitions of the granting of a security interest in all or any part of the Excluded Property (as defined in the Security Agreement or any pledge agreement), the Borrower shall execute and deliver to the Administrative Agent all further instruments and documents (including, without limitation, certificates and instruments representing shares of stock or evidencing indebtedness), and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, to grant, perfect and protect a security interest in favor of the Administrative Agent in such Excluded Property or part thereof, as security for the Obligations. Upon the request of the Administrative Agent or the Requisite Senior Lenders, the Borrower will cause any or all of its Subsidiaries to pledge to the Administrative Agent, as security for the Obligations, all or any part of the capital stock held by any such Subsidiary and issued by any Subsidiary of such Subsidiary, and in furtherance thereof to execute and deliver to the Administrative Agent a pledge agreement satisfactory to the Administrative Agent.


			       ARTICLE VIII

			    NEGATIVE COVENANTS

	 The Borrower covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

	 8.01. INDEBTEDNESS. Southland shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

	 (i)  the Obligations;

	 (ii)  Permitted Existing Indebtedness and
    extensions, renewals, replacements and refinancings of Permitted Existing Indebtedness (other than
    Subordinated Indebtedness), not exceeding the principal amount outstanding on the Effective Date (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing);

	 (iii) Subordinated Indebtedness and extensions, renewals, replacements and refinancings thereof which satisfy the criteria set forth in the definition of "Subordinated Indebtedness", not exceeding the principal amount outstanding on the Effective Date
    (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing);

	 (iv)  Present or future Indebtedness of any
    Subsidiary of Southland to Southland in an amount not exceeding $250,000,000; and present and future
    Indebtedness of Southland to any of its Subsidiaries or of any such Subsidiary to any other such Subsidiary;
    PROVIDED, HOWEVER, that any Indebtedness of any such Subsidiary to Southland, in excess of $10,000,000, shall be evidenced by promissory notes which shall be pledged to the Administrative Agent, PROVIDED, FURTHER, that any Indebtedness of Southland to any such Subsidiary shall be unsecured and subordinated in right of payment to the Obligations;

	 (v) (A) Capital Lease obligations (other than such obligations included in Permitted Existing
    Indebtedness) and Indebtedness incurred in connection with Capital Expenditures (and within a reasonable period of time thereafter), if such Capital Lease obligations and Indebtedness (1) are incurred in connection with the acquisition of assets at fair value after the Effective Date, (2) do not exceed the cost of the assets acquired and (3) are either unsecured or secured solely by Liens which do not extend (or otherwise permit recourse) to any property other than the property leased under such Capital Lease or constituting such Capital Expenditure, (B) sale and leaseback transactions, if (1) the documents executed in connection with such transaction do not provide the purchaser/lessor with recourse to any property other than the property being purchased and leased and (2) the amount of the Indebtedness incurred in connection with such transaction does not exceed 100% of the fair market value of the assets being purchased and leased,
    (C) Indebtedness of a Person that becomes a Subsidiary of Southland existing at the time such Person becomes such a Subsidiary, if the amount of the Indebtedness does not exceed 80% of the fair value of the assets of the Subsidiary at the time and (D) extensions, renewals, replacements or refinancings thereof, not exceeding the principal amount outstanding before giving effect to the extension, renewal, replacement or refinancing (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing);

	 (vi)  Transaction Costs, not included in the
    Obligations, incurred in connection with the offer and sale of Subordinated Indebtedness and the transactions contemplated hereby;

	 (vii)  Indebtedness in respect of Letters of
    Credit (other than Facility Letters of Credit) reasonably incident to the Borrower's business;

	 (viii)  Indebtedness in respect of foreign
    currency exchange agreements reasonably incident to the Borrower's business and Interest Rate Contracts permitted pursuant to SECTION 8.17;

	 (ix)  Indebtedness in respect of Accommodation
    Obligations permitted by SECTION 8.04;

	 (x) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Southland or its Subsidiaries or in connection with judgments which do not result in an Event of Default hereunder or other breach hereof;

	 (xi) Indebtedness of Southland Canada, Inc. to obligees other than Southland or its other Subsidiaries in an amount not exceeding $30,000,000 (or the Canadian dollar equivalent thereof) in the aggregate at any one time outstanding, PLUS Permitted Existing Indebtedness owing by Southland Canada, Inc. and any refinancings thereof, PROVIDED, HOWEVER, that at no time shall the aggregate of all of such Indebtedness exceed
    $90,000,000 (or the Canadian dollar equivalent);

	 (xii)  the Yen Royalty Financing Indebtedness;

	 (xiii)  Capital Lease obligations of Southland
    under the Lease Agreement dated as of February 15, 1987, as amended and restated as of December 21, 1990, between Southland and Cityplace Center East
    Corporation;

	 (xiv) unsecured Indebtedness which is either (A) Commercial Paper or (B) owing to the Purchaser (or either of them) in connection with payments by the Purchaser (or either of them) of the principal of or interest on (or other amounts owing with respect to) Commercial Paper, PROVIDED that the instrument evidencing the Indebtedness permitted by this SECTION 8.01(xiv)(B) shall provide that no payment (whether in respect of principal, interest or otherwise) of such Indebtedness shall be permitted or required other than
    (1) payments after the date which is one year after payment in full in cash of the Obligations and termination of the Commitments and (2) so long as there does not exist an Event of Default or Potential Event of Default and the Revolving Loan Subfacility does not then equal zero, payments of the principal amount of such Indebtedness made solely with proceeds of subsequent issuances of Commercial Paper by Southland; and

	 (xv) other present or future Indebtedness not in excess of $40,000,000 at any time outstanding;
    PROVIDED, that any Indebtedness arising from an election by Southland to pay a "Benefit" for "Value" pursuant to Section 9 of Southland's Equity
    Participation Plan shall be limited so that the amount payable by Southland in respect of all such Indebtedness complies with the restrictions set forth in SECTION 8.05(iv);

PROVIDED, that no Indebtedness for borrowed money permitted hereunder, except for Permitted Existing Indebtedness to the extent provided therein or in extensions or renewals thereof, shall contain any provisions making a default under or in respect of some other Indebtedness for money borrowed, a default thereunder, unless such cross-default provisions are applicable only with respect to defaults which have resulted in the acceleration of payment obligations for money borrowed in an amount not less than, in any particular case, $15,000,000.

	 8.02.  SALES OF ASSETS; LIENS.

	 (a) SALES. Southland shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, other than pursuant to a sale, assignment, transfer, lease, conveyance or other disposition (i) upon foreclosure on the Yen Royalty Financing Collateral by the Yen Royalty Lender, (ii) dispositions not covered by CLAUSES (i), (iii) or (iv) involving assets with a sales price of not more than $50,000,000 in the aggregate in any calendar year (including any insurance proceeds or a condemnation award with respect to property (except Cityplace Center) having a fair market value in excess of $10,000,000 with respect to which the Borrower does not restore or replace the property damaged, lost or taken), PROVIDED that, if all or any part of the consideration for any such disposition consists of promissory notes, such promissory notes are pledged (and, if applicable, delivered) to the Administrative Agent in accordance with the Security Agreement, (iii) constituting sales of inventory and transactions with franchisees occurring in the ordinary course of business; PROVIDED, HOWEVER, that neither Southland nor any of its Subsidiaries shall sell, assign, or otherwise transfer any interest in accounts receivable except in connection with a disposition of any business unit as a going concern or (iv) constituting a sale of vacant sites, surplus land or surplus convenience store properties which are no longer being used as or in connection with an operating retail convenience store of Southland made for immediate cash consideration or promissory notes on which not more than $25,000,000 (in the aggregate) is outstanding at any one time, PROVIDED that such promissory notes are pledged (and, if applicable, delivered) to the Administrative Agent in accordance with the Security Agreement.

	 (b) LIENS. Southland shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their properties or assets (including all Collateral) except:

	 (i)  Liens securing the Obligations;

	 (ii)  Permitted Existing Liens;

	 (iii)  any interest or title of a lessor or
secured by a lessor's interest under any lease permitted by this Agreement;

	 (iv)  Customary Permitted Liens;

	 (v) purchase money Liens (including the interest of a lessor under a Capital Lease) and Liens on property existing at the time of acquisition thereof by Southland or any of its Subsidiaries securing
Indebtedness permitted by SECTION 8.01(v), PROVIDED that the Lien does not extend (or otherwise permit recourse) to any property other than the property being purchased or acquired;

	 (vi)  Liens with respect to judgments or
attachments which do not result in an Event of Default hereunder or other breach hereof;

	 (vii) Liens identified as permitted Liens in the Real Estate Collateral Documents;

	 (viii) Liens securing reimbursement obligations for trade Letters of Credit permitted by SECTION
8.01(vii) which encumber only goods, or documents of title covering goods, which are purchased in transactions for which such trade Letters of Credit are issued;

	 (ix)  Environmental Liens with respect to
liability or damages not in excess of $5,000,000;

	 (x) Liens on assets of a Person that becomes a Subsidiary of Southland existing at the time such Person becomes such a Subsidiary and securing
Indebtedness permitted by SECTION 8.01(v)(C);

	 (xi) Liens on property and (for so long as no Investment in Southland Canada, Inc. is outstanding under Section 8.03(iii)) capital stock of Southland
Canada, Inc., securing Indebtedness permitted under
SECTION 8.01(xi);

	 (xii)  Liens on the Yen Royalty Financing
Collateral securing the Yen Royalty Financing
Indebtedness;

	 (xiii) Liens constituting collateral assignments of the interest of Southland as lessor under any sublease (and any tenant improvements made in connection with such sublease) of any part of Cityplace
East Tower currently leased to Southland under the Lease Agreement dated February 15, 1987, as amended and restated as of December 21, 1990, between Southland and Cityplace Center East Corporation; and

	 (xiv) to the extent Indebtedness secured thereby is permitted to be extended, renewed, replaced or refinanced pursuant to SECTION 8.01, a future Lien upon any property which is subject to a Lien described in
SECTION 8.02(b)(ii), (v), (x) or (xii), if such future
Lien attaches only to the same property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent.

	 8.03. INVESTMENTS. Southland shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or own any Investment in any Person except:

	 (i)  Investments in Cash Equivalents;

	 (ii) Permitted Existing Investments; PROVIDED that Southland shall not, directly or indirectly, make any additional Investments, in cash or in kind, in the Cityplace real estate development project in Dallas, Texas, except to the extent necessary to fulfill existing completion guaranties and to satisfy requirements of any Governmental Authority in effect on July 31, 1987;

	 (iii)  Investments between Southland and its
Affiliates, other than Investments by Southland Canada,
Inc. or any other Foreign Affiliate in Southland, PROVIDED that (A) the aggregate amount of such Investments shall not exceed $300,000,000 at any one time outstanding, (B) the aggregate amount of Investments by Southland in Southland Canada, Inc. and any other Foreign Affiliate shall not exceed
$50,000,000 at any one time outstanding, (C) the aggregate amount of Investments by Southland or its Subsidiaries in Melin Enterprises, Inc., a Colorado corporation, shall not exceed $5,000,000 at any one time outstanding and (D) Investments constituting
Indebtedness shall be permitted only to the extent permitted by SECTION 8.01(iv);

	 (iv) Investments in the capital stock of newly acquired convenience store businesses (and food service businesses dedicated to Southland's convenience store and distribution businesses), PROVIDED THAT, after giving effect to such Investment, such businesses are owned and operated by a Person that is a Subsidiary of Southland, PROVIDED, FURTHER, that, all of the shares of such stock shall be pledged to the Administrative
Agent pursuant to the Security Agreement to secure the Obligations;

	 (v) Investments by Southland Canada, Inc. and other Foreign Affiliates in Southland in compliance with all applicable laws and agreements; PROVIDED that
(a) the amount of such Investments shall not exceed
$50,000,000 at any one time outstanding, (b) before the Investment is made, Southland Canada or the Foreign
Affiliate making the Investment shall execute and deliver to the Administrative Agent a Subordination
Agreement substantially in the form of EXHIBIT 20, and
(c) all such Investments shall be evidenced by a non-negotiable subordinated promissory note which by its terms shall be subject to the provisions of such Subordination Agreement, executed by Southland in favor of Southland Canada or such other Foreign Affiliate and delivered to the Administrative Agent pursuant to the provisions of such Subordination Agreement;

	 (vi)  The promissory notes referred to in SECTIONS
8.02(a)(ii) and 8.02(a)(iv), up to the amount stated therein; and

	 (vii)  Other Investments not in excess of
$30,000,000.

	 8.04. ACCOMMODATION OBLIGATIONS. Southland shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create or become or be liable with respect to any Accommodation Obligation EXCEPT (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) any guaranty of the Obligations by any Subsidiary of Southland; (iii) reasonable obligations, warranties and indemnities made under any contracts effectuating any sale or transfer permitted under SECTION 8.02; (iv) obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business (including reasonable and customary indemnities in engagement letters for professionals with respect to transactions permitted by this Agreement) and not for the benefit or in favor of an Affiliate of Southland; (v) Accommodation Obligations of Southland with respect to any Indebtedness of any of its Subsidiaries permitted by SECTION 8.01 or any other obligation or liability of any of its Subsidiaries, except to the extent that such other obligation or liability otherwise constitutes a breach of this Agreement; (vi) Accommodation Obligations for Subsidiaries or Foreign Affiliates (including, for purposes of this SECTION 8.04(vi), all Joint Ventures) in lieu of Investments permitted under SECTION 8.03;
(vii) Accommodation Obligations constituting Permitted Existing Indebtedness and extensions and renewals thereof, and substitutions therefor in the same or a lesser amount and in respect of the same transaction; (viii) Accommodation Obligations for the benefit of Southland's franchisees arising in the ordinary course of business; (ix) Accommodation Obligations arising in connection with the Transaction Documents; (x) indemnities made in the Yen Royalty Financing Agreement; (xi) Accommodation Obligations of Southland pursuant to the engagement letter dated December 9, 1988 between Southland and Drexel Burnham Lambert, Inc., in connection with the exchange offer described therein; (xii) Accommodation Obligations in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding with respect to any obligation or liability of any Joint Venture or Foreign Affiliate; (xiii) indemnification obligations (not directly or indirectly supporting payment of any other Indebtedness) undertaken on or after November 20, 1989 in favor of (a) any financial advisor, accountant, legal counsel or investment banker engaged to provide services related to a capital restructuring or the prepackaged bankruptcy restructuring in respect of claims arising out of or resulting from such services, and (b) any bondholder in its capacity as a member of the steering committee of holders of outstanding public indebtedness or public preferred stock in assisting Southland in the negotiation, preparation, and implementation of a capital restructuring or the prepackaged restructuring in respect of claims arising out of or resulting from services provided in such capacity; (xiv) reasonable and customary indemnification obligations (not directly or indirectly supporting payment of any other Indebtedness) in favor of any dealer, placement agent or issuing and paying agent engaged to provide services related to the Commercial Paper Facility in respect of claims arising out of or resulting from such services; and (xv) indemnities continuing or made in favor of the Assignors or the Past Default Interest Manager under (and, in each case, as defined in) the Master Assignment Agreement.

	 8.05. RESTRICTED JUNIOR PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Junior Payment, except:

	 (i) payments due on Subordinated Indebtedness and permitted to be made pursuant to the terms of such Subordinated Indebtedness, and repayment of
Subordinated Indebtedness from the proceeds of new
Subordinated Indebtedness;

	 (ii) any dividends or distributions to Southland on the capital stock of any of its Subsidiaries or from any of such Subsidiaries to any other of such Subsidiaries;

	 (iii) so long as there does not exist an Event of Default or a Potential Event of Default under SECTION
11.01(a) or (by reason of a breach of one or more covenants set forth in ARTICLE IX) SECTION 11.01(b) or an Event of Default or such Potential Event of Default would result therefrom, Southland may repurchase or redeem its Senior Subordinated Debentures, PROVIDED that all repurchases or redemptions in excess of the amount required to satisfy sinking fund payments which shall become due with respect to such debentures prior to the Revolving Credit Termination Date shall be made either (A) with the proceeds of Common Stock or Subordinated Indebtedness issued after the Effective
Date or (B) in an aggregate additional amount not exceeding 75% of the cumulative excess, for all Fiscal
Years commencing after the Effective Date and ending on or before the date of repurchase or redemption, of (1) actual Consolidated Net Income (adjusted for extraordinary items and, to the extent not included in extraordinary items in accordance with GAAP, unusual items in excess of $5,000,000 arising in or outside of the ordinary course of business in each case which have been included in the determination of Consolidated Net
Income) over (2) Consolidated Net Income reflected in the five-year forecast dated as of November 11, 1994, as delivered to the Senior Lenders prior to the Effective Date;

	 (iv) so long as there does not exist an Event of Default or Potential Event of Default, payments in respect of the repurchase of capital stock of Southland or arising from an election by Southland to pay a "Benefit" for "Value" pursuant to Section 9 of Southland's Equity Participation Plan or otherwise required or permitted pursuant to agreements with employees of Southland, upon death, retirement or termination of employment of such employees, which payments (including payments on Indebtedness of Southland arising from any such election under its Equity Participation Plan) shall not in the aggregate exceed $2,000,000 per annum, PLUS the amount of consideration paid by the purchasers of such capital stock upon its issuance or reissuance by Southland;

	 (v) so long as there does not exist an Event of Default or Potential Event of Default, dividends payable in kind, but not in cash, on any class or series of Southland's preferred stock and payments of cash (in an aggregate amount not in excess of $500,000) in lieu of the issuance of fractional shares; and

	 (vi)  the payments described in CLAUSES (1) and (2) of
SECTION 8.01(xiv)(B) with respect to Indebtedness permitted under SECTION 8.01(xiv)(B).

	 8.06. CONDUCT OF BUSINESS. Southland shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Southland and its Subsidiaries on December 31, 1993 and (ii) any business or activities substantially similar or related thereto (including, without limitation, food distribution and food service businesses).

	 8.07. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Southland shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of Southland, or with any Affiliate thereof or of any such holder, on terms that are less favorable to any such corporation than those that might be obtained in an arm's-length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this SECTION 8.07 shall prohibit (i) any transaction expressly permitted by SECTION 8.05, (ii) customary directors' indemnities,
(iii) the execution, delivery and performance by Southland of (A) the Shareholders Agreement dated as of March 5, 1991 by and among Southland, Ito-Yokado Co., Ltd., IYG Holding Company and certain other holders of Common Stock and (B) the Employment Agreements each dated as of March 5, 1991 between Southland and John P. Thompson and Jere W. Thompson, respectively, and, in each case, extensions and renewals thereof on the terms as in effect on the date hereof and (iv) compensation arrangements for officers, directors and employees of Southland and its Subsidiaries approved by the board of directors (or a duly authorized committee thereof) of Southland.

	 8.08. RESTRICTION ON FUNDAMENTAL CHANGES. Southland shall not, and shall not permit any of its Subsidiaries with total assets in excess of $5,000,000 to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired, except for
(i) the merger of a wholly-owned Subsidiary of Southland into Southland, (ii) the sale or other transfer of all or any substantial part of the business, property or assets of any Subsidiary of Southland to Southland or any other Subsidiary of Southland, (iii) with respect to Subsidiaries of Southland with less than $5,000,000 in total assets, the merger or consolidation of a Subsidiary of Southland with or into any other Subsidiary of Southland, or (iv) as permitted by SECTION 8.02(a).

	 8.09. ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries or ERISA Affiliates to:

	 (i) Engage in any prohibited transaction for which an exemption is not available or has not been previously obtained from the Department of Labor and in connection with which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section
502(i) of ERISA, or a tax imposed under Section 4975 of the Internal Revenue Code, in an amount which exceeds
$5,000,000;

	 (ii) Fail to make full payment when due of all amounts which, under the provisions of any Benefit
Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) with respect to any Benefit Plan, or fail to pay any installment necessary to amortize any waived funding deficiency, with respect to any Benefit Plan;

	 (iii) (A) Fail to make any payments of withdrawal liability to any Multiemployer Plan, or (B) fail to make any contribution payments to any Multiemployer
Plan that the Borrower, any of its Subsidiaries or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, PROVIDED, HOWEVER, that this CLAUSE (B) shall not apply to any such payments which at any one time are in the aggregate less than $3,000,000 and are being reasonably contested by either
Southland, any of its Subsidiaries or any ERISA
Affiliate;

	 (iv) Terminate any Defined Benefit Plan so as to result in any liability of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate under Title IV of ERISA in an amount which would have a Material
Adverse Effect; or

	 (v)  Permit to exist any occurrence of any
Reportable Event, or any other event or condition which, in the reasonable opinion of the Administrative
Agent communicated to the Borrower in accordance with
SECTION 13.10, presents a material risk of a liability of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate under ERISA or the Internal Revenue
Code which could have a Material Adverse Effect; or

	 (vi) (A) Enter into any new Benefit Plans under which Southland, its Subsidiaries and ERISA Affiliates would have annual costs in the aggregate among all such Benefits Plans in excess of $5,000,000, or (B) modify any existing Benefit Plan so as to increase its obligations thereunder in an amount which could have a Material Adverse Effect.

	 8.10. COMMERCIAL PAPER FACILITY. Southland shall not amend the terms of the documents governing or relating to the Commercial Paper Facility (including the amount of the Commercial Paper Facility) other than (i) increases in the maximum amount of Commercial Paper which may at any time be outstanding and (ii) extensions of the date beyond which Southland may not issue Commercial Paper pursuant to such documents (including an extension of the guaranty of the Purchaser with respect to the Commercial Paper).

	 8.11. SALES AND LEASEBACKS. Southland shall not, and shall not permit any of its Subsidiaries to become liable, directly or by way of Accommodation Obligation, with respect to any lease (including a Capital Lease), of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Southland or a Subsidiary of Southland has sold or transferred or is to sell or transfer to any other Person, or (ii) which Southland or a Subsidiary of Southland intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease, except
(a) as permitted by SECTION 8.01(v)(B) and (b) transactions involving properties owned by Southland or its Subsidiaries on the date hereof which have an aggregate fair market value of not more than $30,000,000.

	 8.12.  SUBORDINATED INDEBTEDNESS.

	 (a) NO CHANGE. Southland shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms applicable to any Subordinated Indebtedness.

	 (b) NOTICES. Southland shall deliver to the Administrative Agent (i) a copy of each notice or other communication delivered by or on behalf of Southland to any trustee under any Subordinated Indebtedness indenture, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee, and (ii) a copy of each notice or other communication received by Southland from any trustee under any Subordinated Indebtedness indenture, such delivery to be made promptly after such notice or other communication is received by Southland.

	 8.13. AMENDMENT OF CHARTER OR BY-LAWS. Neither Southland nor any of its Subsidiaries shall amend its charter documents or By-Laws, except upon at least ten days' prior written notice to the Administrative Agent and then only if no Event of Default or Potential Event of Default would result therefrom.

	 8.14. DISPOSAL OF SUBSIDIARY STOCK. Except as permitted by SECTION 8.02 or SECTION 8.08, Southland will not (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of (or warrants, rights or options to acquire shares or other equity Securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other Securities of (or warrants, rights or options to acquire shares or other Securities of) such Subsidiary, or any other Subsidiary of Southland, except to qualify directors if required by applicable law and except that any Subsidiary of Southland may issue additional shares of its capital stock to any other Subsidiary of Southland or to Southland if such shares are pledged pursuant to the Security Agreement.

	 8.15. MARGIN REGULATIONS. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

	 8.16. RESTRICTIONS ON SOUTHLAND INTERNATIONAL, INC. Southland shall not permit Southland International, Inc., directly or indirectly, (i) to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations, (ii) to conduct any business operations or to own any assets, other than to own and to hold the capital stock of Southland International, N.V. and Southland Canada, Inc., or (iii) to create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets, except any Lien securing the Obligations.

	 8.17. INTEREST RATE CONTRACTS. Southland shall not, and shall not permit any of its Subsidiaries to, enter into any Interest Rate Contract (or amend any Interest Rate Contract to increase the notional amount of Indebtedness subject thereto) if, after giving effect to the Interest Rate Contract (or amendment, as the case may be), the aggregate notional amount of Indebtedness subject to Interest Rate Contracts then in effect is in excess of $700,000,000. At no time shall Southland or any of its Subsidiaries have in effect an Eligible Interest Rate Contract which has a termination date after the Revolving Credit Termination Date or any other Interest Rate Contract which has a termination date more than two (2) years after the Revolving Credit Termination Date. In the event a Senior Lender elects to enter into an Interest Rate Contract with Southland which meets the requirements set forth in SECTION 1.01 in the definition of "Eligible Interest Rate Contract", Southland and such Senior Lender shall have the right jointly to designate such Interest Rate Contract as an Eligible Interest Rate Contract for the purposes of this Agreement, and such designation shall become effective only if the Administrative Agent executes an Acknowledgement as to Eligible Interest Rate Contract (in substantially the form included in EXHIBIT 5) with respect to such Interest Rate Contract.


				ARTICLE IX

			   FINANCIAL COVENANTS

	 The Borrower covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

	 9.01. SENIOR INDEBTEDNESS TO EBITDA. Southland shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of (i) Senior Indebtedness as of such Quarterly Determination Date to (ii) EBITDA as determined as of such Quarterly Determination Date for the four
(4) calendar quarters ending on such date, to be greater than the ratio set out below opposite such period:


		    Period                         Maximum Ratio
	 --------------------------              ----------------
	 Effective Date through
	      September 30, 1995                 4.85x

	 October 1, 1995 through
	      September 30, 1996                 4.10x

	 October 1, 1996 through
	      September 30, 1997                 3.50x

	 October 1, 1997 and
	      thereafter                         3.00x

	 9.02. MINIMUM INTEREST COVERAGE RATIO. Southland shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of (i) EBITDA to (ii) Consolidated Cash Interest Expense, in each case as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be less than the ratio set out below opposite such period:


		   Period                          Minimum Ratio
	 --------------------------              -------------
	 Effective Date through
	      September 30, 1995                  2.35x

	 October 1, 1995 through
	      September 30, 1996                  2.70x

	 October 1, 1996 through
	      September 30, 1997                  3.00x

	 October 1, 1997 and
	      thereafter                          3.20x

	 9.03. MINIMUM FIXED CHARGE COVERAGE RATIO. Southland shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of (i) EBITDA, MINUS Capital Expenditures to (ii) Consolidated Fixed Charges, in each case as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be less than the ratio set out below opposite such period:


		   Period                          Minimum Ratio
	 -------------------------               -------------
	 Effective Date through
	      December 31, 1994                  0.55x

	 January 1, 1995 through
	      March 31, 1995                     0.60x

	 April 1, 1995 through
	      June 30, 1995                      0.65x

	 July 1, 1995 through
	      September 30, 1995                 0.75x

	 October 1, 1995 through
	      September 30, 1996                 1.00x

	 October 1, 1996 through
	      September 30, 1997                 0.90x

	 October 1, 1997 through
	      September 30, 1998                 1.15x

	 October 1, 1998 and
	      thereafter                         1.30x

				   -101-



				ARTICLE X

			  REAL ESTATE COVENANTS

	 The Borrower covenants and agrees that so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

	 10.01. TAXES. If the United States or any State or any subdivision thereof having jurisdiction shall levy, assess, or charge any tax (excluding any income, franchise or doing business tax), assessment or imposition upon any Real Estate Collateral Document or the Obligations secured thereby, or the interest of the Administrative Agent, the Senior Lenders or the Issuing Banks in the real property which is the subject of such Real Estate Collateral Document, or upon the Administrative Agent, the Senior Lenders or the Issuing Banks by reason of or as holder of any of the foregoing, then the Borrower shall promptly pay, or cause to be paid (or, to the extent permitted by law, reimburse the Administrative Agent, or any Senior Lender or Issuing Bank or other party which shall have paid) such taxes, assessments or impositions. The Borrower shall exhibit to the Administrative Agent, the Senior Lenders or the Issuing Banks, at any time upon request of any such party or parties, official receipts showing payment of all such taxes, assessments and charges which the Borrower is required or elects to pay or cause to be paid.

	 10.02.  FURTHER ASSURANCES.  In accordance with the
Real Estate Procedure Memorandum, upon request of the Administrative Agent from time to time, the Borrower shall, or shall cause the appropriate Person to, execute, acknowledge, deliver and cause to be recorded (if so requested) all such additional instruments and further assurances of title (and will cause each of the Subsidiaries to do the same) and will do or cause to be done all such further acts and things as may reasonably be necessary to preserve the lien of each Real Estate Collateral Document, and priority thereof, and fully effectuate the intent of each Real Estate Collateral Document. In the event that the Borrower shall fail to do any of the foregoing, or so cause the same to be done, the Administrative Agent may, in its sole discretion, do so in the name of the Borrower, and the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to do any of the foregoing.

	 10.03. CONDEMNATION. The Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of the real property subject to any Real Estate Collateral Document, notify the Administrative Agent of the pendency of such proceeding affecting property which the Borrower values in excess of $10,000,000, and agrees that the Administrative Agent at its discretion may participate in any such proceeding, and the Borrower from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

	 10.04. FUTURE LIENS ON REAL PROPERTY IN FAVOR OF THE SENIOR LENDERS. The Borrower shall execute and deliver to the Administrative Agent, promptly after the acquisition or leasing of any real property and in accordance with the Real Estate Procedures Memorandum, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such acquired property, lease or interest, the same to be in form and substance substantially the same as the Real Estate Collateral Documents executed and delivered on or about December 15, 1987 and to be subject only to (i) Customary Permitted Liens, (ii) Liens permitted by SECTION 8.02(b)(v) and (iii) such other Liens as the Requisite Senior Lenders may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Senior Lender.

	 10.05.  REAL ESTATE PROCEDURES.  Southland will
complete the tasks contemplated by the Real Estate Procedures
Memorandum as promptly as practicable after the Effective Date.


				ARTICLE XI

		   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

	 11.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this
Agreement:

	 (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall fail to pay when due (i) any interest on any Loan or any fee or other amount payable hereunder (other than amounts described in SECTIONS 11.01(a)(ii) or 11.01(a)(iii)), and such failure shall continue for five (5) Business Days, or (ii) any Reimbursement Obligation, or (iii) any amount payable for principal on the Loans, including any mandatory prepayment payable under SECTION 2.06(b), but excluding any voluntary prepayment payable under SECTION 2.06(a).

	 (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under ARTICLE VIII or ARTICLE IX, other than an agreement, covenant or obligation covered by SECTION 11.01(a).

	 (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower to the Administrative Agent, any Senior Lender or any Issuing Bank herein or in any of the other Loan Documents or in any statement or certificate at any time given by the Borrower or any of its Subsidiaries pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

	 (d) OTHER DEFAULTS. The Borrower shall default in the payment of any Obligation which is not referred to in SECTION 11.01(a) or in the performance of or compliance with any term contained in this Agreement or in any of the Loan Documents or any default or event of default shall occur under any of the Collateral Documents (other than as covered by SECTION 11.01(a) or 11.01(b)), and such default or event of default shall continue for thirty (30) days after (i) the Administrative Agent or any Senior Lender (acting through the Administrative Agent) notifies the Borrower or the applicable Subsidiary of Southland of any such default, or (ii) the Borrower or such Subsidiary acknowledges such default in writing. Notwithstanding the foregoing, the failure of the Borrower to deliver the Officers' Certificate required pursuant to SECTION 6.01(iv) shall constitute an Event of Default on the day such Officers' Certificate is due whether or not it continues thereafter and whether or not any notice is given to or received by the Borrower.

	 (e) DEFAULT AS TO OTHER INDEBTEDNESS. The Borrower or any Subsidiary of the Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness, other than an Obligation, if the aggregate amount of such Indebtedness is $15,000,000 or more, and such failure shall continue for five
(5) Business Days or beyond the applicable cure period therefor, whichever is less; or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto, if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate, or permit the holder(s) of such Indebtedness to accelerate, the maturity of any such Indebtedness and such breach, default, event of default, event or condition shall continue for thirty (30) days or beyond the applicable cure period therefor, whichever is less; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment prior to the stated maturity thereof), or the holder of any Lien (other than Liens upon property leased to the Borrower which were created by the landlord prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of the Borrower or any of its Subsidiaries having a value in excess of $1,000,000 and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale; PROVIDED, HOWEVER, that the failure to make a payment, or any such breach, default or event of default, under the Yen Royalty Financing Agreement or otherwise in respect of the Yen Royalty Financing Indebtedness shall not constitute an Event of Default hereunder unless recourse or recovery in respect thereof in excess of $15,000,000 is claimed or sought against Southland personally or against or out of any of the Collateral other than the Yen Royalty Financing Collateral; PROVIDED, FURTHER, HOWEVER, that if, upon the maturity (whether by lapse of time, acceleration or otherwise) of any Commercial Paper permitted to be issued hereunder, the Purchaser (as opposed to Southland) makes payment (in accordance with the terms applicable to the Commercial Paper) of the Indebtedness evidenced by such Commercial Paper, Southland's failure to pay shall not be an Event of Default for purposes of this SECTION 11.01(e) to the extent such failure to pay is cured (at the maturity of such Commercial Paper) by the payment by the Purchaser.

	 (f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal or state law.

	 (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the property of the Borrower or any of is Subsidiaries, shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

	 (g)  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER,
ETC. The Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

	 (h) JUDGMENTS AND ATTACHMENTS. Any money judgment, arbitration award (other than a money judgment or award covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $5,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days, or (ii) any judgment, arbitration award or order of any court or administrative agency awarding material damages shall be entered against the Borrower in any action under the Federal Securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Subordinated Indebtedness or in any action seeking reimbursement, indemnification or contribution with respect to the payment of any such claim, and such judgment, award or order shall have become final after exhaustion of all available appellate remedies.

	 (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or, except as permitted by this Agreement, any of its Subsidiaries shall otherwise dissolve or cease to exist.

	 (j) COLLATERAL DOCUMENTS; FAILURE OF SECURITY OR SUBORDINATION. For any reason any Collateral Document ceases to be in full force and effect and the Liens intended to be created thereby cease to be or are not valid and perfected; or Liens in favor of the Administrative Agent contemplated by this Agreement or the Collateral Documents, or the subordination provisions of the documents and instruments evidencing any Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect, or such Liens and Obligations shall be subordinated or shall not have the priority contemplated by this Agreement, the Collateral Documents or such subordination provisions, for any reason; and the Requisite Senior Lenders shall have determined that any event described in this SECTION 11.01(j) has or is likely to have Material Adverse Effect.

	 (k) CHANGE OF CONTROL. A Change of Control shall have occurred.

	 (l) UNFUNDED ERISA LIABILITIES. Any Defined Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Defined Benefit Plan or the PBGC shall institute proceedings to terminate any Defined Benefit Plan or to appoint a trustee to administer any Defined Benefit Plan, if, as of the date of such termination, appointment or institution of proceedings, the liability (after giving effect to the tax consequences thereof) of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to the PBGC under Section 4062 of ERISA exceeds the current value of assets accumulated in such Defined Benefit Plan by more than $1,000,000 (or in the case of a termination of a Defined Benefit Plan involving a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the Borrower's, such Subsidiary's or any ERISA Affiliate's proportionate share of such excess shall exceed such amount).

	 (m) WITHDRAWAL LIABILITY UNDER MULTIEMPLOYER PLANS. Either (i) any Multiemployer Plan shall notify the Borrower, any Subsidiary of the Borrower of any ERISA Affiliate that it has incurred a withdrawal liability in an amount exceeding $1,000,000 and the installment payments of such liability shall not be paid when required to be paid in accordance with applicable law or the provisions of the subject Multiemployer Plan, or within five (5) Business Days thereafter; or (ii) any Multiemployer Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by an appropriate United States District Court to administer any Multiemployer Plan, or the PBGC shall commence proceedings to terminate any Multiemployer Plan or to appoint a trustee to administer any Multiemployer Plan and the aggregate outstanding liability of the Borrower and all of its Subsidiaries and all of its ERISA Affiliates with respect to such Multiemployer Plan (assuming that the Multiemployer Plan has terminated as of the day of any such appointment or commencement of proceedings) is an amount which exceeds $5,000,000.

	 (n) OTHER ERISA LIABILITIES. The Borrower or any of its Subsidiaries or any ERISA Affiliate of the Borrower (i) shall engage in any prohibited transaction for which an exemption is not available or has not been previously obtained from the Department of Labor and in connection with which the Borrower or any such Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, which penalty or tax is in excess of $5,000,000; (ii) shall fail to make full payment when due of all amounts which under the provisions or any Defined Benefit Plan it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) or fail to pay any installment necessary to amortize each waived funding deficiency with respect to any Defined Benefit Plan, (iii) fail to make any contribution payments of any Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or under such Multiemployer Plan or any law pertaining thereto, PROVIDED, HOWEVER, that this CLAUSE (iii) shall not apply to any such payments which at any one time are in the aggregate less than $3,000,000 and are being reasonably contested by either Southland, any of its Subsidiaries or any ERISA Affiliates, or
(iv) permit to exist any occurrence of any Reportable Event or any other event or condition which, in the opinion of the Administrative Agent communicated to the Borrower in accordance with SECTION 13.10 hereto, presents a material risk of liability of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate under ERISA or the Internal Revenue Code in an amount which exceeds $5,000,000.

	 (o) MATERIAL ADVERSE CHANGE. There shall have occurred or been disclosed to the Senior Lenders any condition or event which the Requisite Senior Lenders determine has or is likely to have a Material Adverse Effect.

	 An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 13.08 to the extent and under the circumstances provided for therein.

	 11.02.  RIGHTS AND REMEDIES.

	 (a) ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing SECTION 11.01(f) or 11.01(g) with respect to the Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all other

Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Senior Lender to make any Loan hereunder and of each Senior Lender or Issuing Bank to issue or participate in any Facility Letter of Credit shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Senior Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Senior Lender to make any Loan hereunder and of each Senior Lender or Issuing Bank to issue or participate in any Facility Letter of Credit shall immediately terminate, and/or (ii) declare the unpaid principal amount of, and any and all accrued and unpaid interest on, the Loans and all other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

	 (b) DEPOSIT FOR FACILITY LETTERS OF CREDIT. In addition, upon demand by the Administrative Agent or the Requisite Senior Lenders after the occurrence of any Event of Default, the Borrower shall deposit with the Administrative Agent for the benefit of the Senior Lenders with respect to each Facility Letter of Credit then outstanding, promptly upon the demand of the Administrative Agent, cash or Cash Equivalents in an amount equal to the greatest amount for which such Facility Letter of Credit may be drawn. Such deposit shall be held by the Administrative Agent for the benefit of the Senior Lenders as security for, and to provide for the payment of, the Reimbursement Obligations.

	 (c) RESCISSION. If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to

SECTION 13.08, then by written notice to Borrower, the Requisite Senior Lenders may elect, in the sole discretion of such Requisite Senior Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Senior Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Senior Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Senior Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


				ARTICLE XII

		   THE ADMINISTRATIVE AGENT; THE CO-AGENT

	 12.01. APPOINTMENT. (a) Each Senior Lender and each Issuing Bank hereby designates and appoints Citicorp as the Administrative Agent of such Senior Lender and such Issuing Bank under this Agreement and the Collateral Documents, and each Senior Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this ARTICLE XII.

	 (b) The provisions of this ARTICLE XII are solely for the benefit of the Administrative Agent and the Senior Lenders and Issuing Banks, and neither the Borrower nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTION 12.07 or 12.08). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Senior Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency of trust with or for the Borrower or any Subsidiary of the Borrower.

	 12.02. NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Senior Lender or Issuing Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Collateral Documents except as expressly set forth herein or therein. Each Senior Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and with the issuance of the Facility Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Senior Lender or Issuing Bank with any credit or other information with respect thereto. If the Administrative Agent seeks the consent or approval of the Requisite Senior Lenders to the taking or refraining from taking any action hereunder, the Administrative Agent shall send notice thereof to each Senior Lender. The Administrative Agent shall promptly notify each Senior Lender at any time that the Requisite Senior Lenders have instructed the Administrative Agent to act or refrain from acting pursuant hereto.

	 12.03. RIGHTS, EXCULPATION, ETC. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Senior Lender or Issuing Bank for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for intentional tort. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 2.07(b) or SECTION 3.06, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder of Secured Obligations to whom payment was due, but not made, shall be to recover from other Holders of Secured Obligations any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agent shall not be responsible to any Senior Lender or Issuing Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Collateral Documents or any of the other Loan Documents, or for the financial condition of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of

Default. The Administrative Agent may at any time request instructions from the Senior Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Senior Lenders. Without limiting the foregoing, no Senior Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents in accordance with the instructions of the Requisite Senior Lenders.

	 12.04. RELIANCE. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Collateral Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

	 12.05. INDEMNIFICATION. To the extent that the Administrative Agent is not reimbursed and indemnified by the Borrower, the Senior Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement, the Collateral Documents or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement, the Collateral Documents or any of the other Loan Documents, proportionately based upon a fraction, the numerator of which is the amount of such Senior Lender's Commitment, and the denominator of which is the aggregate amount of the Commitments of all Senior Lenders PROVIDED that no Senior Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Senior Lenders under this SECTION 12.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

	 12.06. THE ADMINISTRATIVE AGENT INDIVIDUALLY. In the event the Administrative Agent at any time has a Commitment hereunder (a) with respect to its Pro Rata Share of the Commitments hereunder, the Loans made by it or its Affiliates and any Notes issued to or held by it or its Affiliates, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Senior Lender or holder of a Note and (b) the terms "Senior Lenders" or "Requisite Senior Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent or its Affiliates as a Senior Lender or one of the Requisite Senior Lenders. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if it were not acting as Administrative Agent pursuant hereto.

	 12.07. SUCCESSOR ADMINISTRATIVE AGENT; RESIGNATION OF AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Senior Lenders and the Borrower. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to SECTION 12.07(b) or 12.07(c) or as otherwise provided below.

	 (b) Upon any such notice of resignation by the Administrative Agent, the Requisite Senior Lenders shall appoint a successor Administrative Agent who shall be satisfactory to the Borrower.

	 (c) If a successor Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Administrative Agent, with the consent of the Borrower (which may not be withheld unreasonably), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Senior Lenders, with the consent of the Borrower, appoint a successor Administrative Agent as provided above.

	 12.08. COLLATERAL MATTERS. (a) The Administrative Agent is hereby authorized on behalf of all of the Holders of Secured Obligations, without the necessity of any notice to or further consent from any Holder of Secured Obligations, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Agreement and the other Collateral Documents.

	 (b) The Holders of Secured Obligations hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Facility Letter of Credit Obligations (whether or not due) and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable; or (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with SECTION 8.02 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower for which a landlord's consent to encumber was required but not obtained or which the Borrower was otherwise not obligated to encumber pursuant to the Real Estate Procedures Memorandum; or
(v) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower to be, renewed or extended; or (vi) consisting of an instrument evidencing Pledged Debt (as defined in the Security Agreement) or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vii) constituting property leased to the Borrower under the Lease Agreement dated February 15, 1987, as amended and restated as of December 21, 1990, between the Borrower and Cityplace Center East Corporation and subsequently subleased by the Borrower to a third party (including any tenant improvements made in connection with such sublease); or (viii) if approved, authorized or ratified in writing by the Administrative Agent or the Requisite Senior Lenders. In addition, and not in limitation of the foregoing, the release procedures set forth in the Real Estate Procedures Memorandum shall apply with respect to real property. Upon request by the Administrative Agent at any time, the Senior Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.08(b).

	 (c) Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Requisite Senior Lenders (as set forth in SECTION 12.08(b)), each Senior Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Administrative Agent under CLAUSES (i) through (vii) of SECTION 12.08(b). So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Requisite Senior Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five
(5) Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Holders of Secured Obligations to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon such Collateral PROVIDED, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

	 (d) The Administrative Agent shall have no obligation whatsoever to any Holder of Secured Obligations or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this SECTION 12.08 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Holders of Secured Obligations and that the Administrative Agent shall have no duty or liability whatsoever to any Holder of Secured Obligations.

	 (e) The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligations ("Related Obligations") which arise under any Eligible Interest Rate Contracts or which are otherwise owed to Persons other than the Administrative Agent, the Senior Lenders and the Issuing Banks, solely on the condition and understanding, as among the Administrative Agent and all other Holders of Secured Obligations, that (i) the Related Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in this Agreement and the Collateral Documents, and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Related Obligations; but the Administrative Agent is otherwise acting solely as agent for the Senior Lenders and the Issuing Banks and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Related Obligations; and
(ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Collateral Documents, and no separate Lien, right, power or remedy shall arise or exist in favor of any Holder of Secured Obligations under any separate instrument or agreement or in respect of any Related Obligations; and (iii) each Holder of Secured Obligations shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the Collateral Documents, by the Administrative Agent and the Requisite Senior Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Reimbursement Obligations, Facility Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Holder of Secured Obligations or as to any Related Obligations and without regard to whether any Related Obligations remain outstanding or are deprived of the benefit of the Collateral or become unsecured or are otherwise affected or put in jeopardy thereby; and (iv) no holder of Related Obligations and no other Holder of Secured Obligations (except the Administrative Agent and the Senior Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Collateral Documents; and (v) no holder of any Related Obligations shall exercise any right of setoff, banker's lien or similar right except as expressly provided in
SECTION 13.06.

	 12.09. THE CO-AGENT. The Co-Agent shall not have, and the Co-Agent hereby expressly disclaims, any rights or duties hereunder beyond those of a Senior Lender and, if applicable, an Issuing Bank. Except with respect to its rights and duties as a Senior Lender and, if applicable, an Issuing Bank, neither the Co-Agent nor any of its officers, directors, employees or agents shall be liable to any Person for any action taken or omitted by them hereunder or under any of the Loan Documents.

			       ARTICLE XIII

			      MISCELLANEOUS

	 13.01. CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS. Each Senior Lender and each Issuing Bank authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of the Senior Lenders and the Issuing Banks. Each Holder of Secured Obligations agrees that any action taken by the Requisite Senior Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Requisite Senior Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holders of Secured Obligations.

	 13.02. ASSIGNMENTS AND PARTICIPATIONS. (a) (i) Each Senior Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of its Commitments, Loans, Notes or interest in the Facility Letters of Credit to one or more Senior Lenders. Each Senior Lender shall have the right at any time, with the prior written consent of the Borrower and the Administrative Agent (which consent shall be executed in substantially the form of EXHIBIT 21), to sell, assign, transfer or negotiate all or any part of its Commitments, Loans, Notes or interest in the Facility Letter of Credit to one or more commercial banks or other financial institutions. In the case of any sale, assignment, transfer or negotiation of all or part of such Loans, Notes or interest in the Facility Letters of Credit authorized under this SECTION 13.02(a)(i), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Senior Lender hereunder and a holder of such Notes, including, without limitation, (A) the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Requisite Senior Lenders and (B) the obligation to fund Loans directly to the Administrative Agent pursuant to ARTICLE II hereof and to participate in Facility Letters of Credit pursuant to ARTICLE III hereof. All sales, assignments, transfers or negotiations of all or part of such Loans, Notes or interests in the Facility Letters of Credit authorized under this SECTION 13.02(a)(i) shall be evidenced by, and made pursuant to, an Assignment and Acceptance.

	 (ii) Upon its receipt of a fully executed Assignment and Acceptance, a processing and recordation fee of $2,500 and, if applicable, the written consent of the Borrower and the Administrative Agent, the Administrative Agent shall (A) accept such Assignment and Acceptance, (B) record the information contained therein, and (C) in the case of sales, assignments, transfers or negotiations made pursuant to the first sentence of
SECTION 13.02(a)(i), as applicable, give notice thereof to the Borrower.

	 (b) Each Senior Lender may, with the prior written consent of the Borrower and the Administrative Agent (which consent shall be executed in substantially the form of EXHIBIT
21), sell participations to one or more banks or other financial institutions in or to all or a portion of its rights and obligations under this Agreement, the Loans owing to it, the Facility Letters of Credit and the Note or Notes held by it; PROVIDED, HOWEVER, that (i) such Senior Lender's obligations under this Agreement shall remain unchanged, (ii) such Senior Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Senior Lender shall remain the holder of any such Note or Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Senior Lenders and the Issuing Banks shall continue to deal solely and directly with such Senior Lender in connection with such Senior Lender's rights and obligations under this Agreement, and the holder of any such participation shall not be entitled to require such Senior Lender to take or omit to take any action hereunder except action directly affecting the extension of the date fixed for payment of the principal amount of or interest on a Loan allocated to such participation or a reduction of the principal amount of or the rate of interest payable on the Loans or the release of all or substantially all of the Collateral, except as otherwise permitted under the Loan Documents, and (v) all costs and consequences incurred or sustained by any holder of a participation shall be added to those incurred or sustained by a Senior Lender for the purpose of
SECTION 2.04(f), 2.08(f), 2.08(h), 2.09, 3.08(c), 13.03 and
13.04, limited in the aggregate to the amounts that would have been incurred or sustained by the Senior Lender granting the participation to such holder, had such participation not been granted.

	 (c) Notwithstanding anything to the contrary contained in this Agreement, no Senior Lender shall make any assignment of any of its Commitments, Loans, Notes or interests in Facility Letters of Credit except in the form of units consisting of pro rata interests in such Commitments, Loans, Notes or interests in Facility Letters of Credit.

	 (d) Any Senior Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 13.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Senior Lender by the Administrative Agent or by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, the assignee or participant, or proposed assignee or participant shall agree to preserve in accordance with SECTION 13.26 the confidentiality of any confidential information described therein.

	 (e) Notwithstanding any other provision of this Agreement, any Senior Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

	 (f) Notwithstanding any other provision of this Agreement, any Senior Lender may at any time, upon written notice to the Administrative Agent of its intent to do so, sell, assign, transfer, participate or negotiate all or any part of its rights and obligations under this Agreement and the other Loan Documents to any of its Affiliates without the consent of the Borrower or the Administrative Agent.

	 (g) If CUSA ceases to be a Senior Lender under this Agreement by virtue of any assignment made pursuant to this
Section 13.02, then, as of the effective date of such cessation, Citibank's obligations to issue Facility Letters of Credit pursuant to ARTICLE III shall terminate and Citibank shall be an Issuing Bank hereunder only with respect to outstanding Facility Letters of Credit issued prior to such date.

	 13.03. EXPENSES. (a) GENERALLY. The Borrower agrees upon demand to pay, or reimburse, the Administrative Agent for all the Administrative Agent's internal and external audit, legal, appraisal, valuation and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin and any other attorneys retained by the Administrative Agent, auditors, accountants, appraisers, investment bankers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (A) its own audit and investigation of the Borrower and the Borrower's Subsidiaries; (B) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
ARTICLE IV), the Collateral Documents and the other Loan Documents and the making of the Loans hereunder; (C) the creation, perfection or protection of the Administrative Agent's Liens in the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, survey costs, title commitment and insurance fees, filing and recording fees and taxes, duplication costs and corporate search fees); (D) administration of this

Agreement, the Loans and the Collateral, including consultation with attorneys in connection therewith; and (E) the protection, collection or enforcement of any of the Obligations or the Collateral.

	 (b) AFTER DEFAULT. The Borrower further agrees to pay, or reimburse the Administrative Agent, the Issuing Banks and the Senior Lenders for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel, and costs of settlement) incurred by the Administrative Agent, any Issuing Bank or Senior Lender after the occurrence of an Event of Default
(i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Borrower and related to or arising out of the transactions contemplated hereby or by the First Amended and Restated Credit Agreement or Second Amended and Restated Credit Agreement; (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise);
(v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or
(vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights under the Collateral Documents.

	 13.04. INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, the Co-Agent and each and all of the Senior Lenders and Issuing Banks and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, Securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement, the Collateral Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the Senior Lenders' Commitments, the making of and participation in the Loans and the issuance of and participation in Facility Letters of Credit hereunder, the management of such Loans or Facility Letters of Credit (including any liabilities or claims under Federal, state or local environmental laws or regulations), or the use or intended use of the proceeds of the Loans or Facility Letters of Credit hereunder (collectively, the "Indemnified Matters"); PROVIDED that the Borrower shall have no obligation to an Indemnitee hereunder with respect to (i) matters for which such Indemnitee has been compensated pursuant to SECTION 2.04(f) or other provision of the Agreement and (ii) Indemnitee Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.

	 13.05. CHANGE IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements referred to in SECTION 5.01(viii) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in ARTICLE VIII and ARTICLE IX hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made, PROVIDED, HOWEVER, that no change in generally accepted accounting principles that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Senior Lenders, to so reflect such change in accounting principles.

	 13.06. SET-OFF. In addition to any Liens granted to the Administrative Agent, any Senior Lender or any Issuing Bank and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, each Senior Lender and each Issuing Bank are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by the Senior Lender or that Issuing Bank (or any Affiliate thereof, and Southland hereby authorizes any such Affiliate to comply with the directions of the applicable Senior Lender or Issuing Bank with respect to such deposits or Indebtedness) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to that Senior Lender or the Issuing Bank including, but not limited to, all Loans and Facility Letters of Credit and all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (i) that Senior Lender or that Issuing Bank shall have made any demand hereunder or (ii) the Requisite Senior Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by ARTICLE XI and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Senior Lender and each Issuing Bank agrees, and each other Holder of Secured Obligations shall be entitled to any rights conferred upon it under this Agreement only on the condition and understanding, that it shall not, without the express consent of the Requisite Senior Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Senior Lenders, exercise its set-off rights hereunder against any accounts of the Borrower now or hereafter maintained with such Senior Lender or Issuing Bank or other Holder of Secured Obligations.

	 13.07. RATABLE SHARING. (a) Subject to SECTION 2.07(b) and SECTION 3.06(b)(ii), the Senior Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in SECTION 2.05 and the amounts described in SECTIONS 2.04(f), 2.08(f), 2.08(h) and 2.09), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations (excluding the fees described in SECTION 2.05 and the amounts described in SECTIONS 2.04(f), 2.08(f), 2.08(h) and 2.09) or the Collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than its Pro Rata Share of the payments on account of the Obligations (excluding the fees described in SECTION 2.05 and the amounts described in SECTIONS 2.04(f), 2.08(f), 2.08(h) and 2.09), the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares.

	 (b) If all or part of such excess payment received by a purchasing party under this SECTION 13.07 is thereafter recovered from such party, such party's purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Senior Lender so purchasing a participation from another Senior Lender pursuant to this SECTION 13.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 13.06, the right of set-off) with respect to such participation as fully as if such Senior Lender were the direct creditor of the Borrower in the amount of such participation.

	 13.08. AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Agreement or of the Notes shall be effective without the written agreement of the Requisite Senior Lenders and the Borrower, and no termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Senior Lenders, which the Requisite Senior Lenders shall have the right to grant or withhold at their sole discretion; EXCEPT that any amendment, modification, or waiver of any provision of ARTICLE II or III relating to any increase of the Revolving Credit Facility, the Commitments, the principal amount and the extension of the final maturity of the Loans and Facility Letters of Credit, the reduction of interest rates applicable to the Loans, the amount of the fees payable pursuant hereto, the definitions of "Requisite Senior Lenders" and "Pro Rata Share", the provisions contained in SECTION 2.02(e)(iii) and in this SECTION 13.08 shall be effective only if evidenced by a writing signed by or on behalf of all Senior Lenders. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No amendment to the provisions relating to the relative priority of the Eligible Interest Rate Contracts and the other

Obligations shall be effective without the written concurrence of each Holder of Secured Obligations adversely affected thereby.
No amendment, modification, termination, or waiver of any provision of ARTICLE XII hereof or any other provision referring to the Administrative Agent or the Co-Agent shall be effective without the written concurrence of the Administrative Agent or the Co-Agent, as applicable. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Senior Lender, execute amendments, modifications, waivers or consents on behalf of that Senior Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice of demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 13.08 shall be binding on each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by the Borrower, on the Borrower.

	 13.09. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

	 13.10.  NOTICES.  Unless otherwise specifically
provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Administrative Agent pursuant to ARTICLE II shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 13.10) shall be (a) with respect to the Borrower, as set forth below the Borrower's name on the signature pages of this Agreement, (b) with respect to the Senior Lenders and Issuing Banks, as set forth below each party's name on the signature pages of this Agreement or of the Assignment and Acceptance by which such Person became a Senior Lender or Issuing Bank hereunder or (c) as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

	 13.11. SURVIVAL OF WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, the making and repayment of the Loans and issuance and discharge of Facility Letters of Credit hereunder.

	 13.12. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Senior Lender, any holder of a Note or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

	 13.13.  ADVICE OF COUNSEL.  The Borrower and each
Senior Lender and Issuing Bank understand that the Administrative Agent's counsel represents only the interests of the Administrative Agent and its Affiliates and that the Borrower, other Senior Lenders and other Issuing Banks are advised to obtain their own counsel. The Borrower represents and warrants to the Administrative Agent and the other Holders of Secured Obligations that it has discussed this Agreement with its counsel.

	 13.14. MARSHALLING; PAYMENTS SET ASIDE. Neither any Senior Lender, any Issuing Bank, nor the Administrative Agent shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Senior Lenders or the Administrative Agent, the Senior Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

	 13.15. SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan

Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

	 13.16. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

	 13.17. GOVERNING LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS, AND ALL ISSUES RELATING TO THIS AGREEMENT AND THE LOAN DOCUMENTS, INCLUDING THE VALIDITY, ENFORCEABILITY, INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY PROVISION OF EITHER OF THEM (EXCEPT TO THE EXTENT THAT THE LAWS OF OTHER JURISDICTIONS GOVERN THE PERFECTION OF SECURITY INTERESTS IN PERSONAL PROPERTY AND THE TRANSFER OR CREATION OF INTERESTS IN REAL PROPERTY), SHALL BE GOVERNED BY, AND SHALL BE DETERMINED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

	 13.18. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Senior Lender or other Person against the Administrative Agent, the Co-Agent, any other Senior Lender, any Issuing Bank or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement, or any act, omission or event occurring in connection therewith; and the Borrower and each Senior Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

	 13.19. SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTES. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Senior Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Senior Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Borrower's rights or any interest therein hereunder may not be assigned without the written consent of all Senior Lenders.

	 13.20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY NOTE OR ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSONS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SOUTHLAND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE NOTICE ADDRESS SPECIFIED IN ACCORDANCE WITH SECTION 13.10, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE SENIOR LENDERS IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY SENIOR LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

	 13.21. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against each party hereto as of the date when all of the conditions set forth in SECTION 4.01 have been satisfied or duly waived in accordance with SECTION 13.08 (the "Effective Date"). Subject to the provisions of this Agreement (including, without limitation, the premises hereto), this Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

	 13.22.  FOREIGN BANK CERTIFICATIONS.  Each Senior
Lender that is not created or organized under the laws of the

United States of America or a political subdivision thereof has delivered to the Borrower and the Administrative Agent, or in the case of a Senior Lender which becomes a party to this Agreement after the date hereof, will deliver to the Borrower and the Administrative Agent within fifteen (15) days after the date on which such Senior Lender becomes a Senior Lender pursuant to
SECTION 13.02, a true and accurate certificate executed in duplicate by a duly authorized officer of such Senior Lender in the form set out in EXHIBIT 22-A or 22-B, as applicable, to the effect that such Senior Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the Internal Revenue Service of the United States of America, the "IRS") or under Section 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each Senior Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Senior Lender substantially in the form set out in
EXHIBIT 22-A or 22-B, as applicable, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this SECTION 13.22. Further, each Senior Lender which delivers EXHIBIT 22-A covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to every third anniversary of the Effective Date, on which this Agreement is still in effect, two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder) and EXHIBIT 22-A, and each Senior Lender that delivers EXHIBIT 22-B covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Senior Lender during which this agreement is still in effect, two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and EXHIBIT 22-B. Each such certificate shall certify as to one of the following:

	 (i) that such Senior Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

	 (ii) that such Senior Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower; or

	 (iii) that such Senior Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

	 Each Senior Lender shall promptly furnish to the Borrower and the Administrative Agent such additional documents as may be reasonably required by the Borrower or the Administrative Agent to establish any exemption from or reduction of any taxes required to be deducted or withheld and which may be obtained without undue expense to such Senior Lender.

	 13.23. PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Administrative Agent, upon direction of the Requisite Senior Lenders, may, but shall have no obligation to, make any payment or perform any act required of the Borrower under the Loan Documents or any of them, or take any other action which such party in its reasonable discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (i) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof.

	 13.24. LIMITATION ON AGREEMENTS. All agreements between the Borrower and the Administrative Agent, any Senior Lender or any Issuing Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Notes or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent, any Senior Lender or any Issuing Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent, any Senior Lender or any Issuing Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrower to the Administrative Agent, any Senior Lender or any Issuing Bank under the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Notes and the amounts owing on other obligations of the Borrower to the Administrative Agent, any Senior Lender or any Issuing Bank under the Loan Documents, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent, any Senior Lender or any Issuing Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent, any Senior Lender or any Issuing Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this SECTION 13.24 shall control and supersede every other provision of all agreements between the Borrower and the Lender.

	 13.25. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

	 13.26. CONFIDENTIALITY. Subject to SECTION 13.02(d), the Senior Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; PROVIDED, that unless specifically prohibited by applicable law or court order, each Senior Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Senior Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and FURTHER

PROVIDED, that in no event shall any Senior Lender be obligated or required to return any materials furnished by the Borrower.

	 13.27. NO NOVATION. This Agreement is an amendment and restatement of the Second Amended and Restated Credit Agreement.
The Notes delivered by Southland to the Senior Lenders on the Effective Date are given in renewal of and rearrangement and substitution, but not in payment, for the "Notes" and "Readvanced Term Notes" (in each case as defined in the Second Amended and Restated Credit Agreement) issued by Southland to the Senior Lenders (in their capacity as Senior Lenders under the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement) or assigned to the Senior Lender pursuant to the Master Assignment Agreement (the "Prior Notes"), it being acknowledged and agreed that the Indebtedness evidenced by the First Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement and the Prior Notes constitutes the same Indebtedness evidenced by this Agreement and the Notes delivered pursuant hereto and this Agreement and such Notes are in no way intended to constitute a novation of the First Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement or such Prior Notes or the outstanding principal amount of such Prior Notes.

	 IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



BORROWER:               THE SOUTHLAND CORPORATION


			By_____________________________
			Name:  David A. Urbel
			Title: Vice President and Treasurer

			Notice Address:

			The Southland Corporation
			2711 North Haskell Avenue
			Dallas, Texas 75221
			Attn: Vice President and Treasurer
			Telecopier No. (214) 841-6571

			with a copy to:

			The Southland Corporation
			2711 North Haskell Avenue
			Dallas, Texas 75221
			Attn: Legal Department
			Telecopier No. (214) 828-7119

ADMINISTRATIVE AGENT:   CITICORP NORTH AMERICA, INC., as
			Administrative Agent


			By_____________________________
			Name:  Frank R. Garrott
			Title:  Vice President

			Notice Address:

			Citicorp North America, Inc.
			2001 Ross Avenue
			Suite 1400
			Dallas, Texas 75201
			Attn:  Frank R. Garrott
			Telecopier No. (214) 953-3888

			with a copy to:

				Sidley & Austin
				555 West Fifth Street
				Los Angeles, California 90013
				Attn: Edward D. Eddy, III
				Telecopier No.  (213) 896-6600

CO-AGENT AND
SENIOR LENDER:          THE SAKURA BANK, LIMITED, NEW YORK BRANCH


			By:____________________________
			Name: Yoshimi Miura
			Title: Senior Vice President

			Notice Address and
			Domestic Lending Office:

			   The Sakura Bank, Limited, New York Branch
			   277 Park Avenue
			   New York, New York 10172-0121
			   Attn: Shinichi Miyashita
			   Telecopier No.  (212) 888-7651

			   with a copy to:

			Simpson Thacher & Bartlett
			425 Lexington Avenue
			New York, NY 10017-3909
			Attn:  Terrence L. Dugan
			Telecopier No. (212) 455-2505


		     Eurodollar Lending Office or
		     Eurodollar Affiliate:

			The Sakura Bank, Limited, New York Branch
			277 Park Avenue
			New York, NY  10172-0098

		     Attn: Patricia Walsh
		     Telecopier No.  (212) 754-6690

		     Pro Rata Share:               19.58333333%

		     Term Loan Commitment:        $58,750,000.00

		     Revolving Credit Commitment: $58,750,000.00

SENIOR LENDER
AND ISSUING BANK:    THE ASAHI BANK, LTD., NEW YORK BRANCH


		     By:____________________________
			Name: Mr. Junichi Yamada
			Title: Senior Deputy General Manager

		     Notice Address and
		     Domestic Lending Office:

			The Asahi Bank, Ltd., New York Branch
			1 World Trade Center
			Suite 6011
			New York, NY  10048-0476

			Attn:  Mr Douglas E. Price
			       (Credit Matters)
			       Ms. Lily Chan
			       (Administrative Matters)
			Telecopier No.:  (212) 432-1135



			Eurodollar Lending Office or
			Eurodollar Affiliate:

			The Asahi Bank, Ltd., New York Branch
			1 World Trade Center
			Suite 6011
			New York, NY  10048-0476
			Attn.: Mr. Douglas E. Price
			Telecopier No.: (212) 432-1135

	Pro Rata Share:               10.00000000%

	Term Loan Commitment:        $30,000,000.00

	Revolving Credit Commitment: $30,000,000.00

SENIOR LENDER:  THE BANK OF TOKYO TRUST COMPANY


		By:____________________________
		Name:  Tatsuo Tanaka
		Title: Senior Vice President

		Notice Address and
		Domestic Lending Office:

			The Bank of Tokyo Trust Company
			1251 Avenue of the Americas
			New York, New York 10116-3138
			Attn:  H. Kifune/Japanese Corporate Dept.
			Telecopier No. (212) 782-6435

			with a copy to:

			The Bank of Tokyo Trust Company
			1251 Avenue of the Americas
			New York, New York 10116-3138
			Attn:  Mr. H. Thornhill
			Telecopier No. (212) 782-6420

		Eurodollar Lending Office or
		Eurodollar Affiliate:

			The Bank of Tokyo Trust Company
			1251 Avenue of the Americas
			New York, New York 10116-3138
			Attn:  H. Kifune/Japanese Corporate Dept.
			Telecopier No. (212) 782-6435

		Pro Rata Share:               10.00000000%

		Term Loan Commitment:        $30,000,000.00

		Revolving Credit Commitment: $30,000,000.00

SENIOR LENDER
AND ISSUING BANK:       BANKERS TRUST COMPANY


		By:________________________
		   Name: Dana Klein
		   Title: Vice President

		Notice Address and
		Domestic Lending Office:

		   Bankers Trust Company
		   130 Liberty St.
		   New York, NY  10006
		   Attn: Frank Russo
		   Telecopier No. ______________

		with a copy to:

		   _____________________________
		   _____________________________
		   _____________________________
		   Attn: _______________________
		   Telecopier No.  _____________

	Eurodollar Lending Office or
	Eurodollar Affiliate:

	  Bankers Trust Company
	  Attn: 130 Liberty St.
	  New York, NY  10006
	  Frank Russo
	  Telecopier No.  _____________

	Pro Rata Share:               4.16666667%

	Term Loan Commitment:        $12,500,000.00

	Revolving Credit Commitment: $12,500,000.00

ISSUING BANK:   CANADIAN IMPERIAL BANK OF COMMERCE,
		NEW YORK AGENCY


		By:____________________________
		   Name:  E. Lindsay Gordon
		   Title: Authorized Signatory

		Notice Address:

		   Canadian Imperial Bank of Commerce,
		   New York Agency

		   Two Paces West
		   2727 Paces Ferry Road, Suite 1200
		   Atlanta, GA 30339
		   Attn:  Kim Perrone
		   Telecopier No. (401) 319-4950

SENIOR LENDER:  CIBC, INC.


		By:____________________________
		   Name:  E. Lindsay Gordon
		   Title: Vice President

		Notice Address and
		Domestic Lending Office:

		   CIBC, Inc.

		   Two Paces West
		   2727 Paces Ferry Road, Suite 1200
		   Atlanta, GA 30339
		   Attn:  Mary Fann
		   Telecopier No. (401) 319-4950

		Eurodollar Lending Office or
		Eurodollar Affiliate:

		   CIBC, Inc.

		   Two Paces West
		   2727 Paces Ferry Road, Suite 1200
		   Atlanta, GA 30339
		   Attn:  Mary Fann
		   Telecopier No. (401) 319-4950

		Pro Rata Share:               4.16666667%

		Term Loan Commitment:        $12,500,000.00

		Revolving Credit Commitment: $12,500,000.00

SENIOR LENDER:  CHEMICAL BANK


		By:____________________________
		  Name: Frances L. Bonham
		  Title: Vice President

		Notice Address and
		Domestic Lending Office:

		  Chemical Bank
		  Asia Pacific
		  220 Park Ave, NY, NY  10017
		  Attn:  Fran Bonham
		  Telecopier No. 212-972-5363

		with a copy to:

		  _____________________________
		  _____________________________
		  _____________________________
		Attn: _______________________
		Telecopier No.  _____________

		Eurodollar Lending Office or
		Eurodollar Affiliate:

		   Chemical Bank
		   Asia/Pacific
		   220 Park Ave. NY,NY  10017
		   Attn: Fran Bonham
		   Telecopier No. 212-972-5363

		Pro Rata Share:               4.16666667%

		Term Loan Commitment:        $12,500,000.00

		Revolving Credit Commitment: $12,500,000.00

ISSUING BANK:   CITIBANK, N.A.


		By_____________________________
		  Name:
		  Title:  Vice President

		Notice Address:

		  Citibank, N.A.
		  399 Park Avenue
		  New York, New York  10043
		  Attn:____________________
		  Telecopier No. (212) ________


SENIOR LENDER:  CITICORP USA, INC.


		By_____________________________
		  Name: Barbara A. Cohen
		  Title:  Vice President

		Notice Address
		  and Domestic Lending Office:

		  Citicorp USA, Inc.
		  399 Park Avenue
		  New York, New York  10043
		  Attn:____________________
		  Telecopier No. (212) ________

		Eurodollar Lending Office or
		Eurodollar Affiliate:

		  Citicorp USA, Inc.
		  c/o Citibank, N.A.
		  399 Park Avenue
		  New York, New York  10043
		  Attn:____________________
		  Telecopier No. (212) ________


		Pro Rata Share:               19.58333333%

		Term Loan Commitment:        $58,750,000.00

		Revolving Credit Commitment: $58,750,000.00

SENIOR LENDER
AND ISSUING BANK:       THE FUJI BANK, LIMITED, HOUSTON AGENCY


		By:____________________________
		   Name:  David L. Kelly
		   Title: Vice President and Senior Manager

		Notice Address and
		Domestic Lending Office:

		   The Fuji Bank, Limited, Houston Agency
		   1 Houston Center, Suite 4100
		   1221 McKinney Street
		   Houston, Texas 77010
		   Attn:  Philip C. Lauinger III
		       (Credit Matters)
		       Jenny Lin
		       (Administrative Matters)
		   Telecopier No. (713) 759-0048


		Eurodollar Lending Office or
		Eurodollar Affiliate:

		   The Fuji Bank, Limited, Houston Agency
		   1 Houston Center, Suite 4100
		   1221 McKinney Street
		   Houston, Texas 77010
		   Attn:  Philip C. Lauinger III
		   Telecopier No. (713) 759-0048


		Pro Rata Share:               10.00000000%

		Term Loan Commitment:        $30,000,000.00

		Revolving Credit Commitment: $30,000,000.00

SENIOR LENDER
AND ISSUING BANK:       THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY


			By:____________________________
			   Name:  Kazuo Momiyama
			   Title: Senior Vice President

			Notice Address and
			Domestic Lending Office:

			   The Industrial Bank of Japan
			   Trust Company
			   245 Park Avenue
			   New York, New York  10167
			   Attn:  Noboru Himata
			   Telecopier No. (212) 986-7973

			Eurodollar Lending Office or
			Eurodollar Affiliate:

			   The Industrial Bank of Japan
			   Trust Company
			   245 Park Avenue
			   New York, New York  10167
			   Attn:  Noboru Himata
			   Telecopier No. (212) 986-7973

			Pro Rata Share:               4.16666667%

			Term Loan Commitment:        $12,500,000.00

			Revolving Credit Commitment: $12,500,000.00

SENIOR LENDER:          THE MITSUI TRUST AND BANKING COMPANY,
			LIMITED, NEW YORK BRANCH


			By:____________________________
			Name: Shigeru Tsujimoto
			Title: Vice President & Manager

			Notice Address and
			Domestic Lending Office:


			with a copy to:

			   The Mitsui Trust and Banking Company,
			   Limited, New York Branch
			   One World Financial Center
			   200 Liberty Street
			   New York, New York 10281
			   Attn: Gerard Machado
			   Telecopier No. 212-945-4170

			Eurodollar Lending Office or
			Eurodollar Affiliate:

			   The Mitsui Trust and Banking Company,
			   Limited, New York Branch
			   One World Financial Center
			   200 Liberty Street
			   New York, New York 10281
			   Attn: Richard Miller
			   Telecopier No. 212-945-4170

		Pro Rata Share:               10.00000000%

		Term Loan Commitment:        $30,000,000.00

		Revolving Credit Commitment: $30,000,000.00

SENIOR LENDER:          NATIONSBANK OF TEXAS, N.A.


			By:____________________________
			   Name:  Joseph G. Taylor
			   Title:  Senior Vice President

			Notice Address and
			Domestic Lending Office:

			   NationsBank of Texas, N.A.
			   901 Main Street, 67th Floor
			   Dallas, Texas 75202
			   Attn:  Joseph G. Taylor
			   Telecopier No. (214) 508-0980

			with a copy to:

			   NationsBank of Texas, N.A.
			   901 Main Street, 67th Floor
			   Dallas, Texas 75202
			   Attn:  Dan Killian
			   Telecopier No. (214) 508-0980

			Eurodollar Lending Office or
			Eurodollar Affiliate:

			   NationsBank of Texas, N.A.
			   901 Main Street, 14th Floor
			   Dallas, Texas 75202
			   Attn:  Karen Puente
			   Telecopier No. (214) 508-0944


			Pro Rata Share:               4.16666667%

			Term Loan Commitment:        $12,500,000.00

			Revolving Credit Commitment: $12,500,000.00

				   Tab 1